SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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Big Lots, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

April 15, 2008

Dear Shareholder:

We cordially invite you to attend the 2008 Annual Meeting of Shareholders of Big Lots, Inc. The Annual Meeting will be held at our corporate offices located at 300 Phillipi Road, Columbus, Ohio, on May 29, 2008, beginning at 9:00 a.m. EDT.

The following pages contain the Notice of Annual Meeting of Shareholders and the Proxy Statement. You should review this material for information concerning the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are urged to vote as soon as possible. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously voted.

We have elected to take advantage of new Securities and Exchange Commission rules that allow us to furnish proxy materials to shareholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials to shareholders of record at the close of business on March 31, 2008. At the same time, we provided those shareholders with Internet access to our proxy materials and filed our proxy materials with the Securities and Exchange Commission. We believe the new rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Thank you for your ongoing support of, and continued interest in, Big Lots, Inc.

STEVEN S. FISHMAN Chairman, Chief Executive Officer and President

Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 29, 2008

Notice is hereby given that the 2008 Annual Meeting of Shareholders of Big Lots, Inc. will be held at our corporate offices located at 300 Phillipi Road, Columbus, Ohio, on May 29, 2008, beginning at 9:00 a.m. EDT, for the following purposes:

1.	To elect nine directors of Big Lots, Inc.;

2.	To consider and vote upon a proposal to approve amendments to the Big Lots 2005 Long-Term Incentive Plan;

3.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2008; and

4.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on the record date, March 31, 2008, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

By Order of the Board of Directors,

CHARLES W. HAUBIEL II Senior Vice President, Legal and Real Estate, General Counsel and Corporate Secretary

April 15, 2008
Columbus, Ohio

____________________

Your vote is important. Shareholders are urged to vote online. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously voted.

BIG LOTS, INC.

PROXY STATEMENT

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
Purpose of the Annual Meeting	1
Shareholder Voting Rights	1
Registered Shareholders and Beneficial Shareholders	1
Internet Availability of Proxy Materials	1
Attendance at the Annual Meeting	2
How to Vote	2
Householding	2
Tabulation of Votes	3
Board’s Recommendations	3
Vote Required to Approve a Proposal	3
Proposal One	3
Other Matters	3
Quorum	4
PROPOSAL ONE: ELECTION OF DIRECTORS	4
GOVERNANCE	5
Current Members of the Board	5
Board Meetings in Fiscal 2007	5
Role of the Board’s Committees	5
Audit Committee	5
Compensation Committee	6
Nominating/Corporate Governance Committee	6
Presiding Member of the Board	6
Determination of Director Independence	6
Selection of Nominees by the Board	7
Compensation Committee Interlocks and Insider Participation	7
Other Directorships	8
Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals	8
Related Person Transactions	8
Communications with the Board	9

i

DIRECTOR COMPENSATION	9
Retainers and Fees	9
Stock Options	9
Director Compensation Table	10
STOCK OWNERSHIP	11
Ownership of Our Common Shares by Certain Beneficial Owners and Management	11
Section 16(a) Beneficial Ownership Reporting Compliance	14
EXECUTIVE COMPENSATION	14
Compensation Committee Report	14
Compensation Discussion and Analysis	14
Overview of Our Executive Compensation Program	14
Philosophy and Objectives	14
Elements of In-Service Executive Compensation	16
Employment Agreements	18
Post-Termination and Change in Control Arrangements	19
Retirement Plans	19
Review of Effectiveness	19
Our Executive Compensation Program for Fiscal 2007	20
Salary for Fiscal 2007	21
Bonus for Fiscal 2007	21
Equity for Fiscal 2007	22
Individual Performance Evaluation	23
Impact of Performance on Compensation	23
Role of Management	23
Independent Compensation Consultant	24
Comparative Compensation Data	24
Tally Sheets and Wealth Accumulation	25
Internal Pay Equity	25
Equity Grant Timing	26
Tax and Accounting Considerations	26
Our Executive Compensation Program for Fiscal 2008	26
Review of Our Executive Compensation Program	26
Committee and Board Activity in Fiscal 2008	27
New Minimum Share Ownership Requirements	27

Summary Compensation Table	28
Bonus and Equity Plans	30
Big Lots 2006 Bonus Plan	30
Big Lots 2005 Long-Term Incentive Plan	31
Grants of Plan-Based Awards	32
Outstanding Equity Awards at Fiscal Year-End	33
Option Exercises and Stock Vested	34
Pension Benefits	34
Pension Plan and Supplemental Pension Plan	34
Pension Benefits Table	35
Nonqualified Deferred Compensation	36
Supplemental Savings Plan	36
Nonqualified Deferred Compensation Table	36
Potential Payments Upon Termination or Change in Control	37
Rights Under Post-Termination and Change in Control Arrangements	37
Change in Control Described	38
Estimated Payments if Triggering Event Occurred at Fiscal Year End	39
Steven S. Fishman	40
Joe R. Cooper	40
Brad A. Waite	41
John C. Martin	41
Lisa M. Bachmann	42
PROPOSAL TWO: APPROVAL OF AMENDMENTS TO THE BIG LOTS 2005
LONG-TERM INCENTIVE PLAN	42
Background	42
Proposed Amendments	42
Administration	44
Term, Termination and Amendment	44
Share Limitations	44
Eligibility and Participation	45
Awards	45
Stock Options	45
Stock Appreciation Rights	45
Restricted Stock	46
Restricted Stock Units	46

Performance Units	46
Performance-Based Awards	47
Effect of Change in Control	47
Limited Transferability	47
Equitable Adjustments	47
Plan Benefits	47
Tax Treatment of Awards	48
Incentive Stock Options	48
Non-Qualified Stock Options	48
Stock Appreciation Rights	49
Other Awards	49
Section 162(m)	49
Sections 280G and 4999	49
Section 83(b)	50
Section 409A	50
Market Value	50
Equity Compensation Plan Information	51
AUDIT COMMITTEE DISCLOSURE	52
General Information	52
Independent Registered Public Accounting Firm	52
Audit and Non-Audit Services Pre-Approval Policy	53
Fees Paid to Independent Registered Public Accounting Firm	53
Audit Committee Report	54
PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT
OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008	54
SHAREHOLDER PROPOSALS	54
ANNUAL REPORT ON FORM 10-K	55
PROXY SOLICITATION COSTS	55
OTHER MATTERS	55
BIG LOTS 2005 LONG-TERM INCENTIVE PLAN	APPENDIX I

Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

__________________________

PROXY STATEMENT
__________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Big Lots, Inc., an Ohio corporation (“we,” “us,” “our” and “Big Lots”), for use at the 2008 Annual Meeting of Shareholders to be held on May 29, 2008 (“Annual Meeting”), at our corporate offices located at 300 Phillipi Road, Columbus, Ohio at 9:00 a.m. EDT. On or about April 15, 2008, we began mailing to our shareholders of record at the close of business on March 31, 2008, a Notice of Internet Availability containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders for the fiscal year ended February 2, 2008 (“fiscal 2007”).

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting included with this Proxy Statement. Specifically, the shareholders will be asked to (i) elect nine members to our Board, (ii) approve amendments to the Big Lots 2005 Long-Term Incentive Plan (“2005 Incentive Plan”), (iii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009 (“fiscal 2008”), and (iv) transact such other business as may properly come before the Annual Meeting.

Shareholder Voting Rights

Only those shareholders of record at the close of business on March 31, 2008, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. At the record date, we had outstanding 81,372,933 common shares, $0.01 par value per share. Each of the outstanding common shares entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting or any postponement or adjournment thereof. The holders of common shares have no cumulative voting rights in the election of directors. All voting shall be governed by our Code of Regulations and the General Corporation Law of the State of Ohio and, in the case of Proposal Two, the rules of the New York Stock Exchange (“NYSE”).

Registered Shareholders and Beneficial Shareholders

If our common shares are registered in your name directly with our transfer agent, National City Bank, you are considered, with respect to those common shares, a registered shareholder. If our common shares are held for you in a brokerage account or by a bank or other holder of record, you are considered the beneficial shareholder of the common shares held in street name.

Internet Availability of Proxy Materials

In accordance with rules recently adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may now furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders, by providing access to such documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Internet Availability that provides instructions for accessing our proxy materials on the Internet was mailed directly to registered shareholders. The Notice of Internet Availability also provides instructions for registered shareholders to vote their common shares on the Internet. Registered shareholders who prefer to receive a paper or email copy of our proxy materials should follow the instructions provided in the Notice of Internet Availability for requesting such materials.

For beneficial shareholders, a notice directing you to the website at which you will find our proxy materials has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those common shares, the registered shareholder. Your broker, bank or other holder of record also provided instructions on how you may request a paper or email copy of our proxy materials, if you prefer. Beneficial shareholders have the right to direct their broker, bank or other holder of record on how to vote their common shares by following the voting instructions they received from their broker, bank or other holder of record.

To enroll in the electronic delivery service for future shareholder meetings, use your Notice of Internet Availability to register online at www.proxyvote.com by indicating that you agree to receive or access shareholder communications electronically in future years.

Attendance at the Annual Meeting

All of our shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 8:30 a.m. EDT, and the Annual Meeting will begin at 9:00 a.m. EDT. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your common shares as a beneficial shareholder, you will need to check in at the Annual Meeting registration desk and present a copy of a brokerage or bank statement reflecting your stock ownership as of the record date.

How to Vote

After receiving the Notice of Internet Availability, registered shareholders are urged to visit www.proxyvote.com to access our proxy materials. You will have the opportunity to vote your common shares online at www.proxyvote. com until May 28, 2008 at 11:59 p.m. EDT. When voting online, you must follow the instructions posted on the website and you will need the control number included on your Notice of Internet Availability. If, after receiving the Notice of Internet Availability, you request (via toll-free telephone number, e-mail or online) that we send you paper or electronic copies of our proxy materials, you may vote your common shares by completing, dating and signing the proxy card and returning it in the envelope included with our mailing. If you properly complete your proxy online or you complete, date, sign and return your proxy card, your common shares will be voted as you direct. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person.

Beneficial shareholders are able to instruct the broker, bank or other holder of record how to vote their common shares by following the directions provided by their broker, bank or other holder of record. Please contact your broker, bank or other holder of record to determine the means by which beneficial shareholders can direct voting and the applicable deadlines. Additionally, beneficial shareholders who wish to vote at the Annual Meeting will need to obtain a completed form of proxy from the broker, bank or other holder of record who is the registered holder of the common shares.

A proxy may be revoked at any time before it is exercised by filing with our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and giving notice of revocation to the secretary of the meeting, either in writing or in open meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Householding

SEC rules allow multiple shareholders residing at the same address the convenience of receiving a single copy of the annual report to shareholders, proxy statement and Notice of Internet Availability if they consent to do so (“householding”). Householding is permitted only in certain circumstances, including when you have the same last name and address as another shareholder. If the required conditions are met, and SEC regulations allow, your household may receive a single copy of the annual report to shareholders, proxy statement and Notice of Internet

Availability. Upon request, we will promptly deliver a separate copy of the annual report to shareholders, proxy statement and Notice of Internet Availability, as applicable, to a shareholder at a shared address to which a single copy of the document(s) was delivered. Such a request should be made in the same manner as a revocation of consent for householding.

You may revoke your consent for householding at any time by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling 1-800-542-1061, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will receive separate copies of these documents.

Beneficial shareholders can request more information about householding from their brokers, banks or other holders of record.

Tabulation of Votes

Tabulation of the votes cast at the Annual Meeting will be performed by Broadridge, as inspected by our duly appointed inspectors of election.

Board’s Recommendations

Subject to revocation, all proxies that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), the persons named as proxy holders will vote the common shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote (i) FOR the election of the nominated slate of directors (see Proposal One), (ii) FOR the approval of amendments to the 2005 Incentive Plan (see Proposal Two), and (iii) FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2008 (see Proposal Three). If any other matter properly comes before the Annual Meeting, or if a director nominee named in this Proxy Statement is unable to serve or for good cause will not serve, the proxy holders will vote on such matter or for a substitute nominee as recommended by the Board.

Vote Required to Approve a Proposal

Proposal One

For purposes of Proposal One, the nine director nominees receiving the greatest number of votes cast shall be elected as directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more nominees for director will not be voted with respect to the nominee or nominees for director indicated, although it will be counted for purposes of determining whether there is a quorum. If you are a beneficial shareholder, your broker, bank or other holder of record who is the registered holder of your common shares is permitted to vote your common shares for the election of directors even if the broker, bank or other holder of record does not receive voting instructions from you.

Other Matters

For purposes of Proposal Two, Proposal Three and any other matters that may properly come before the Annual Meeting, the affirmative vote of the holders of a majority of the common shares represented in person or by proxy and entitled to vote on each such matter will be required for approval. Under NYSE rules, approval of Proposal Two also requires that a majority of shareholders entitled to vote actually cast a vote, whether in favor, against or in abstention. A properly executed proxy marked “abstain” with respect to Proposal Two, Proposal Three or any other matter that may properly come before the Annual Meeting will not be voted with respect to such matter, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If no voting instructions are given (excluding broker non-votes), the persons named as proxy holders on the proxy card will vote the common shares in accordance with the recommendation of the Board.

If you are a beneficial shareholder, your broker, bank or other holder of record may not be permitted to exercise discretionary voting power with respect to some of the matters to be acted upon. Thus, if you do not give your broker, bank or other holder of record specific voting instructions, your common shares may not be voted on those matters and will not be counted in determining the number of common shares necessary for approval. Under

NYSE rules, your broker, bank or other holder of record may not vote your common shares on Proposal Two absent instructions from you. Without your voting instructions on this matter, a broker non-vote will occur. Common shares represented by broker non-votes will, however, be counted in determining whether there is a quorum.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding common shares entitled to be voted at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of common shares considered to be represented at the Annual Meeting for purposes of establishing a quorum.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, the common shares represented by proxies will be voted, unless otherwise specified, for the election of the nine director nominees named below. All nine nominees are currently directors on our Board. Proxies cannot be voted at the Annual Meeting for more than nine persons.

Set forth below is certain information relating to the director nominees. Directors are elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal.

		Principal Occupation	Director
Name	Age	for the Past Five or More Years	Since
Jeffrey P. Berger	58	Executive Vice President, Global Foodservice, and President and Chief Executive Officer, Heinz North America Foodservice (manufacturer and marketer of processed food products).	2006
Sheldon M. Berman	67	Chairman, Chief Executive Officer and President, Xtreem Creative, Inc. (business planning, marketing planning, and advertising services).	1994
Steven S. Fishman	57	Chairman, Chief Executive Officer and President of Big Lots; former President, Chief Executive Officer and Chief Restructuring Officer, Rhodes, Inc. (furniture retailer) – Rhodes, Inc. filed for bankruptcy on November 4, 2004; former Chairman and Chief Executive Officer, Frank’s Nursery & Crafts, Inc. (lawn and garden specialty retailer) – Frank’s Nursery & Crafts, Inc. filed for bankruptcy on September 8, 2004; former President and Founder, SSF Resources, Inc. (investment and consulting).	2005
David T. Kollat	69	President and Founder, 22, Inc. (research and management consulting).	1990
Brenda J. Lauderback	57	Former President – Wholesale Group, Nine West Group, Inc. (retail and wholesale footwear); former President – Footwear Wholesale, U.S. Shoe Corporation (retail and wholesale footwear); former Vice President, General Merchandise Manager, Dayton Hudson Corporation (retail stores).	1997
Philip E. Mallott	50	Independent financial consultant; retail stock analyst, Coker & Palmer (securities brokerage services); former Vice President and Chief Financial Officer, Intimate Brands, Inc. (retail stores).	2003
Russell Solt	60	Former Director of Investor Relations, West Marine, Inc. (specialty retailer and catalog company); former Executive Vice President and Chief Financial Officer, West Marine, Inc.	2003
James R. Tener	58	Former President and Chief Operating Officer, Brook Mays Music Company (retail and wholesale music) – Brook Mays Music Company filed for bankruptcy on July 11, 2006; former Chief Operating Officer, The Sports Authority (sporting goods retailer).	2005
Dennis B. Tishkoff	64	Chairman and Chief Executive Officer, Drew Shoe Corporation (footwear manufacturer, importer, exporter, retailer and wholesaler); President, Tishkoff and Associates, Inc. (retail consultant); former President and Chief Executive Officer, Shoe Corporation of America (footwear retailer).	1991

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.

GOVERNANCE

Current Members of the Board

The members of the Board as of the date of this Proxy Statement, and the committees of the Board on which they serve, are identified below. The Board has standing Audit, Compensation, and Nominating/Corporate Governance Committees. Each committee reports on its activities to the Board.

	Audit	Compensation	Nominating/Corporate
Director	Committee	Committee	Governance Committee
Jeffrey P. Berger	*
Sheldon M. Berman			*
Steven S. Fishman
David T. Kollat			**
Brenda J. Lauderback			*
Philip E. Mallott	**
Russell Solt	*	*
James R. Tener		*
Dennis B. Tishkoff		**
____________________

*	Committee Member

**	Committee Chair

Board Meetings in Fiscal 2007

Five meetings of the Board were held during fiscal 2007. During fiscal 2007, each director attended at least 75% of the aggregate of all meetings of the Board and all meetings held by the committees on which he or she served (in each case, held during the periods that he or she served). It is our policy that each director nominee standing for election be present at the annual meeting of shareholders. Each director listed above attended the most recent annual meeting of shareholders held in May 2007. Under our Corporate Governance Guidelines, each director is expected to dedicate sufficient time and attention to ensure the diligent performance of his or her duties, including attending meetings of the shareholders, the Board, and the committees of which he or she is a member.

Role of the Board’s Committees

Audit Committee

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility with respect to: (i) the integrity of the financial reports and other financial information provided by us to our shareholders and others; (ii) our compliance with legal and regulatory requirements; (iii) the engagement of our independent registered public accounting firm and the evaluation of the firm’s qualifications, independence and performance; (iv) the performance of our system of internal controls; and (v) our audit, accounting and financial reporting processes generally. The Audit Committee was established in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”), and each of its members is independent as required by the Audit Committee’s charter and by the applicable NYSE and SEC rules. The Board has determined that Mr. Mallott, Mr. Berger and Mr. Solt each satisfy the standards for an “audit committee financial expert,” as defined by applicable SEC rules. Each member of the Audit Committee is “financially literate,” as required by NYSE rules.

The functions of the Audit Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. A copy may also be obtained, without charge, upon written request to our Corporate Secretary. The Audit Committee met eight times during fiscal 2007.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board relating to the administration of our compensation programs, including the compensation program for the members of our executive management committee (“EMC”). The EMC is currently comprised of 11 employees – the five executives named in the Summary Compensation Table (“named executive officers”) and all other executive vice presidents and senior vice presidents.

The Compensation Committee is involved in establishing our general compensation philosophy, overseeing the development of our compensation programs, reviewing and recommending to the Board the compensation for the EMC members, administering our equity-based compensation plans, and reporting on the entirety of the executive compensation program to the Board. All members of the Compensation Committee are independent as required by the Committee’s charter and NYSE rules.

The functions of the Compensation Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. A copy may also be obtained, without charge, upon written request to our Corporate Secretary. The Compensation Committee met 12 times during fiscal 2007.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is responsible for recommending individuals to the Board for nomination as members of the Board and its committees and taking a leadership role in shaping our corporate governance policies and practices, including recommending to the Board changes to our Corporate Governance Guidelines and monitoring compliance with such guidelines. All members of the Nominating/Corporate Governance Committee are independent as required by the Committee’s charter and NYSE rules.

The functions of the Nominating/Corporate Governance Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. A copy may also be obtained, without charge, upon written request to our Corporate Secretary. The Nominating/Corporate Governance Committee met four times during fiscal 2007.

The Corporate Governance Guidelines, which comply with NYSE rules, can be found in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. A copy may also be obtained, without charge, upon written request to our Corporate Secretary.

Presiding Member of the Board

The Board has a presiding director whose primary responsibility is to preside over executive sessions of the Board in which management directors and other members of management are not present. The role of presiding director is rotated among the independent, non-management directors (“outside directors”). The presiding director is responsible for establishing an agenda for the session over which he or she presides and, upon the conclusion of an executive session of the Board, meeting with our chief executive officer (“CEO”) to address the matters discussed during the executive session.

Determination of Director Independence

Pursuant to the Corporate Governance Guidelines, the Board undertook its most recent annual review of director independence in March 2008. During this annual review, the Board considered all transactions and relationships between each director, his or her affiliates, and any member of his or her immediate family, on one hand, and Big Lots, its subsidiaries and members of senior management, on the other hand. The purpose of this review was to determine whether any such transactions or relationships were inconsistent with a determination that the director is independent in accordance with NYSE rules.

As a result of this review, the Board affirmatively determined that, with the exception of Mr. Fishman, all of the directors nominated for election at the Annual Meeting are independent of Big Lots, its subsidiaries and its management under the standards set forth by NYSE rules and no director nominee has a material relationship with Big Lots, its subsidiaries or its management aside from his or her service as a director. Mr. Fishman is not an independent director due to his employment with Big Lots.

In determining that each of the directors other than Mr. Fishman is independent, the Board considered that, in the ordinary course of business, transactions may occur between Big Lots or its subsidiaries and companies at which some of our directors are or have been executive officers. In each such case, the amount of any transactions with these companies in each of the last three years did not approach the disqualifying thresholds set forth in the NYSE rules. The Board also considered charitable contributions to not-for-profit organizations of which our directors or immediate family members are executive officers or directors, none of which approached the disqualifying thresholds set forth in the NYSE rules. The Board determined that each of the transactions and relationships it considered was immaterial and did not impair the independence of any of the directors.

Selection of Nominees by the Board

The Nominating/Corporate Governance Committee has oversight over a broad range of issues surrounding the composition and operation of the Board. The Nominating/Corporate Governance Committee is responsible for recommending to the Board the appropriate skills and qualifications required of Board members, based on our needs from time to time. The Nominating/Corporate Governance Committee also evaluates prospective director nominees against the standards and qualifications set forth in the Corporate Governance Guidelines. Although the Nominating/Corporate Governance Committee has not approved any specific minimum qualifications that must be met by a nominee for director recommended by the Committee, the Committee does consider factors such as the prospective nominee’s relevant experience, character, intelligence, independence, commitment, judgment, prominence, diversity, age, and compatibility with our CEO and other members of the Board. The Nominating/Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and the need for committee expertise. The Nominating/Corporate Governance Committee confers with the Board as to the criteria it intends to apply before the search for a new director nominee is commenced.

In identifying potential candidates for Board membership, the Nominating/Corporate Governance Committee considers recommendations from the Board, shareholders and management. A shareholder who wishes to recommend a prospective director nominee to the Board must send written notice to: Chair of the Nominating/Corporate Governance Committee, Big Lots, Inc., 300 Phillipi Road, Columbus, Ohio 43228. The written notice must include the prospective nominee’s name, age, business address, principal occupation, ownership of our common shares, information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such prospective nominee as a director, and any other information that is deemed relevant by the recommending shareholder. Shareholder recommendations that comply with these procedures and that meet the factors outlined above will receive the same consideration that the recommendations of the Board and management receive.

Pursuant to its written charter, the Nominating/Corporate Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. No such firm was retained in connection with the selection of the director nominees proposed for election at the Annual Meeting.

After completing the evaluation of a prospective nominee, the Nominating/Corporate Governance Committee may make a recommendation to the Board that the targeted individual be nominated by the Board, and the Board then decides whether to approve a nominee after considering the recommendation and report of the Nominating/Corporate Governance Committee. Any invitation to join the Board is extended to a prospective nominee through the chair of the Nominating/Corporate Governance Committee and our CEO, after approval by the Board.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, Mr. Kollat, Ms. Lauderback, Mr. Solt, Mr. Tener and Mr. Tishkoff served on our Compensation Committee. No member of our Compensation Committee serves or has served at any time as one of our officers or employees or is a party to any related person transaction, as defined in Item 404 of Regulation S-K. None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Other Directorships

Mr. Kollat is a director of Limited Brands, Inc., Select Comfort Corporation and Wolverine World Wide, Inc. Mr. Kollat serves on the finance committee at Limited Brands, Inc., the corporate governance and nominating committee at Select Comfort Corporation, and the compensation committee and the audit committee at Wolverine World Wide, Inc. Ms. Lauderback is a director of Select Comfort Corporation, Wolverine World Wide, Inc., Denny’s Corporation and Irwin Financial Corporation. Ms. Lauderback is a member of the corporate governance and nominating committee at Select Comfort Corporation, the audit committee at Wolverine World Wide, Inc., the compensation and incentives committee at Denny’s Corporation, and both the audit and compensation committees at Irwin Financial Corporation. Mr. Mallott is a director of Tween Brands, Inc., where he also serves as the chair of the audit committee.

Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals

We have a Code of Business Conduct and Ethics, which is applicable to all of our directors and employees, including our principal executive officer, our principal financial officer, and our principal accounting officer. We also have a separate Code of Ethics for Financial Professionals which is applicable to our CEO and all other senior financial officers, as that term is defined therein. Both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals are available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. A copy may also be obtained, without charge, upon written request to our Corporate Secretary. We intend to post amendments to or waivers from any applicable provision (related to elements listed under Item 406(b) of Regulation S-K) of the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals (in each case, to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions), if any, at this location on our website.

Related Person Transactions

The Board and the Nominating/Corporate Governance Committee have the responsibility for monitoring compliance with our corporate governance policies, practices and guidelines applicable to our directors, nominees for director, officers and employees. The Board and the Nominating/Corporate Governance Committee have also enlisted the assistance of our General Counsel and human resources management to fulfill this duty.

The Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Financial Professionals, and various human resources policies prohibit, without the consent of the Board or the Nominating/Corporate Governance Committee, directors, officers and employees from engaging in transactions that conflict with our interests or that otherwise usurp corporate opportunities.

In addition, on an annual basis, each director, nominee for director and executive officer is obligated to complete a questionnaire which requires disclosure of any transaction in which Big Lots was or is to be a participant in which the director, nominee or executive officer, or any member of his or her immediate family, had or will have a direct or indirect material interest. These questionnaires are reviewed by the Nominating/Corporate Governance Committee and our General Counsel to identify any potential conflicts of interest or other transactions that the Board should review in light of the SEC rules regarding the disclosure of related person transactions, as well as the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, the Code of Ethics for Financial Professionals, and various human resources policies. Based on our most recent review in the first quarter of fiscal 2008, we believe that no such disclosure is required under SEC rules.

As necessary, the Board also reviews proposed transactions in which we and any other related person (e.g., a holder of more than five percent of our common shares) are participants. In fiscal 2007, the Board reviewed and approved a structured share repurchase transaction and other share repurchase transactions with Goldman Sachs & Co., an affiliate of Goldman Sachs Asset Management, L.P., who was, at the time of our entry into such transactions, believed by us to be the beneficial owner of more than five percent of our common shares. In connection with these transactions, which were part of two publicly-announced common share repurchase programs totaling $750 million, we paid $100 million to Goldman Sachs & Co. in exchange for our common shares under the structured share repurchase transaction and three cents per share as a broker’s trading commission in connection with $575 million of other share repurchase transactions.

Communications with the Board

Shareholders and other parties interested in communicating directly with the Board, with specified individual directors or with the outside directors as a group, may do so by choosing one of the following options:

Call the Board at:	(866) 834-7325
Write to the Board at:	Big Lots Board of Directors, 300 Phillipi Road, Columbus, Ohio 43228-5311
E-mail the Board at:	www.ci-wackenhut.com/getreal.htm

Under a process approved by the Nominating/Corporate Governance Committee for handling correspondence received by us and addressed to outside directors, our General Counsel reviews all such correspondence and forwards to the Board or appropriate members of the Board a summary and/or copies of any such correspondence that deals with the functions of the Board, members or committees thereof or otherwise requires their attention. Directors may at any time review a log of all correspondence received by us and directed to members of the Board and may request copies of any such correspondence. Concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Concerns relating to the Board or members of senior management will be referred to the members of the Nominating/Corporate Governance Committee. Parties submitting communications to the Board may choose to do so anonymously or confidentially. Except when communications are sent anonymously or confidentially, parties sending written communications to the Board will receive a written acknowledgement upon our receipt of the communication.

DIRECTOR COMPENSATION

Retainers and Fees

Under the Big Lots, Inc. Non-Employee Director Compensation Package established by the Board, each outside director is compensated for Board and committee participation. The retainers and fees for outside directors in fiscal 2007 consisted of: (i) an annual retainer of $45,000; (ii) an additional annual retainer of $10,000 for the chair of the Audit Committee; (iii) an additional annual retainer of $5,000 for the chairs of the Compensation Committee and the Nominating/Corporate Governance Committee; (iv) $1,500 for each Board meeting attended in person; (v) $1,000 for each committee meeting attended in person; (vi) $500 for each Board or committee meeting attended telephonically; and (vii) the ability to nominate a charity to receive a donation of up to $10,000 from us. During fiscal 2007, Messrs. Berger, Berman, Kollat, Mallott, Solt, Tener and Tishkoff, and Ms. Lauderback qualified as outside directors and, thus, received compensation for their Board service. Due to his employment with us, Mr. Fishman did not qualify as an outside director and did not receive compensation for his service as a director. The compensation received by Mr. Fishman as an employee is shown in the Summary Compensation Table included in this Proxy Statement.

Stock Options

In addition to the retainers and fees, outside directors receive an annual stock option grant under the Big Lots, Inc. Amended and Restated Director Stock Option Plan (“Director Stock Option Plan”). The number of common shares available under the Director Stock Option Plan initially consisted of the original allocation of 500,000 common shares (781,250 common shares as adjusted to account for the five-for-four stock splits which occurred in December 1996 and June 1997). The Director Stock Option Plan is administered by the Compensation Committee. Neither the Board nor the Compensation Committee exercises any discretion in administering the Director Stock Option Plan, and the administration performed by the Compensation Committee is ministerial in nature. A formula set forth in the Director Stock Option Plan provides for an automatic annual grant of stock options to each outside director. The formula which governs the grant of stock options to eligible participants may be amended by the Board, but not more frequently than once in any six-month period. Under the current formula, each outside director is granted annually an option to acquire 10,000 of our common shares at an exercise price equal to the closing price of our common shares on the NYSE on the grant date.

During fiscal 2007, each of the outside directors received an option to acquire 10,000 of our common shares pursuant to the Director Stock Option Plan. These stock options automatically terminate 10 years and one month following the grant date and become exercisable over three years beginning upon the first anniversary of the grant date – 20% of the common shares on the first anniversary, 60% on the second anniversary, and 100% on the third anniversary.

If Proposal Two is approved by our shareholders, the common shares remaining available for issuance under the Director Stock Option Plan will not be used and future equity awards to outside directors will be made under the 2005 Incentive Plan.

Director Compensation Table

The following table summarizes the compensation earned by each outside director for his or her Board service in fiscal 2007.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred	All
	or	Stock	Option	Incentive Plan	Compensation	Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(1)(2)	($)	($)	($)(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Mr. Berger	55,000	—	38,215	—	—	10,000	103,215
Mr. Berman	55,500	—	54,399	—	—	—	109,899
Mr. Kollat	62,000	—	54,399	—	—	—	116,399
Ms. Lauderback	55,000	—	54,399	—	—	10,000	119,399
Mr. Mallott	67,500	—	54,399	—	—	10,000	131,899
Mr. Solt	67,000	—	54,399	—	—	10,000	131,399
Mr. Tener	61,500	—	54,399	—	—	—	115,899
Mr. Tishkoff	65,500	—	54,399	—	—	10,000	129,899
____________________

(1)	Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with Financial Accounting Standards Board Statement No. 123(R) (“FAS 123R”), disregarding any estimate of forfeitures related to service-based vesting conditions, and thus may include amounts from awards granted in and prior to fiscal 2007. The full grant date fair value of the fiscal 2007 stock option award made to each nominee for director, computed in accordance with FAS 123R, was $120,800. See Note 7 (Share-Based Plans) to the consolidated financial statements and the Critical Accounting Policies and Estimates – Share-Based Compensation section of Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) in our Annual Report on Form 10-K for fiscal 2007 (“Form 10-K”) regarding the assumptions underlying the valuation of equity awards.

(2)	As of February 2, 2008, each director held stock options to purchase the following number of common shares: Mr. Berger: 20,000; Mr. Berman: 27,000; Mr. Kollat: 80,000; Ms. Lauderback: 65,000; Mr. Mallott: 49,500; Mr. Solt: 36,000; Mr. Tener: 30,000; and Mr. Tishkoff: 65,000.

(3)	Amounts in this column reflect payments made by us during fiscal 2007 to charitable organizations nominated by the specified directors pursuant to the Big Lots, Inc. Non-Employee Director Compensation Package.

STOCK OWNERSHIP

Ownership of Our Common Shares by Certain Beneficial Owners and Management

The following table sets forth certain information with regard to the beneficial ownership of our common shares by each holder of more than five percent of our common shares, each director, each of the executive officers named in the Summary Compensation Table, and all our executive officers and directors as a group. The assessment of holders of more than five percent of our common shares is based on a review of and reliance upon their respective filings with the SEC. Except as otherwise indicated, all information is as of the record date, March 31, 2008.

	Amount and
	Nature of Beneficial	Percent of
Name of Beneficial	Ownership	Outstanding
Owner or Identity of Group	(1)(2)	Common Shares
Lisa M. Bachmann	142,709	*
Jeffrey P. Berger	4,000	*
Sheldon M. Berman (3)	19,749	*
Joe R. Cooper	110,500	*
Steven S. Fishman	685,550	*
David T. Kollat	67,065	*
Brenda J. Lauderback	43,300	*
Philip E. Mallott	30,500	*
John C. Martin	145,109	*
Russell Solt	16,000	*
James R. Tener	13,000	*
Dennis B. Tishkoff	45,609	*
Brad A. Waite	107,668	*
Barclays Global Investors, NA. (4)	8,992,260	9.95%
Invesco Ltd. (5)	8,689,748	9.61%
State Street Bank and Trust Company (6)	7,761,694	8.59%
BlackRock, Inc. (7)	7,102,321	7.86%
The Bank of New York Mellon Corporation (8)	6,826,839	7.55%
Westport Asset Management, Inc. (9)	5,701,153	6.31%
Sasco Capital, Inc. (10)	5,461,450	6.00%
Putnam, LLC. (11)	5,154,091	5.70%
The Vanguard Group, Inc. (12)	4,563,019	5.05%
All directors and executive officers as a group (21 persons)	1,969,291	2.42%
____________________

*	Represents less than 1.0% of the outstanding common shares.

(1)	Each person named in the table has sole voting power and sole dispositive power with respect to all common shares shown as beneficially owned by such person, except as otherwise stated in the footnotes to this table. The amounts set forth in the table include common shares that may be acquired within 60 days of the record date under stock options exercisable within that period. The number of common shares that may be acquired within 60 days of the record date under stock options exercisable within that period are as follows: Ms. Bachmann: 105,625; Mr. Berger: 2,000; Mr. Berman: 5,000; Mr. Cooper: 61,625; Mr. Fishman: 237,500; Mr. Kollat: 58,000; Ms. Lauderback: 43,000; Mr. Mallott: 27,500; Mr. Martin: 78,250; Mr. Solt: 14,000; Mr. Tener: 8,000; Mr. Tishkoff: 43,000; Mr. Waite: 66,000; and all directors and executive officers as a group: 1,143,625.

(2)	The amounts reported in the table include the number of phantom common shares held by Ms. Bachmann, Mr. Cooper and Mr. Martin under the Big Lots Supplemental Savings Plan. If the executive officer has elected to make contributions from his or her compensation into an investment in our common shares, we withhold such contributions and credit to an account for the executive phantom commons shares in an amount that mirrors the number of common shares that the executive would have acquired had he or she used the contributions to make direct acquisitions of our common shares. The number of common shares held by us in connection with the Big Lots Supplemental Savings Plan is as follows: Ms. Bachmann: 583; Mr. Cooper: 2,095; Mr. Fishman: 0; Mr. Martin: 892; and Mr. Waite: 0. The named executive officers do not have voting or dispositive power with respect to the common shares that we hold in connection with the Big Lots Supplemental Savings Plan. See the narrative disclosure accompanying the Nonqualified Deferred Compensation table for a discussion of the Big Lots Supplemental Savings Plan.

(3)	Includes 5,468 common shares owned by Xtreem Creative, Inc., of which Mr. Berman serves as Chairman, Chief Executive Officer and President.

(4)	In its joint statement on Schedule 13G filed on February 5, 2008, Barclays Global Investors, NA., 45 Fremont Street, San Francisco, CA 94105, stated that it and the other reporting persons named therein collectively beneficially owned the number of common shares reported in the table as of December 31, 2007, had sole voting power over 7,703,701 of the shares, had sole dispositive power over all of the shares, and had no shared voting power or shared dispositive power over the shares. Of the aggregate amounts reported, the following beneficial ownership was reported by the reporting persons named in the Schedule 13G: (i) Barclays Global Investors, NA. stated that it beneficially owned 6,891,960 of the shares, had sole voting power over 5,790,475 of the shares, and had sole dispositive power over 6,891,960 of the shares; (ii) Barclays Global Fund Advisors, 45 Fremont Street, San Francisco, CA 94105, stated that it had sole voting power and sole dispositive power over 838,565 of the shares; (iii) Barclays Global Investors, Ltd, Murray House, 1 Royal Mint Court, London EC3N 4HH, England, stated that it beneficially owned 942,335 of the shares, had sole voting power over 755,261 of the shares, and had sole dispositive power over 942,335 of the shares; (iv) Barclays Global Investors Japan Limited, Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan, stated that it had sole voting and sole dispositive power over 197,488 of the shares; and (v) Barclays Global Investors Canada Limited, Brookfield Place, 161 Bay Street, Suite 2500, PO Box 614, Toronto, Ontario M5J 2S1 Canada, stated that that it had sole voting and sole dispositive power over 121,912 of the shares.

(5)	In its joint statement on Schedule 13G/A filed on February 13, 2008, Invesco Ltd., 1360 Peachtree Street NE, Atlanta, GA 30309, stated that it and the other reporting persons named therein collectively beneficially owned the number of common shares reported in the table as of December 31, 2007, had sole voting power and sole dispositive power over all of the shares, and had no shared voting power or shared dispositive power over the shares. Of the aggregate amounts reported, the following beneficial ownership was reported by the reporting persons named in the Schedule 13G/A: (i) AIM Advisors, Inc. stated that it had sole voting power and sole dispositive power over 59,570 of the shares; (ii) Invesco Asset Management Deutschland GmbH stated that it had sole voting power and sole dispositive power over 426,706 of the shares; (iii) Invesco Asset Management Limited stated that it had sole voting power and sole dispositive power over 1,303,843 of the shares; (iv) Invesco Asset Management (Japan) Limited stated that it had sole voting power and sole dispositive power over 62,129 of the shares; (v) Invesco Asset Management, S.A. stated that it had sole voting power and sole dispositive power over 74,371 of the shares; (vi) Invesco Institutional (N.A.), Inc. stated that it had sole voting power and sole dispositive power over 6,571,982 of the shares; (vii) Invesco Kapitalanlagegesellschaft GmbH stated that it had sole voting power and sole dispositive power over 48,712 of the shares; (viii) Invesco Management S.A. stated that it had sole voting power and sole dispositive power over 131,617 of the shares; (ix) PowerShares Capital Management LLC stated that it had sole voting power and sole dispositive power over 10,769 of the shares; and (x) PowerShares Capital Management Ireland LTD stated that it had sole voting power and sole dispositive power over 49 of the shares.

(6)	In its Schedule 13G filed on February 12, 2008, State Street Bank and Trust Company, Trustee, 225 Franklin Street, Boston, MA 02110, stated that it beneficially owned the number of common shares reported in the table as of December 31, 2007, had sole voting power and shared dispositive power over all of the shares, and had no shared voting power or sole dispositive power over the shares.

(7)	In its Schedule 13G/A filed on February 8, 2008, BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, stated that it and its subsidiaries named therein collectively beneficially owned the number of common shares reported in the table as of December 31, 2007, had no sole voting power or sole dispositive power over the shares, and had shared voting power and shared dispositive power over all of the shares. This reporting person reported the aggregate beneficial ownership by it and its subsidiaries, but did not report the individual beneficial ownership of each of the following subsidiaries named in its Schedule 13G/A: BlackRock Advisors LLC; BlackRock Financial Management, Inc.; BlackRock Investment Management LLC; BlackRock (Channel Islands) Ltd; and BlackRock Investment Management UK Ltd.

(8)	In its joint statement on Schedule 13G filed on February 14, 2008, The Bank of New York Mellon Corporation, One Wall Street, 31st Floor, New York, NY 10286, stated that it beneficially owned the number of common shares reported in the table as of December 31, 2007, had sole voting power over 3,068,277 of the shares, had shared voting power over 25,842 of the shares, had sole dispositive power over 6,798,586 of the shares, and had shared dispositive power over 24,145 of the shares. This reporting person reported the aggregate beneficial ownership by it and its subsidiaries, but did not report the individual beneficial ownership of each of the following subsidiaries named in its Schedule 13G: The Bank of New York; Mellon Bank, N.A.; Mellon Private Trust Company, N.A.; Mellon Trust of California; Mellon Trust of New England, N.A.; Mellon Trust of Washington; The Dreyfus Corporation; Franklin Portfolio Associates LLC; Lockwood Capital Management, Inc.; MBSC Securities Corporation; Mellon Capital Management Corporation; Standish Mellon Asset Management Company LLC; The BNY Separate Account Services, Inc.; The Boston Company Holding LLC; MAM (DE) Trust; MAM (MA) Holding Trust; MBC Investments Corporation; and Pershing Group LLC.

(9)	In its Schedule 13G/A filed on February 13, 2008, Westport Asset Management, Inc., 253 Riverside Avenue, Westport, CT 06880, stated that it beneficially owned the number of common shares reported in the table as of December 31, 2007, had sole voting power and sole dispositive power over 1,313,056 of the shares, had shared voting power over 4,227,972 of the shares, and had shared dispositive power over 4,388,097 of the shares. According to the Schedule 13G/A, Westport Asset Management, Inc. owns 50% of Westport Advisors LLC, an investment advisor with whom it shares voting and dispositive power over 4,227,972 of the shares.

(10)	In its Schedule 13G/A filed on February 14, 2008, Sasco Capital, Inc., 10 Sasco Hill Road, Fairfield, CT 06824, stated that it beneficially owned the number of common shares reported in the table as of December 31, 2007, had sole voting power over 2,613,550 of the shares, had sole dispositive power over all of the shares, and had no shared voting power or shared dispositive power over the shares.

(11)	In its joint statement on Schedule 13G/A filed on February 1, 2008, Putnam, LLC. d/b/a Putnam Investments, One Post Office Square, Boston, MA 02109, stated that it and the other reporting persons named therein collectively beneficially owned the number of common shares reported in the table as of December 31, 2007, had no sole voting power or sole dispositive power over the shares, had shared voting power over 343,575 of the shares, and had shared dispositive power over all of the shares. Of the aggregate amounts reported, the following beneficial ownership was reported by the reporting persons named in the Schedule 13G/A: (i) Putnam Investment Management, LLC. stated that it beneficially owned 3,819,592 of the shares, had shared voting power over 4,702 of the shares, and had shared dispositive power over 3,819,592 of the shares; and (ii) The Putnam Advisory Company, LLC. stated that it beneficially owned 1,334,499 of the shares, had shared voting power over 338,873 of the shares, and had shared dispositive power over 1,334,499 of the shares. Putnam Investment Management, LLC. and The Putnam Advisory Company, LLC. are subsidiaries, and share the address, of Putnam, LLC.

(12)	In its Schedule 13G/A filed on February 27, 2008, The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, stated that it beneficially owned the number of common shares reported in the table as of December 31, 2007, had sole voting power over 92,625 of the shares, had sole dispositive power over all of the shares, and had no shared voting power or shared dispositive power over the shares. In its Schedule 13G/A, this reporting person indicated that its subsidiary, Vanguard Fiduciary Trust Company, was the beneficial owner and directs the voting of 36,660 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common shares, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common shares. Executive officers, directors and greater than 10% shareholders are required by the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the Section 16(a) reports filed on behalf of these persons with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers and greater than 10% shareholders complied during fiscal 2007 with the reporting requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and our Form 10-K.

Members of the Compensation Committee

Dennis B. Tishkoff, Chair
Russell Solt
James R. Tener

Compensation Discussion and Analysis

Overview of Our Executive Compensation Program

Philosophy and Objectives

We believe it is important to provide competitive compensation in order to attract and retain talented executives to lead our business. We also believe an executive compensation program should encourage high levels of corporate and individual performance by motivating executives to continually improve our business in order to promote sustained profitability and enhanced shareholder value. This philosophy drives our executive compensation program.

Consistent with our philosophy, each of the named executive officer’s total compensation varies based on his or her leadership, performance, experience, responsibilities and the achievement of financial and business goals. To achieve responsiveness between executive compensation and shareholder interests, the value of bonus opportunities and equity awards depends upon our financial performance and the price of our common shares. As a named executive officer’s level of responsibility increases, he or she has a more significant amount of compensation at risk through bonus and equity compensation.

The Board and the Compensation Committee of the Board (which we refer to as the “Committee” throughout this CD&A) periodically consider the merits of our philosophy and factors that may influence a change in our philosophy. The Committee has also identified the following key objectives for our executive compensation program:

  Attract and retain executives by paying them competitive amounts and offering elements of compensation that are consistent with most companies in our peer group.

  We have been able to attract and retain quality executives in recent years by providing candidates and existing executives with competitive compensation packages. We believe a key factor in attracting and retaining qualified executives is to provide total compensation that meets or exceeds the total compensation paid by companies with whom we compete for talent and are similar (“peer group”). In addition, we believe most executives who consider changing employers expect the same types of compensation elements as are provided by our peer group and/or his or her current employer. While we do not generally structure our executive compensation program to be competitive with employers outside of our peer group (though we may do so in order to attract a particular candidate that we believe is well-suited for our business), we do believe it is necessary to offer candidates elements of compensation consistent with other companies within our peer group. We believe the amounts and elements of compensation that we offer are comparable with most companies in our peer group. If we fail to offer competitive amounts and elements of compensation to candidates and our executives, we believe our ability to attract and retain a high level of executive talent would be impaired.

  Each of the elements of compensation serves a different role in attracting and retaining executives. Salary serves as a short-term retention tool. Bonus under the Big Lots 2006 Bonus Plan (“2006 Bonus Plan”) is based on annual corporate financial performance, and is designed primarily to retain executives on a year-to-year basis. Stock options issued under the 2005 Incentive Plan vest over four years in prorated annual increments, and provide executives with an incentive to remain with us through the seven year term of the stock option. Restricted stock, which generally vests only if we meet a threshold corporate financial goal (“first trigger”) and then either we meet a higher corporate financial goal (“second trigger”) or five years lapse, encourages retention for up to five years, with the period being reduced if we are performing at a high level. While we believe the personal benefits and perquisites offered to executives are immaterial in amount, we believe that the executives’ perceived value of these benefits, and the convenience of having these benefits when faced with the demands of their positions, makes them a meaningful component of our compensation program.

  Motivate executives to contribute to our success and reward them for their performance.

  We use the bonus and equity components of our executive compensation program as the primary tools to motivate our executives to continually improve our business in order to promote sustainable profitability and enhanced shareholder value. While we work to achieve the corporate financial goals set by our Board each year, we also want to provide meaningful incentives to exceed those goals. We believe creating a culture where our executives are constantly striving to exceed expectations will benefit the strength of our business and, ultimately, our shareholders.

  For an executive to earn a bonus under the 2006 Bonus Plan, we must achieve a minimum amount of corporate performance established by the Committee at a time when that amount of performance is substantially uncertain. Though bonuses will be paid for years in which we meet minimum or targeted corporate performance amounts, our executives also have an opportunity to earn up to double the amount of their target bonus compensation if we exceed targeted corporate performance amount. Conversely, if we do not meet the minimum corporate performance amount, executives do not receive a bonus under the 2006 Bonus Plan. We believe this structure is essential to inspire executives to not only meet the goals we set, but to surpass those goals.

  Restricted stock granted to executives under the 2005 Incentive Plan is a full value award. Accordingly, we believe it is appropriate to require that at least a threshold corporate financial goal (i.e., the first trigger) be met before restricted stock issued under the 2005 Incentive Plan may vest. We believe this has the effect of encouraging positive performance, while protecting our other shareholders from being diluted in the absence of our performance. As discussed above, restricted stock awarded to our executives vests on an accelerated basis if we achieve the second trigger. The second trigger is established when the award is made, and is typically based on a projected multi-year operating plan. Consequently, while the restricted stock awarded to our executives may vest after several years if we repeatedly perform in line with our goals, our executives have an incentive to meet or exceed those goals at a faster rate in order to accelerate the vesting of their restricted stock.

  Align executive compensation with shareholder interests.

  We pay bonuses to executives under the 2006 Bonus Plan only if we meet or exceed corporate performance objectives. Stock options awarded under the 2005 Incentive Plan are valuable only if the market price of our common shares increases over the exercise price during the period in which the stock options may be exercised. Restricted stock awarded under the 2005 Incentive Plan vests only if we achieve a threshold corporate performance goal (i.e., the first trigger), and the value is determined by the market price of our common shares. The realization and value of each of these elements of compensation is dependent upon our performance, appreciation in shareholder value, or both.

  As evidenced by the fact that 78.2% and 67.2% of the total compensation earned by the named executive officers in fiscal 2007 and fiscal 2006, respectively, was derived from bonuses, stock options and restricted stock, we believe the compensation program for our executives is closely aligned with the interests of our shareholders. Additionally, as an executive’s level of responsibility increases, so too does the percentage of his or her total compensation that is at risk through these forms of incentive compensation. Relative to the executive’s total compensation in fiscal 2007, Mr. Fishman’s percentage at risk was 86.6%, while the average of the other named executives officers was 67.1%. In fiscal 2006, Mr. Fishman’s percentage at risk was 75.6%, while the average of the other named executives officers was 59.3%. See the Summary Compensation Table following this CD&A for the amounts earned by the named executive officers in fiscal 2007 and fiscal 2006.

  Manage executive compensation costs.

  As we discuss in greater detail in the “Comparative Compensation Data” section of this CD&A, we compare the compensation paid to our executives with the compensation paid to similarly-situated executives at companies within our peer group. While this comparison is not a determinative factor for setting compensation for our executives, we believe our review of the peer group data supports our belief that we do not overpay our executives and we are effective at managing our executive compensation costs.

  Focus on corporate governance.

  Although the compensation committee at some companies makes all compensation decisions with respect to their executives, we believe it is consistent with best practices in corporate governance to reach a consensus among all outside directors when setting executive compensation each year. While the Committee takes the lead in formulating executive compensation, we believe seeking the approval of our five additional outside directors before finalizing annual executive compensation provides an additional check on the appropriateness of the amounts awarded.

Elements of In-Service Executive Compensation

The primary compensation components for the named executive officers during their respective terms of employment consist of salary, bonus opportunities under the 2006 Bonus Plan, and equity awards made under the 2005 Incentive Plan. In addition, the named executive officers are entitled to certain personal benefits and perquisites. We believe each of these elements and the mix of elements is necessary to provide a competitive executive compensation program, and is consistent with our compensation philosophy and furthers our compensation objectives.

The Committee reviews each element at least annually. Individual and corporate performance directly impacts the elements and amount of compensation paid to our named executive officers. For instance, a named executive officer’s failure to meet individual goals may lead to a reduction in his or her compensation, a failure to receive equity awards, or the termination of his or her employment. Conversely, excellent corporate performance may lead to greater bonus payouts and, possibly, to the achievement of financial goals that accelerate restricted stock vesting. The Committee and the other outside directors also have discretion, subject to the limitations contained in our bonus and equity plans and the executives’ employment agreements, in setting named executive officers’ salary, bonus opportunities and equity awards.

  Salary

  Salary is cash compensation and is established annually for each named executive officer. A minimum salary for each named executive officer is set forth in his or her respective employment agreement, as described below.

  Bonus

  Each named executive officer has the opportunity to earn an annual cash bonus under the 2006 Bonus Plan. Bonus payouts correspond to a percentage of each named executive officer’s salary (“payout percentage”) and are based on whether we achieve certain corporate performance amounts under one or more financial measures. The corporate performance amounts and financial measures are set annually at the discretion of the Committee and the other outside directors in connection with the Board’s approval of our annual corporate operating plan, subject to the terms of the 2006 Bonus Plan and the named executive officers’ employment agreements.

  The lowest level at which we will pay a bonus under the 2006 Bonus Plan is referred to as the “floor.” The level at which we target our performance and the payout under the 2006 Bonus Plan is referred to as the “target.” The maximum level at which we will pay a bonus under the 2006 Bonus Plan is referred to as the “stretch.” If our performance in a fiscal year exceeds the minimum corporate performance amount that earns a floor bonus, there is a corresponding increase in the amount of the bonus (up to a maximum at the stretch bonus level). However, a bonus is not paid under the 2006 Bonus Plan if we do not achieve at least the minimum corporate performance amount. Bonuses paid to the named executive officers under the 2006 Bonus Plan are considered “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. See the “Bonus and Equity Plans” disclosure that follows the Summary Compensation Table for more information concerning the 2006 Bonus Plan.

  Equity

  All equity awards granted to the named executive officers since January 1, 2006 have been issued under the 2005 Incentive Plan. Although the 2005 Incentive Plan allows various types of equity awards to be issued, we have granted only stock options and restricted stock under the 2005 Incentive Plan. The stock options vest based on the passage of time. The restricted stock vests based on the achievement of the first trigger and then the achievement of the second trigger, the passage of time, or the executive’s death or disability. See the “Bonus and Equity Plans” disclosure that follows the Summary Compensation Table for more information concerning the 2005 Incentive Plan and the terms under which we have made equity awards.

  Personal Benefits/Perquisites

  While it is possible that other personal benefits and perquisites may be offered to named executive officers during the course of the year, the following are the personal benefits and perquisites that are generally provided only to employees at or above the vice president level: (i) coverage under the Big Lots Executive Benefit Plan (“Executive Benefit Plan”); (ii) enhanced long-term disability insurance coverage; and (iii) use of an automobile or payment of an automobile allowance. We believe that these personal benefits and perquisites, though immaterial to us in amount, are an important element of total compensation provided to our executives because of the value our executives place on these benefits and the convenience of having these benefits when faced with the demands of their positions. The Committee evaluates and determines the personal benefits and perquisites received by named executive officers during its annual review of the named executive officers’ total compensation.

  We offer most full-time employees medical and dental benefits under the Big Lots Associate Benefit Plan (“Benefit Plan”). We also offer the named executive officers the opportunity to participate in the Executive Benefit Plan, which reimburses executives for health-related costs incurred but not covered under the Benefit Plan, up to an annual maximum reimbursement of $40,000 per family. Amounts received by named executive officers under the Executive Benefit Plan are treated as taxable income, and we reimburse each executive the approximate amount of his or her income tax liability relating to the benefits received under the Executive Benefit Plan.

  We also offer short-term disability coverage to most employees and long-term disability coverage to all salaried employees. For the named executive officers, the benefits provided under the long-term disability plan are greater than for employees below the level of vice president. Under the long-term disability coverage, a named executive officer may receive 67% of his or her monthly salary, up to $25,000 per month, until the executive is no longer disabled or turns age 65, whichever occurs earlier. We also pay the premiums for this long-term disability coverage and the amount necessary to hold the named executive officer harmless from the income taxes resulting from such premium payments.

  All employees at or above the level of vice president have the option of the use of an automobile or accepting a monthly allowance. The value of the automobile and the amount of the allowance varies based on the employee’s level.

Employment Agreements

Each named executive officer is party to an employment agreement with us. The terms of the employment agreements are substantially similar and are described collectively herein except where their terms materially differ.

We entered into the employment agreements because the agreements, in exchange for minimum salary levels and target and stretch bonus payout percentages, potential severance and change in control payments and other consideration, provide us with several protections, including non-competition, confidentiality, non-solicitation and continuing cooperation provisions, as discussed below. Further, we believe it is in our best interests and the best interests of our shareholders to enter into these employment agreements to assure the undivided loyalty and dedication of the named executive officers.

Each employment agreement, including the minimum salary levels and target and stretch bonus payout percentages set forth therein, was negotiated with the executive. In those negotiations, we considered many factors, including:

  our need for the executive;

  the skills and past and anticipated future performance of the executive;

  the degree to which we believe the executive will be able to help improve our business;

  the compensation being paid to similarly-situated executives at peer group companies;

  to the extent applicable, the other elements of compensation being offered to the executive and the amount of compensation being paid to the executive by another employer;

  the relationship between the compensation being offered to the executive and that being paid to the other EMC members; and

  our perception of our bargaining power and the executive’s bargaining power.

Under the terms of their employment agreements, the named executive officers are each entitled to receive at least the following salaries, which amounts are not subject to automatic increases: Mr. Fishman: $960,000; Mr. Cooper: $350,000; Mr. Waite: $405,000; Mr. Martin: $450,000; and Ms. Bachmann: $325,000. The terms of each named executive officer’s employment agreement establishes the smallest payout percentages that may be set annually for his or her target and stretch bonus levels. The payout percentages set by the employment agreements for target bonus and stretch bonus, respectively, are as follows (expressed as a percentage of the executive’s salary): Mr. Fishman: 100% and 200%; Mr. Cooper: 50% and 100%; Mr. Waite: 60% and 120%; Mr. Martin: 60% and 120%; and Ms. Bachmann: 50% and 100%.

Upon entry into the employment agreements, these salaries and payout percentages were commensurate with each named executive officer’s job responsibilities, overall individual performance, experience, qualifications, and salaries and payout percentages provided to similarly-situated executives at peer group companies. Because the various factors considered when evaluating each named executive officer’s salary and bonus opportunity change, the Committee reviews the salaries and payout percentages annually and adjustments are made if warranted. See the “Salary for Fiscal 2007” and “Bonus for Fiscal 2007” sections of this CD&A for a discussion of the salaries and payout percentages for the named executive officers for fiscal 2007.

Each employment agreement requires the named executive officer to devote his or her full business time to our affairs and prohibits the named executive officer from competing with us during his or her employment. Mr. Fishman’s employment agreement includes several restrictive covenants that survive the termination of his employment, including confidentiality (infinite), non-solicitation (two years), non-competition (one year, but reduced to six months following a change in control), continuing cooperation (three years), and non-disparagement (infinite). Mr. Cooper’s employment agreement includes several restrictive covenants and agreements that survive the termination of his employment, including confidentiality (infinite), non-solicitation of employees and vendors (two years), non-competition (one year, but reduced to six months following a change in control), continuing cooperation (infinite), and non-disparagement (infinite). The employment agreements with Mr. Waite, Mr. Martin and Ms. Bachmann include several restrictive covenants and agreements that survive the termination of his or her employment, including non-competition (one year), confidentiality (two years) and non-solicitation (two years).

Unless the executive and we mutually agree to amend or terminate his or her employment agreement, its terms will remain unchanged and it will remain effective as long as we employ the executive. The consequences of termination of the employment agreement depend on the circumstances of termination.

Post-Termination and Change in Control Arrangements

The employment agreements with the named executive officers provide for potential severance and change in control payments and other consideration. The terms of these employment agreements were set through negotiation, during which we considered the various factors discussed in the prior section. Our equity compensation plans also provide for the accelerated vesting of outstanding stock options and restricted stock in connection with a change in control.

The severance provisions of the employment agreements are intended to address competitive concerns by providing the executives with compensation that may alleviate the uncertainty of leaving another employer or foregoing other opportunities. The change in control provisions of the employment agreements dictate that the executive receives certain cash payments and other benefits only if there is a change in control and the executive is terminated in connection with the change in control. This “double trigger” is intended to allow us to rely upon the named executive officers’ continued employment and objective advice, without concern that a named executive officer might be distracted by the personal uncertainties and risks created by an actual or proposed change in control. These potential benefits provide our named executive officers with important protections that we believe are necessary to attract and retain executive talent.

While the Committee considers the potential payments upon termination or change in control annually when it establishes compensation for the applicable year, this information is not a primary consideration in setting salary or bonus level or awarding equity compensation. We believe that the objectives of attracting and retaining qualified executives and providing incentives for executives to continue their employment with us would not be adequately served if potential payments to a named executive officer upon termination or change in control were a determinative factor in awarding current compensation.

See the “Potential Payments Upon Termination or Change in Control” narrative disclosure and tables following this CD&A for a discussion of compensation that may be paid to the named executive officers in connection with a change in control or the termination of their employment with us.

Retirement Plans

We maintain four retirement plans: (i) a tax-qualified, funded noncontributory defined benefit pension plan (“Pension Plan”); (ii) a non-qualified, unfunded supplemental defined benefit pension plan (“Supplemental Pension Plan”); (iii) a tax-qualified defined contribution plan (“Savings Plan”); and (iv) a non-qualified supplemental defined contribution plan (“Supplemental Savings Plan”). We believe that the Savings Plan and Supplemental Savings Plan are generally commensurate with the retirement plans provided by our competitors and others in our compensation peer group, and that providing these plans allows us to better attract and retain quality executive talent. Participation in the Pension Plan and Supplemental Pension Plan, which we do not believe are material elements of our executive compensation program, is limited to certain employees whose hire date precedes April 1, 1994. See the narrative disclosure accompanying the Pension Benefits and Nonqualified Deferred Compensation tables following this CD&A for a discussion of our retirement plans.

Review of Effectiveness

Annually, the Committee reviews whether our executive compensation program remains effective at satisfying our philosophy and objectives. The Committee reviews the total compensation earned by each EMC member. Total compensation is evaluated in light of numerous objective and subjective factors, including our past and projected future performance, the past and projected future performance of areas of the business for which the executive is responsible, comparative compensation data, and the relationship between total compensation and shareholder return. The Committee also reviews the types of equity awards that we have made historically (i.e., stock options and restricted stock), the trends in equity compensation among our peer group, and the impact that any changes in laws and/or accounting standards may have on our equity awards in determining whether to make adjustments in our executive compensation program.

Our Executive Compensation Program for Fiscal 2007

The Committee takes the lead in establishing executive compensation annually, but seeks approval of compensation decisions from the other outside directors. The Committee believes having all outside directors approve executive compensation is consistent with best practices in corporate governance. The Committee also requests performance evaluations and recommendations on compensation from our CEO, because of his direct knowledge of each other executive’s performance and contributions. Additionally, the Committee consults with management and independent compensation consultants to take advantage of their specialized expertise.

The process of evaluating our executives begins at our Board meeting in the second quarter of the fiscal year before compensation adjustments will be made (e.g., in May 2006 for adjustments effective in fiscal 2007) and continues quarterly with updates that our CEO delivers to the outside directors to keep them apprised of the performance of each other EMC member. At our Committee and Board meetings in the first quarter of the fiscal year for which compensation is being set (e.g., in March 2007 for fiscal 2007 compensation), our CEO provides the Committee and the other outside directors with a thorough performance evaluation of each other EMC member and presents his recommendations for their compensation. The Committee also conducts periodic executive sessions to discuss our CEO’s performance, with the most detailed evaluation including all outside directors during our first quarter Board meeting.

At its March 2007 meeting, the Committee:

  discussed the continued appropriateness of our executive compensation program, including the underlying philosophy, objectives and policies;

  discussed our CEO’s performance, contributions and value to our business;

  considered our CEO’s performance evaluations and compensation recommendations for the other EMC members;

  reviewed the comparative compensation data that it received through surveys conducted by its independent compensation consultants;

  analyzed the total compensation earned by each EMC member during the immediately preceding two fiscal years;

  analyzed the potential payments to each EMC member upon termination of employment and change in control events;

  considered the parameters on executive compensation awards established by the terms of the shareholder-approved plans under which bonus and equity compensation may be awarded and existing employment agreements that we have with EMC members;

  prepared its recommendation on the compensation of each EMC member for fiscal 2007;

  determined that a bonus was payable under the 2006 Bonus Plan as a result of corporate performance in fiscal 2006; and

  determined that the first trigger and second trigger for the fiscal 2006 restricted stock awards were each achieved as a result of corporate performance in fiscal 2006.

The Committee then shared its recommendations on EMC members’ compensation, including the underlying data and analysis, with the other outside directors for their consideration and approval. At the March 2007 Board meeting, the outside directors discussed with the Committee the form and amount of, and rationale for, the recommended compensation and finalized the compensation awards for the EMC members.

Except where we discuss the specifics of a named executive officer’s fiscal 2007 compensation, the evaluation and establishment of the named executive officers’ fiscal 2007 compensation was substantially similar. Based on their review of each component of executive compensation separately, and in the aggregate, the Committee and the other outside directors determined that the named executive officers’ total compensation for fiscal 2007 was reasonable and not excessive and consistent with our executive compensation philosophy and objectives.

Salary for Fiscal 2007

The salaries paid to the named executive officers for fiscal 2007 are shown in the “Salary” column of the Summary Compensation Table. Annual increases were made in the discretion of the Committee and the other outside directors. Salary adjustments for the named executive officers were generally based upon the factors discussed in this CD&A, with an emphasis on individual and corporate performance and the competitive market. However, salary adjustments were subjectively determined and were not formally tied to specific performance criteria. The Committee has chosen not to adopt any specific schedule of salary increases, and made adjustments to the named executive officers’ respective salaries without regard to adjustments in the salaries of other executives. At its annual review in March 2007, the Committee and the outside directors approved the following fiscal 2007 salaries for the named executive officers: Mr. Fishman: $1,025,000; Mr. Cooper: $400,000; Mr. Waite: $535,000; Mr. Martin: $500,000; and Ms. Bachmann: $415,000. These increases reflected strong corporate and individual performance in fiscal 2006.

Bonus for Fiscal 2007

The bonuses paid to the named executive officers for fiscal 2007 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. To formulate bonus compensation for the EMC members, the Committee and the other outside directors considered the same information used to set salary and the annual corporate operating plan set by the Board. In March 2007, when the Committee and the other outside directors approved the financial measures and corporate performance amounts applicable to the target and stretch bonus opportunities awarded under the 2006 Bonus Plan, we believed those measures represented strong, but reasonable, levels of performance that would be a challenge to achieve. However, our fiscal 2007 performance exceeded the targeted expectations of the Board, the Committee and management, thus a bonus was earned between the target and stretch levels. The primary aim in setting the goals was to reward 2006 Bonus Plan participants while encouraging strong corporate earnings growth.

The specific financial measures selected by the Committee and the other outside directors for fiscal 2007 bonus determinations were the greatest of: (i) income from continuing operations; (ii) income from continuing operations before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); (iii) income before extraordinary item(s); and (iv) net income. Each such measure is adjusted to remove the effect of all equitable adjustments for the unusual or non-recurring events, transactions or accrual items set forth in the 2006 Bonus Plan, and may be further reduced in the Committee’s discretion. These financial measures were selected because the Committee and the other outside directors believe they provide a good indication of our profitability, ongoing operating results and financial condition. Of these financial measures, net income was the greatest for fiscal 2007.

The outside directors typically establish corporate performance amounts that are slightly below (for the floor bonus), at or near (for the target bonus), and above (for the stretch bonus) our annual corporate operating plan. Because the outside directors consider the specific circumstances that we expect to face in the coming fiscal year (e.g., year-over-year comparable performance, general economic factors, and performance of the retail sector), the relationship between the corporate performance amounts and our annual corporate operating plan may vary significantly from year to year. The corporate performance amounts set for fiscal 2007 bonuses represent an increase of approximately 192% to 305% over the amounts set for fiscal 2006. We believe this large increase is appropriate in light of our high levels of performance in fiscal 2006, during which we exceeded our stretch bonus corporate performance amount, and our objective to promote sustained profitability while providing objectives that motivate our executives.

The following table reflects the payout percentage for each bonus level and the corporate performance amount required to achieve the corresponding bonus level, with the results for fiscal 2007 noted:

Bonus Level	Payout Percentage					Corporate Performance
and	(% of salary)					Amount
2007 Results	Mr. Fishman	Mr. Cooper	Mr. Waite	Mr. Martin	Ms. Bachmann	($)
No Bonus	0.0	0.0	0.0	0.0	0.0	0 – 117,942,999
Floor	50.0	25.0	37.5	30.0	25.0	117,943,000
Target	100.0	50.0	75.0	60.0	50.0	128,814,000
Stretch	200.0	100.0	150.0	120.0	100.0	155,195,000
2007 Results	176.7	88.3	132.5	106.0	88.3	149,038,050

As a consequence of the fiscal 2007 bonus payments, total cash compensation paid to the named executive officers for fiscal 2007 was at or above the median for our peer group. We believe higher than market average total cash compensation is appropriate in light of our fiscal 2007 performance and furthers our objectives to motivate our executives and reward superior performance.

Equity for Fiscal 2007

The equity awarded to the named executive officers in fiscal 2007 is reflected in the Grants of Plan-Based Awards table. To determine the size of the equity awards for EMC members, the Committee first considered corporate performance to establish the total pool of common shares that would be made available for equity awards to all EMC members collectively. Then, individual performance, the responsibilities of the executive and the comparative compensation data were considered to determine the percentage of the total pool to be granted to each EMC member. This process is intended to ensure that executive equity compensation is commensurate with corporate and individual performance and consistent with our policy that incentive compensation should increase as a percentage of total compensation as the executive’s level of responsibility increases.

The fiscal 2007 equity compensation for the named executive officers consisted of non-qualified stock options and restricted stock awards under the 2005 Incentive Plan. The Committee believes that the grant of a significant quantity of stock options and restricted stock to the named executive officers further aligns their interests with the interests of our shareholders and provides us with a significant retention and motivation tool. Consequently, the named executive officers’ equity interests in our organization, through stock options and restricted stock, comprise a substantial portion of their compensation and help to align their personal rewards and motivation with our performance and shareholder value.

The stock options awarded to the named executive officers in fiscal 2007 have an exercise price equal to the fair market value of our common shares on the grant date, vest equally over four years, and expire seven years after the grant date. The allocation of stock options to restricted stock was two-to-one for Mr. Fishman and three-to-one for the other named executive officers. The Committee and other outside directors believe this difference is necessary to provide Mr. Fishman with equity compensation that is competitive with the equity compensation awards made to chief executive officers by peer group companies and to further our practice of increasing the percentage of compensation at risk as an executive’s level of responsibility increases.

The financial measure applied to the restricted stock awards made in fiscal 2007 was the greater of income per common share – diluted from continuing operations and income per common share – diluted from continuing operations before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be). If neither of these amounts appear on the consolidated statements of operations included in our Form 10-K for the applicable fiscal year, then the financial measure to be used is the greater of income per common share – diluted before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be) and income per common share – diluted as it appears in the Form 10-K for the applicable fiscal year. Each financial measure is adjusted to remove the effect of any gain or loss as a result of litigation or lawsuit settlement that is specifically disclosed, reported or otherwise appears in our periodic filings with the SEC or our annual report to shareholders. These financial measures were selected because the Committee and the other outside directors believe they provide a good indication of our profitability, ongoing operating results and financial condition.

The first trigger selected for the fiscal 2007 restricted stock awards is $0.25 under the applicable financial measure. Upon attaining the first trigger, the award is eligible to vest under one of three scenarios – the attainment of the second trigger, the lapsing of five years while remaining continuously employed, or the grantee’s death or disability (in which case 20% of the award vests for each consecutive year of employment completed from the grant date to the date of death or disability). The second trigger selected for the fiscal 2007 restricted stock awards is $1.65 under the applicable financial measure. When the Committee and the other outside directors approved the financial measures and corporate performance amounts applicable to the second trigger in March 2007, we believed those measures represented strong, but reasonable, levels of performance that would be a challenge to achieve. The second trigger for restricted stock awarded in fiscal 2007 was approximately 190% greater than the second trigger for restricted stock awarded in fiscal 2006. We believe this large increase is appropriate in light of our high levels of performance in fiscal 2006, during which we exceeded the second trigger for the restricted stock awarded to executives in February 2006, and our objectives to motivate our executives, reward superior performance and align the interests of our executives and shareholders. While the first trigger was met for the fiscal 2007 restricted stock awards, the second trigger was not.

Individual Performance Evaluation

The CEO, the Committee and the outside directors do not rely solely on predetermined formulas when they evaluate the performance of our executives. The individual performance of the executives is generally measured against the following objective and subjective factors, although the factors considered may vary for each executive and as dictated by business conditions:

  long-term strategic goals;

  short-term business goals;

  profit and revenue goals;

  improving operating margins;

  revenue growth versus the industry;

  earnings-per-share growth;

  continued optimization of organizational effectiveness and productivity;

  leadership and the development of talent; and

  fostering teamwork and other corporate values.

Our CEO, the Committee and the outside directors may each consider different factors and may value the same factors differently. In selecting individual and corporate performance factors for each EMC member and measuring an executive’s performance against those factors, our CEO, the Committee and the other outside directors also consider the performance of our competitors and general economic and market conditions. None of the factors are assigned a specific weight. Instead, our CEO, the Committee and the other outside directors recognize that the relative importance of these factors may change in order to adapt our operations to specific business challenges and to reflect the changing economic and marketplace conditions. So although the Committee and the other outside directors consider our CEO’s recommendations, the Committee and the outside directors may not follow, and are not bound by, our CEO’s recommendations on executive compensation.

Impact of Performance on Compensation

As illustrated by our executive compensation philosophy and objectives, we are committed to tying corporate performance to a substantial portion of our executive compensation program. While we cannot control the market price of our common shares, we strive to provide strong results that may lead to increased shareholder value. Additionally, the Committee believes it is in our best interests and the best interests of our shareholders to require that we achieve certain corporate performance metrics in order for EMC members to receive bonus and restricted stock awards so that we can preserve the deductibility of such awards under Section 162(m) of the Internal Revenue Code, as amended (“IRC”). As is illustrated by the performance metrics and goals described above, we believe that performance and compensation are tightly tied.

Role of Management

Our CEO’s role in determining executive compensation is significant and it is discussed throughout this CD&A. Additionally, our CEO and the Committee consult with management from our human resources, finance and legal departments regarding the design and administration of our compensation programs, plans and awards for executives and directors. These members of management provide advice regarding the competitive nature of existing and proposed compensation programs and the impact of accounting rules, laws and regulations on existing and proposed compensation programs. Management from our human resources, finance and legal departments may also act pursuant to delegated authority to fulfill various functions in administering our employee benefit and compensation plans. Such delegation is permitted by the Committee’s charter and each such plan. Those groups to whom the Committee has delegated certain responsibilities are each required to periodically report their activities to the Committee.

Our CEO and some of these members of management attend general meetings of the Committee, and the CEO participates in the Committee’s discussions regarding the compensation of the other EMC members. However, these individuals do not participate in executive sessions of the Committee or when executive compensation determinations are made by the Committee and the other outside directors.

Independent Compensation Consultant

Pursuant to the authority granted to the Committee by its charter, the Committee retains independent compensation consultants and subscribes to executive compensation surveys as it deems necessary. The surveys are also shared with our human resources department. In establishing executive compensation for fiscal 2007, the Committee did not retain a compensation consultant for specialized advice, but did subscribe to multiple compensation surveys. As discussed below, the Committee engaged Watson Wyatt Worldwide (“Watson Wyatt”) in May 2007 to provide information and services that first impacted our executive compensation program in fiscal 2008. Aside from completing work at the direction of the Committee, Watson Wyatt did not provide any other services for us during fiscal 2007.

Comparative Compensation Data

One tool that the Committee uses to make executive compensation decisions is data regarding the compensation paid to executives at peer group companies. For fiscal 2007, the Committee obtained from independent compensation consultants executive compensation surveys of selected Standard & Poor’s Retail Stores Index companies and other companies with whom we compete for talent and whose revenues or operations are similar to ours. The peer group varies from year to year based on the Committee’s assessment of which companies compete with us for talent and are similar to us in terms of industry or revenues and which companies participate in the compensation surveys that we receive from independent compensation consultants.

The Committee and our human resources department reviewed each EMC member’s responsibilities and mapped, where possible, the compensation of each executive to data that represents the compensation awarded to similarly-situated executives at peer group companies. The Committee compared the total direct compensation levels for our EMC members to the total direct compensation of similarly situated executives within the peer group. For purposes of this evaluation, total direct compensation is comprised of salary, bonus at the targeted level and equity awards.

While we often award total direct compensation in the range of the 50th to 75th percentile of total direct compensation paid by the peer group, this range is not the sole determinative factor for setting our executives’ compensation. Rather, we believe that the application of this range provides a point of reference for measurement while retaining the flexibility necessary to make adjustments for performance and experience, to attract, retain and motivate top talent, and to reward executives who we believe excel or take on greater responsibility than executives at peer group companies.

For purposes of evaluating executive compensation for fiscal 2007, the peer group was comprised of the following 94 companies which responded to one of several compensation surveys that we obtained from Mercer Human Resource Consulting, Towers Perrin, and Hewitt Associates:

7-Eleven	CVS Pharmacy	Limited Brands	Roundy’s Supermarkets
A&P Supermarkets	Darden Restaurants	Linens ‘N Things	RSC Equipment Rental
Adidas America	Denny’s	Liz Claiborne	Safeway
Advance Auto Parts	Dick’s Sporting Goods	Longs Drug Stores	Sara Lee
Albertsons	Dollar General	Lowe’s	Sears
Amazon.com	Eddie Bauer	McDonald’s	Sports Authority
Ann Taylor	Federated Department Stores	Mervyn’s	Staples
Applebee’s	FedEx Kinko’s	Neiman Marcus	Stein Mart
AutoZone	Fingerhut	Nordstrom	Sur La Table
Belk	Foot Locker	O’Charley’s	Talbots
Best Buy	Gap	Office Depot	Target
BJ’s Wholesale Club	Goody’s Family Clothing	Oriental Trading	Timberland
Blockbuster	Hannaford	Pacific Sunwear	TJX Companies
Bob Evans Farms	Harry Winston	Papa John’s	Toys ‘R’ Us
Bob-Ton	Home Decorators Collection	Payless Shoes	True Value Hardware
Brown Shoe	Home Depot	Petco	United Rentals
CDW	Home Interiors and Gifts	PetsMart	United Stationers
Chanel	Hy-Vee	Phillips-Van Heusen	Walgreen
Charming Shoppes	J. Crew	Pier 1 Imports	Warnaco
Circle K	J.C. Penney	Polo Ralph Lauren	Whole Foods
Circuit City	Kohl’s	Radio Shack	Williams-Sonoma
Coach	L.L. Bean	Raley’s Superstores	Yum! Brands
Columbia Sportswear	Levi Strauss	Redcats USA
Crosstown Traders	Lillian Vernon	Ross Stores

Tally Sheets and Wealth Accumulation

The Committee reviewed tally sheets that set forth the total compensation awarded to each EMC member for the immediately preceding two fiscal years, as well as estimated post-employment and change in control compensation that may be payable to such executives. The purpose of the tally sheets is to consolidate all elements of actual and projected compensation for our executives, so the Committee may analyze the individual elements of compensation, the mix of compensation, and the total amount of actual and projected compensation. With this information, the Committee determined that the compensation awarded to our executives is reasonable and consistent with our executive compensation philosophy and objectives.

These tally sheets also included an estimate of the amount of total value accumulated, and total value that will be accumulated, by each EMC member through prior equity awards (assuming employment continues, awards vest and the market price of our common shares fluctuates through the life of the awards). While the Committee considered the accumulated total value as a factor in setting fiscal 2007 compensation, this information was not a primary consideration. The Committee believes that its objectives of motivating executives to achieve short-term and long-term goals, rewarding executives for achieving those goals, and providing incentives for executives to continue their employment with us would not be adequately served if the accumulated total value of an EMC member’s equity awards was a determinative factor in awarding future compensation.

Internal Pay Equity

In the process of reviewing each component of executive compensation separately and in the aggregate, the Committee directed our human resources department to prepare an internal pay equity analysis comparing the relative compensation between the CEO and the other EMC members. This analysis was considered to ensure that our executive compensation program is internally consistent and equitable, both of which we believe promote executive retention and motivation. The comparison included all components of compensation. Prior to hiring

Mr. Fishman in 2005, the relative difference between the compensation of our CEO and the compensation of our other named executive officers had not increased significantly over the years. While Mr. Fishman’s compensation package increased the relative difference between the compensation of our CEO and our other named executive officers, the Committee believes that the increased disparity is appropriate and was and remains necessary to attract, retain and motivate a chief executive with Mr. Fishman’s experience. No significant change in our internal pay equity occurred in fiscal 2007.

Equity Grant Timing

Pursuant to the terms of the 2005 Incentive Plan, the grant date of equity awards must be the later of the date the terms of the award are established by corporate action or the date specified in the award agreement. In fiscal 2007, the outside directors, after consultation with the Committee, specified that the grant date of the equity awards made in connection with the annual performance reviews of the EMC members was the second trading day following our release of results from the last completed fiscal year. This future date was established to allow the market to absorb and react to our release of material non-public information, and to avoid even the appearance that the Board, the Committee or any employee manipulated the terms of the equity awards. For equity awards made throughout the fiscal year, generally as a result of a hiring or promotion, the grant date is the date of the related event (i.e., the first day of employment or effective date of promotion). We have no policy of timing the grant date of these mid-year equity awards to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the value of any equity awards.

Tax and Accounting Considerations

The Committee reviews and considers the impact that tax laws and accounting regulations may have on the executive compensation awards, including the deductibility of executive compensation under Section 162(m) of the IRC (“Section 162(m)”). In doing so, the Committee relies on guidance from members of our finance and legal departments, as well as outside accountants and attorneys.

Section 162(m) generally limits the tax deductions for compensation expense in excess of $1 million paid to our CEO and our three other highest compensated executives (excluding the principal financial officer). Compensation in excess of $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m). We believe that compensation paid under our equity and bonus compensation plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executives. When considering whether to award compensation that will not be deductible, the Committee compares the cost of the lost deduction against the competitive market for executive talent and our need to attract, retain and motivate the executive, as applicable.

For fiscal 2007, the Committee believes it has taken the necessary actions to preserve the deductibility of all payments made under our executive compensation program, with the exception of a portion of the compensation paid to Mr. Fishman. If the IRC or the related regulations change, the Committee intends to take reasonable steps to ensure the continued availability of deductions for payments under our executive compensation program, while at the same time considering our executive compensation philosophy and objectives and the competitive market for executive talent.

Our Executive Compensation Program for Fiscal 2008

Review of Our Executive Compensation Program

The Committee engaged Watson Wyatt in May 2007 to provide research, comparative compensation data and executive compensation program design expertise. Throughout this engagement, Watson Wyatt has been advising the Committee on all principal aspects of executive compensation, including the competitiveness of program design and awarded values. Changes to our executive compensation program based on the work of Watson Wyatt are first being introduced in fiscal 2008. The primary objectives of this engagement are:

  validating or recommending changes to our executive compensation program;

  obtaining better comparative compensation data by creating a new peer group of companies that are more similarly situated to us;

  comparing the amount and form of executive compensation, including equity compensation, paid to our executives against the compensation paid to similarly-situated executives at companies within the new peer group;

  comparing the amount of compensation paid to our outside directors against the amounts paid to non-employee directors at companies within the new peer group; and

  considering minimum share ownership requirements for executives and outside directors.

After several meetings with Watson Wyatt, we have created a new peer group that is limited to retailers that we believe are more similarly situated to us. When considering the composition of the new peer group, the Committee selected a group of companies that produce median and average financial measures similar to ours. Among the financial measures considered were revenues, market capitalization, cash flows from operations, total assets, net income, earnings per share growth, price-to-earnings ratio, and shareholder return. The following 16 companies comprise the new peer group used to evaluate executive compensation for fiscal 2008:

99 Cents Only Stores	Dick’s Sporting Goods	Family Dollar	Pier 1 Imports
Abercrombie & Fitch	Dollar General	Fred’s	Radio Shack
Bed Bath & Beyond	Dollar Tree	Jo-Ann Stores	Ross Stores
BJ’s Wholesale Club	DSW	Limited Brands	Stein Mart

Based, in part, on a review of comparative compensation data from the new peer group and the recommendations offered by Watson Wyatt, we made changes in the amount of salary awarded for fiscal 2008 and implemented the new share ownership requirements discussed below. Comparative compensation data is not the sole factor in determining executive compensation amounts, and the Committee continues to consider many other factors. While no changes in our equity compensation practices have been made for fiscal 2008 (aside from the new share ownership requirements), the Committee continues to evaluate Watson Wyatt’s recommendations related to equity compensation. As a result, executive compensation for fiscal 2008 blends updated salary amounts with an approach to bonus and equity compensation that is consistent with our recent past practices.

Committee and Board Activity in Fiscal 2008

At its meeting in March 2008, the Committee: (i) certified that a bonus was payable for fiscal 2007 under the 2006 Bonus Plan; (ii) reviewed the tally sheets and compensation history for all EMC members; (iii) reviewed an internal pay equity analysis and comparative compensation data from our new peer group; and (iv) formulated its recommendations to the other outside directors for fiscal 2008 executive compensation. The Committee also reviewed drafts of this CD&A and the other compensation disclosures required by the SEC. At the subsequent Board meeting, the Committee recommended, and the outside directors approved, the following fiscal 2008 salaries and equity awards for the named executive officers (with the bonus payout percentages remaining the same as fiscal 2007 for Mr. Fishman, Mr. Waite and Mr. Martin, and being increased by approximately 17% over fiscal 2007 for Mr. Cooper and Ms Bachmann):

	Fiscal 2008	Common Shares Underlying	Common Shares Underlying
	Salary	Stock Option Award	Restricted Stock Award
Name	($)	(#)	(#)
Mr. Fishman	1,200,000	330,000	165,000
Mr. Cooper	440,000	48,750	16,250
Mr. Waite	550,000	37,500	12,500
Mr. Martin	520,000	37,500	12,500
Ms. Bachmann	440,000	48,750	16,250

New Minimum Share Ownership Requirements

Prior to March 2008, we had encouraged, but not required, any director or executive to own our common shares. We have, however, had a holding period that requires all directors and EMC members to refrain from selling net shares acquired upon any exercise of stock options accelerated in November 2005 until the date on which the stock option would have vested under its original vesting terms or, if earlier, the recipient’s death, disability or termination of service.

The Board adopted minimum share ownership requirements for all outside directors and EMC members effective in March 2008. These new requirements are designed to ensure that outside directors’ and executives’ long-term interests are closely aligned with those of our shareholders. Under the new requirements, the outside directors and EMC members must, at a minimum, own common shares having an aggregate value equal to the following multiple of his or her Board retainer or salary (as is in effect at the time compliance with the requirements is evaluated), as applicable:

Title	Multiple of Retainer or Salary
Director	4	x
Chief Executive Officer	4	x
Executive Vice President	2	x
Senior Vice President	1	x

Shares counted toward these requirements include common shares held directly or through a broker, common shares held under the Savings Plan or Supplemental Savings Plan, unvested restricted stock, and vested but unexercised in-the-money stock options. Each existing director will be required to meet the requirements on the date of the 2013 annual meeting of shareholders and at subsequent annual meetings. Each existing EMC member will be required to meet the requirements on the date that adjustments to annual executive compensation are made in 2013 and on subsequent annual adjustment dates. Newly elected directors’ and newly hired or promoted EMC members will be required to meet the requirements on the first testing date for directors or executives following the fifth anniversary of their election, hire or promotion, as applicable.

Summary Compensation Table

The following table sets forth the compensation earned by or paid to the named executive officers (Mr. Fishman, our CEO; Mr. Cooper, our Chief Financial Officer; and each of our three other most highly compensated executive officers in fiscal 2007) for fiscal 2007 and fiscal 2006.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation ($)	Total
Principal Position (1)	Year	($)	($)	($)(2)	($)(3)	($)(4)	($)(5)	(6)(7)(8)	($)(9)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven S. Fishman,	2007	1,015,000	—	3,371,258	1,537,656	1,810,765	—	24,927	7,759,606
Chairman, Chief Executive	2006	960,000	—	503,769	879,262	1,632,000	—	14,559	3,989,590
Officer and President
Joe R. Cooper,	2007	396,208	—	367,080	150,348	353,320	—	29,988	1,296,944
Senior Vice President	2006	371,209	—	96,278	50,675	375,000	—	26,899	920,061
and Chief Financial Officer
Brad A. Waite,	2007	532,747	—	507,061	157,603	708,875	7,705	30,237	1,944,228
Executive Vice President, Human	2006	516,978	—	225,350	57,473	780,000	16,489	35,018	1,631,308
Resources, Loss Prevention
and Risk Management
John C. Martin,	2007	496,181	—	306,590	105,373	530,000	—	27,918	1,466,062
Executive Vice President,	2006	473,475	—	128,977	26,574	570,000	—	25,929	1,224,955
Merchandising
Lisa M. Bachmann,	2007	412,747	—	367,080	150,348	366,570	—	36,384	1,333,129
Senior Vice President,	2006	396,195	—	96,278	50,675	400,000	—	29,901	973,049
Merchandise Planning/Allocation
and Chief Information Officer
____________________

(1)	We are a party to an employment agreement with each of the named executive officers, the material terms of which are described in the “Overview of our Executive Compensation Program - Employment Agreements” section of the CD&A.

(2)	The amounts in this column reflect the compensation expense calculated in accordance with FAS 123R for fiscal 2007 and fiscal 2006, disregarding any estimate of forfeitures related to service-based vesting conditions, and may include amounts from stock awards granted in and prior to fiscal 2007 and fiscal 2006 pursuant to the Big Lots, Inc. 1996 Performance Incentive Plan (“1996 Incentive Plan”) and the 2005 Incentive Plan. The FAS 123R compensation expense reflected in this column is based on the number of shares of restricted stock granted and the fair value of the restricted stock on the grant date, and the expense is amortized from the grant date to the estimated vesting date (i.e., the estimated achievement date of the second trigger in the case of performance-based restricted stock). In applying FAS 123R, the estimated achievement date is determined at the time the restricted stock is granted based on historical and forecasted performance of similar measures, and prospective adjustments to the estimated vesting periods are made when performance factors indicate that the estimated achievement date differs from the date being used to amortize expense. On the grant date of the unvested restricted stock awarded in fiscal 2007, we estimated a three-year vesting period for these awards based on the assumed achievement of the second trigger. In the second quarter of fiscal 2007, we changed the estimated achievement date to two years as a result of our performance being better than expected. The amounts in this column also reflect the acceleration of the FAS 123R expense for the performance-based restricted stock granted in fiscal 2006, and restricted stock granted prior to fiscal 2006 that fully vested in fiscal 2007.

(3)	The amounts in this column reflect the compensation expense calculated in accordance with FAS 123R for fiscal 2007 and fiscal 2006, disregarding any estimate of forfeitures related to service-based vesting conditions, and thus may include amounts from option awards granted in and prior to fiscal 2007 and fiscal 2006 pursuant to the 1996 Incentive Plan and the 2005 Incentive Plan. See Note 7 (Share-Based Plans) to the consolidated financial statements and the Critical Accounting Policies and Estimates – Share-Based Compensation section of MD&A in our Form 10-K regarding the assumptions underlying the valuation of stock option awards.

(4)	The amounts in this column reflect cash bonuses earned for fiscal 2007 and fiscal 2006 performance pursuant to the 2006 Bonus Plan. A portion of the cash bonuses earned by Mr. Cooper and Mr. Martin for fiscal 2006 performance and included in this column was deferred into the Supplemental Savings Plan upon the payment of such amounts in fiscal 2007. The Supplemental Savings Plan is described in the narrative disclosure accompanying the Nonqualified Deferred Compensation table below.

(5)	The amounts in this column reflect the actuarial increase in the present value of Mr. Waite’s benefits under the Pension Plan and the Supplemental Pension Plan determined from December 31, 2006 to December 31, 2007 and from December 31, 2005 to December 31, 2006, respectively, the plans’ measurement dates for financial statement reporting purposes. See Note 8 (Employee Benefit Plans) to the consolidated financial statements and the Critical Accounting Policies and Estimates – Pension section of MD&A in our Form 10-K regarding the interest rate, mortality rate and other assumptions underlying the actuarial calculations.

(6)	For fiscal 2007, the amounts in this column include the following compensation for the named executive officers, as more fully described in the tables included with this footnote:

	i.	The reimbursement of taxes related to our payment of healthcare costs covered by the Executive Benefit Plan, long-term disability insurance coverage, and taxable moving expenses;

	ii.	Big Lots matching contributions made pursuant to the Savings Plan and the Supplemental Savings Plan, both of which are described in the narrative disclosure accompanying the Nonqualified Deferred Compensation table below;

	iii.	The reimbursement of healthcare costs covered by the Executive Benefit Plan, which is described in the “Overview of our Executive Compensation Program – Elements of In-Service Compensation – Personal Benefits/Perquisites” section of the CD&A;

	iv.	Big Lots paid premiums for life insurance, which is generally available to all full-time employees;

	v.	Big Lots paid premiums for long-term disability insurance, which is described in the “Overview of our Executive Compensation Program – Elements of In-Service Compensation – Personal Benefits/ Perquisites” section of the CD&A; and

	vi.	The cost associated with the use of an automobile or the receipt of a cash allowance in lieu of an automobile.

					Big Lots
		Big Lots	Reimbursement		Paid	Use of
		Contributions	of Healthcare	Big Lots	Long-Term	Automobile
		to Defined	Costs under	Paid Life	Disability	or
	Reimbursement	Contribution	Executive	Insurance	Insurance	Automobile
	of Taxes	Plans	Benefit Plan	Premiums	Premiums	Allowance
Name	($)	($)	($)	($)	($)	($)
Mr. Fishman	4,818	—	5,625	1,380	2,118	10,986
Mr. Cooper	3,639	9,000	4,617	828	827	11,077
Mr. Waite	3,196	9,000	3,407	1,380	1,116	12,138
Mr. Martin	2,377	9,000	2,331	1,035	1,037	12,138
Ms. Bachmann	6,048	9,000	8,535	860	864	11,077
__________________

(7)	In fiscal 2007, Mr. Fishman and Mr. Waite each received a personal benefit related to a business trip on a corporate aircraft. We reported earnings of $621 (plus $449 for tax reimbursement) for both executives on Form W-2 related to such trip, which earnings were calculated in accordance with the Standard Industry Fare Level (“SIFL”) rate method permitted by the Internal Revenue Service. In fiscal 2006, Mr. Fishman and Mr. Cooper each received a personal benefit related to a business trip on a corporate aircraft. We reported earnings of $675 (plus $317 for tax reimbursement) for both executives on Form W-2 related to such trip, which earnings were calculated in accordance with the SIFL rate method. Because we did not incur any aggregate incremental cost in connection with either trip, no related amounts are included in this column.

(8)	We purchase tickets to entertainment and sporting venues for the primary purpose of allowing employees to use such tickets in furtherance of our business. Because we incur no incremental cost if a named executive officer uses such tickets for purposes other than our business, such tickets are not included in the amounts included in this column.

(9)	As a percentage of their total compensation, the named executive officers’ respective salary and non-equity incentive plan compensation (i.e., bonuses earned under the 2006 Bonus Plan) for fiscal 2007 were as follows: Mr. Fishman: 13.1% and 23.3%; Mr. Cooper: 30.5% and 27.2%; Mr. Waite: 27.4% and 36.5%; Mr. Martin: 33.8% and 36.2%; and Ms. Bachmann: 31.0% and 27.5%. As a percentage of their total compensation, the named executive officers’ respective salary and non-equity incentive plan compensation (i.e., bonuses earned under the 2006 Bonus Plan) for fiscal 2006 were as follows: Mr. Fishman: 24.1% and 40.9%; Mr. Cooper: 40.3% and 40.8%; Mr. Waite: 31.7% and 47.8%; Mr. Martin: 38.7% and 46.5%; and Ms. Bachmann: 40.7% and 41.1%.

Bonus and Equity Plans

The amounts reported in the Summary Compensation Table above include amounts earned under the 2006 Bonus Plan and the 2005 Incentive Plan. Below is a description of the material terms of each plan and the awards made under those plans to the named executive officers, as reflected in the Grants of Plan-Based Awards table that follows.

Big Lots 2006 Bonus Plan

The 2006 Bonus Plan provides for cash compensation, which is intended to qualify as “performance based compensation” under Section 162(m), to be paid annually when we meet or exceed minimum corporate performance amounts under one or more financial measures approved by the outside directors at the start of the fiscal year. Whether we will achieve the minimum corporate performance amounts is substantially uncertain at the time the corporate performance amounts and financial measures are selected. No right to a minimum bonus exists, and the Compensation Committee has the discretion to cancel or decrease a bonus (but may not increase a bonus for a covered employee (as that term is used within Section 162(m)) calculated under the 2006 Bonus Plan. Any payments made with respect to a fiscal year are made in the first quarter of the following fiscal year. The bonus awards that may be earned under the 2006 Bonus Plan range from the floor to the stretch bonus payout percentages, and include all amounts in between. The smallest target and stretch bonus payout percentages that may be set annually for the named executive officers are set forth in their respective employment agreements. The floor bonus payout percentage is set annually and has historically been one-half of the target bonus payout percentage. Subject to the terms of the employment agreements, the Compensation Committee and the other outside directors retain the right to adjust the payout percentages and, in the past, have generally done so as deemed necessary to realign an executive’s bonus opportunity with our compensation philosophy. See the “Overview of our Executive Compensation Program – Elements of In-Service Compensation – Bonus,” “Overview of our Executive Compensation Program – Employment Agreements” and “Our Executive Compensation Program for Fiscal 2007 – Bonus for Fiscal 2007” sections of the CD&A for more information regarding the 2006 Bonus Plan and the awards made under that plan for fiscal 2007.

Big Lots 2005 Long-Term Incentive Plan

Since January 1, 2006, all employee equity awards, including those made to the named executive officers, have been granted under the 2005 Incentive Plan. The 2005 Incentive Plan authorizes the grant of nonqualified stock options (“NQSOs”), incentive stock options, as defined in Section 422 of the IRC (“ISOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units and performance unit awards, any of which may be granted on a stand-alone, combination or tandem basis. To date, we have granted only stock options and restricted stock under the 2005 Incentive Plan.

Awards under the 2005 Incentive Plan may be made to any salaried employee, consultant or advisor of Big Lots or its affiliates. The number of common shares available for issuance under the 2005 Incentive Plan consists of: (i) an initial allocation of 1,250,000 common shares; (ii) 2,001,142 common shares, the common shares that were available under the 1996 Incentive Plan upon its expiration; and (iii) an annual increase equal to 0.75% of the total number of issued common shares (including treasury shares) as of the start of each fiscal year during which the 2005 Incentive Plan is in effect. Of this number, during the term of the 2005 Incentive Plan, no more than 33 1/3% of all common shares may be issued in the form of restricted stock, restricted stock units and performance units and no more than 5,000,000 common shares may be issued pursuant to grants of ISOs. A participant may receive multiple awards under the 2005 Incentive Plan. Awards intended to qualify as “performance based compensation” under Section 162(m) are limited to: (i) 2,000,000 shares of restricted stock per participant annually; (ii) 3,000,000 common shares underlying stock options and SARs per participant during any three consecutive calendar years; and (iii) $6,000,000 cash through performance units per participant during any three consecutive calendar years. Also, the 2005 Incentive Plan provides that the total number of common shares underlying outstanding awards granted under the 2005 Incentive Plan, the 1996 Incentive Plan, the Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan (“ESO Plan”), and the Director Stock Option Plan may not exceed 15% of the Company’s issued and outstanding common shares (including treasury shares) as of any date. The 1996 Incentive Plan and the ESO Plan have expired, and there are no awards outstanding under the ESO Plan.

Each stock option granted under the 2005 Incentive Plan allows the recipient to acquire our common shares, subject to the completion of a vesting period and continued employment with us through the applicable vesting date. Once vested, these common shares may be acquired at a fixed exercise price per share and they remain exercisable for the term set forth in the award agreement. Pursuant to the terms of the 2005 Incentive Plan, the exercise price of a stock option may not be less than 100% of the volume-weighted average trading price of our common shares on the grant date or, if the grant date occurs on a day other than a trading day, on the next trading day.

Under the restricted stock grants made pursuant to the 2005 Incentive Plan, if we meet the first trigger and the recipient remains employed by us, the restricted stock will vest at the opening of our first trading window that is five years after the grant date. If we meet the second trigger and the recipient remains employed by us, the restricted stock will vest after we file with the SEC our Annual Report on Form 10-K for the year in which the second trigger is met. The restricted stock will also vest on a prorated basis in the event that the recipient dies or becomes disabled after we meet the first trigger but before the lapse of five years. The restricted stock will be forfeited, in whole or in part, as applicable, if the recipient’s employment with us terminates. See the “Our Executive Compensation Program for Fiscal 2007 – Equity for Fiscal 2007” section of the CD&A for more information regarding the equity awards made under the 2005 Incentive Plan in fiscal 2007.

Upon a change in control (as defined in the 2005 Incentive Plan), all awards outstanding under the 2005 Incentive Plan automatically become fully vested. For a discussion of the change in control provisions in the named executive officers’ employment agreements and the 2005 Incentive Plan, see the narrative disclosure accompanying the Potential Payments Upon Termination or Change in Control tables below.

For a discussion of the amendments to the 2005 Incentive Plan for which we are seeking shareholder approval at the Annual Meeting, see Proposal Two below.

Grants of Plan-Based Awards

The following table sets forth each award made to the named executive officers in fiscal 2007 under the 2006 Bonus Plan and the 2005 Incentive Plan.

									All
									Other
									Stock	All Other			Grant
			Estimated Possible Payouts			Estimated Future Payouts			Awards:	Option		Closing	Date Fair
			Under Non-Equity Incentive			Under Equity Incentive Plan			Number	Awards:	Exercise	Market	Value
			Plan Awards			Awards			of	Number of	or Base	Price of	of Stock
			(3)			(4)			Shares	Securities	Price of	Option	and
	Grant	Award							of Stock	Underlying	Option	Awards on	Option
	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Grant Date	Awards
Name	(1)	(2)	($)	($)	($)	(#)	(#)	(#)	(#)	(#) (5)	($/Sh.) (6)	($/Sh.)	($)
(a)	(b)	-	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	-	(l)
Mr. Fishman	—	—	512,500	1,025,000	2,050,000	—	—	—	—	—	—	—	—
	3/13/07	3/9/2007	—	—	—	—	125,000	—	—	—	—	—	3,591,250
	3/13/07	3/9/2007	—	—	—	—	—	—	—	250,000	28.73	28.29	2,885,000
Mr. Cooper	—	—	100,000	200,000	400,000	—	—	—	—	—	—	—	—
	3/13/07	3/9/2007	—	—	—	—	12,500	—	—	—	—	—	359,125
	3/13/07	3/9/2007	—	—	—	—	—	—	—	37,500	28.73	28.29	432,750
Mr. Waite	—	—	200,625	401,250	802,500	—	—	—	—	—	—	—	—
	3/13/07	3/9/2007	—	—	—	—	12,500	—	—	—	—	—	359,125
	3/13/07	3/9/2007	—	—	—	—	—	—	—	37,500	28.73	28.29	432,750
Mr. Martin	—	—	150,000	300,000	600,000	—	—	—	—	—	—	—	—
	3/13/07	3/9/2007	—	—	—	—	10,000	—	—	—	—	—	287,300
	3/13/07	3/9/2007	—	—	—	—	—	—	—	30,000	28.73	28.29	346,200
Ms. Bachmann	—	—	103,750	207,500	415,000	—	—	—	—	—	—	—	—
	3/13/07	3/9/2007	—	—	—	—	12,500	—	—	—	—	—	359,125
	3/13/07	3/9/2007	—	—	—	—	—	—	—	37,500	28.73	28.29	432,750
____________________

(1)	As discussed in the “Our Executive Compensation Program for Fiscal 2007 – Equity Grant Timing” section of the CD&A, in fiscal 2007, the Board set as the grant date of these equity awards the second day following our release of results from our last completed fiscal year. This future date was established in order to allow the market to absorb and react to our release of material non-public information, and in order to avoid even the appearance that the Board, the Compensation Committee or any employee manipulated the terms of the equity awards.

(2)	The Award Date represents the date on which the Board authorized the equity-based award and set the grant date.

(3)	The amounts in columns (c), (d) and (e) represent the named executive officers’ floor, target and stretch bonus levels, respectively, for fiscal 2007 pursuant to the 2006 Bonus Plan which bonus levels are further described in the “Our Executive Compensation Program for Fiscal 2007 – Bonus for Fiscal 2007” section of the CD&A. For fiscal 2007, the named executive officers earned the amounts shown in column (g) of the Summary Compensation Table.

(4)	The amounts in column (g) represent restricted stock awarded pursuant to the 2005 Incentive Plan, which awards are described in the narrative preceding this table and the “Our Executive Compensation Program for Fiscal 2007 – Equity for Fiscal 2007” section of the CD&A. Because we met the first trigger (but not the second trigger) as a result of fiscal 2007 corporate performance, the restricted stock granted to the named executive officers in fiscal 2007 has not vested. The restricted stock granted in fiscal 2007 is expected to vest upon the earlier of the achievement of the second trigger, the beginning of our trading window first following the fifth anniversary of the grant date, or the death or disability of the named executive officer.

(5)	The amounts in column (j) represent NQSOs awarded pursuant to the 2005 Incentive Plan, which awards are described in the narrative preceding this table and the “Our Executive Compensation Program for Fiscal 2007 – Equity for Fiscal 2007” section of the CD&A.

(6)	Pursuant to the terms of the 2005 Incentive Plan, the exercise price of a stock option may not be less than 100% of the volume-weighted average trading price of our common shares on the grant date or, if the grant date occurs on a day other than a trading day, on the next trading day. We believe this method is preferable to using the closing market price as it is less vulnerable to market activity that may have only an instantaneous effect, positively or negatively, on the price of our common shares.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, as of the end of fiscal 2007, all equity awards outstanding under our equity compensation plans for each named executive officer.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan				Market	Number of	Value of
	Number	Number	Awards:			Number	Value of	Unearned	Unearned
	of	of	Number of			of Shares	Shares	Shares,	Shares,
	Securities	Securities	Securities			or Units	or Units	Units or	Units or
	Underlying	Underlying	Underlying			of Stock	of Stock	Other	Other
	Unexercised	Unexercised	Unexercised	Option		That	That	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)(1)	Date	(#)	($)	(#)(2)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mr. Fishman	125,000	250,000	—	*11.19	7/11/2012	—	—	—	—
	—	150,000	—	12.66	2/24/2013	—	—	—	—
	—	250,000	—	28.73	3/13/2014	—	—	—	—
	—	—	—	—	—	—	—	125,000	2,188,750
Mr. Cooper	2,000	—	—	*10.85	2/24/2013	—	—	—	—
	40,000	—	—	*14.28	2/2/2014	—	—	—	—
	—	30,750	—	12.66	2/24/2013	—	—	—	—
	—	37,500	—	28.73	3/13/2014	—	—	—	—
	—	—	—	—	—	—	—	12,500	218,875
Mr. Waite	25,000	—	—	*37.75	2/24/2008	—	—	—	—
	15,000	—	—	*10.85	2/24/2013	—	—	—	—
	30,000	—	—	*15.05	2/23/2014	—	—	—	—
	—	34,875	—	12.66	2/24/2013	—	—	—	—
	—	37,500	—	28.73	3/13/2014	—	—	—	—
	—	—	—	—	—	—	—	12,500	218,875
Mr. Martin	60,000	—	—	*14.35	12/1/2013	—	—	—	—
	5,375	16,125	—	12.66	2/24/2013	—	—	—	—
	—	30,000	—	28.73	3/13/2014	—	—	—	—
	—	—	—	—	—	—	—	10,000	175,100
Ms. Bachmann	30,000	—	—	*14.20	3/25/2012	—	—	—	—
	6,000	—	—	*10.85	2/24/2013	—	—	—	—
	50,000	—	—	*15.05	2/23/2014	—	—	—	—
	—	30,750	—	12.66	2/24/2013	—	—	—	—
	—	37,500	—	28.73	3/13/2014	—	—	—	—
	—	—	—	—	—	—	—	12,500	218,875
____________________

(1)	The stock option awards identified with an asterisk in column (e) were made pursuant to the 1996 Incentive Plan. All other stock option awards reflected in this table were made pursuant to the 2005 Incentive Plan. Stock option awards identified as having been made pursuant to the 1996 Incentive Plan vest at the rate of 20% per year over the first five years of the 10 year option term, except that the stock option award made to Mr. Fishman under the 1996 Incentive Plan vests at a rate of 25% per year over the first four years of the seven year option term. Stock option awards made under the 2005 Incentive Plan vest at a rate of 25% per year over the first four years of the seven year option term.

(2)	The restricted stock awards reported in column (i) were made in fiscal 2007 pursuant to the 2005 Incentive Plan. For a description of the vesting terms of these restricted stock awards, see the narrative preceding the Grants of Plan-Based Awards table and the “Our Executive Compensation Program for Fiscal 2007 – Equity for Fiscal 2007” section of the CD&A.

Option Exercises and Stock Vested

The following table reflects all stock option exercises and the vesting of restricted stock held by each of the named executive officers during fiscal 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Mr. Fishman	175,000	3,533,760	166,667	5,181,413
Mr. Cooper	74,250	1,187,705	21,334	583,700
Mr. Waite	136,625	1,977,854	35,168	821,596
Mr. Martin	90,000	1,466,986	18,500	410,204
Ms. Bachmann	21,250	387,630	21,334	583,700

Pension Benefits

Pension Plan and Supplemental Pension Plan

The Pension Plan is maintained only for certain employees whose hire date preceded April 1, 1994. Effective January 1, 1996, the benefits accrued under the Pension Plan for certain highly compensated individuals were frozen at the then current levels. The Supplemental Pension Plan is maintained only for those executives whose benefits were frozen under the Pension Plan on January 1, 1996. Based on their respective dates of hire, Mr. Waite is the only named executive officer eligible to participate in these plans, and Mr. Fishman, Mr. Cooper, Mr. Martin and Ms. Bachmann may not participate in either plan.

The Pension Plan is intended to qualify under the IRC and comply with the Employee Retirement Security Income Act of 1974, as amended. The amount of the Big Lots’ annual contribution to the Pension Plan is actuarially determined to accumulate sufficient funds to maintain projected benefits. The Supplemental Pension Plan constitutes a contract to pay benefits upon retirement. The Supplemental Pension Plan is designed to pay the same benefits in the same amount as if the participants continued to accrue benefits under the Pension Plan. We have no obligation to fund the Supplemental Pension Plan, and all assets and amounts payable under the Supplemental Pension Plan are subject to the claims of our general creditors.

Effective January 1, 1993, the annual retirement benefits payable upon retirement under the Pension Plan and the Supplemental Pension Plan was, and continues to be, equal to 1% of the average annual compensation during the participant’s highest five consecutive year period multiplied by the years of service up to a maximum of 25 (“Normal Retirement Pension”), with participation and benefits being limited in and for any single year to one plan (not both plans) based on the participant’s status as a highly compensated employee, as defined in the IRC. This benefit is payable when a participant reaches the normal retirement age of 65; however, the Pension Plan and Supplemental Pension Plan provide the option to retire early (generally at age 55) and to continue employment beyond the normal retirement age.

Under the Pension Plan and the Supplemental Pension Plan, a participant who has reached the age of 55 and has at least five years of service with us can elect to retire early and receive a reduced monthly pension commencing on the date of the participant’s early termination. Alternatively, a participant who has reached the age of 65 can elect to continue employment with us and continue participation in either the Pension Plan or Supplemental Pension Plan until the participant retires, at which point the participant shall receive his Normal Retirement Pension. Participants who terminate employment due to a disability are entitled to a pension amount equal to the actuarially-determined present value of the Normal Retirement Pension. The spouse of a participant who dies before retirement is entitled to receive an amount equal to the actuarially-determined present value of the Normal Retirement Pension reduced for the period of time that the participant’s death or 25th anniversary of employment, if later, precedes the normal retirement age. A participant who terminates employment for any reason other than death or retirement may receive a reduced pension amount determined by the number of years the participant worked for Big Lots.

Normally, a participant will receive a monthly payment from the Pension Plan and/or, if the participant was a highly compensated employee during his or her service period, the Supplemental Pension Plan upon reaching the normal age of retirement (or earlier if the participant elects the early retirement option). Alternatively, a participant can elect to receive a lump sum payment of the entire actuarial equivalent of the participant’s accrued retirement pension or a reduced pension payable over a fixed number of months or elect the purchase of an annuity contract equivalent in value to the actuarial equivalent of the participant’s accrued retirement pension. Upon a change in control, we may elect to effectuate a lump sum payment of all amounts accrued under the Supplemental Pension Plan.

For purposes of calculating benefits under the Pension Plan, compensation is defined to include a two month equivalent of the total cash remuneration paid for services rendered during a plan year prior to salary reductions pursuant to Sections 401(k) or 125 of the IRC, including bonuses, incentive compensation, severance pay, disability payments and other forms of irregular payments. The table below illustrates the amount of annual benefits payable at age 65 to a person with the specified five year average compensation and years of service under the Pension Plan combined with the Supplemental Pension Plan.

Final	Years of Service
Average
Compensation	10	15	20	25
$100,000	$10,000	$15,000	$20,000	$25,000
$125,000	$12,500	$18,750	$25,000	$31,250
$150,000	$15,000	$22,500	$30,000	$37,500
$175,000	$17,500	$26,250	$35,000	$43,750
$200,000	$20,000	$30,000	$40,000	$50,000
$225,000	$21,200	$31,800	$42,400	$53,000

The maximum annual benefit payable under the Pension Plan is restricted by the IRC ($180,000 for calendar year 2007; $185,000 for calendar year 2008). At December 31, 2007, the maximum five year average compensation taken into account for benefit calculation purposes was $212,000. The compensation taken into account for benefit calculation purposes is limited by law ($225,000 for calendar year 2007; $230,000 for calendar year 2008), and is subject to statutory increases and cost-of-living adjustments in future years. Income recognized as a result of the exercise of stock options is disregarded in computing benefits under the Pension Plan. A participant may elect whether the benefits are paid in the form of a single life annuity, a joint and survivor annuity or as a lump sum upon reaching the normal retirement age of 65.

Pension Benefits Table

The following table reflects the number of years of credited service and the present value of accumulated benefits payable to Mr. Waite under the Pension Plan and the Supplemental Pension Plan. See Note 8 (Employee Benefit Plans) to the consolidated financial statements and the “Critical Accounting Policies and Estimates – Pension” section of the MD&A in our Form 10-K regarding the interest rate, mortality rate and other assumptions underlying the calculations in this table.

		Number		Payments
		of Years	Present Value of	During
		Credited	Accumulated	Last Fiscal
	Plan	Service	Benefit	Year
Name	Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Mr. Fishman	N/A	—	—	—
Mr. Cooper	N/A	—	—	—
Mr. Waite	Pension Plan	19	26,554	—
	Supplemental Pension Plan	19	110,171	—
Mr. Martin	N/A	—	—	—
Ms. Bachmann	N/A	—	—	—

Nonqualified Deferred Compensation

Supplemental Savings Plan

All of the named executive officers, as well as substantially all other full-time employees, are eligible to participate in the Savings Plan, our “401(k) plan.” The Supplemental Savings Plan is maintained for those executives participating in the Savings Plan who desire to contribute more than the amount allowable under the Savings Plan. The Supplemental Savings Plan constitutes a contract to pay deferred compensation and limits deferrals in accordance with prevailing tax law. The Supplemental Savings Plan is designed to pay the deferred compensation in the same amount as if contributions had been made to the Savings Plan. We have no obligation to fund the Supplemental Savings Plan, and all assets and amounts payable under the Supplemental Savings Plan are subject to the claims of our general creditors.

In order to participate in the Savings and Supplemental Savings Plans, an eligible employee must satisfy applicable age and service requirements and must make contributions to such plans (“Participant Elective Contributions”). Participant Elective Contributions are made through authorized payroll deductions to one or more of the several investment funds available under the Savings Plan. All Participant Elective Contributions are matched by us (“Employer Matching Contributions”) at a rate of 100% for the first 2% of salary contributed and 50% for the next 4% of salary contributed. Additionally, the amount of the Employer Matching Contribution is subject to the maximum annual compensation that may be taken into account for benefit calculation purposes under the IRC ($225,000 for calendar year 2007). Accordingly, the maximum aggregate Employer Matching Contributions that could be made to a named executive officer participating in the Savings and Supplemental Savings Plans was $9,000 for fiscal 2007.

Under the Savings Plan and the Supplemental Savings Plan, a participant who has terminated employment with Big Lots is entitled to all funds in his or her account, except that if termination is for a reason other than retirement, disability or death, then the participant is entitled to receive only the vested portion of the Employer Matching Contribution. Under both plans, 25% of the Employer Matching Contribution vests annually beginning on the second anniversary of the employee’s hiring. All other unvested accrued benefits pertaining to Employer Matching Contributions will be forfeited. Upon a change in control, we may elect to effectuate a lump sum payment of all amounts (vested and unvested) under the Supplemental Savings Plan.

Nonqualified Deferred Compensation Table

The following table reflects the contributions to, earnings in and balance of each named executive officer’s account held under the Supplemental Savings Plan.

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)
Mr. Fishman	—	—	—	—	—
Mr. Cooper	68,692	4,793	16,854	—	240,015
Mr. Waite	19,821	4,793	18,015	—	729,591
Mr. Martin	94,615	4,793	12,290	—	284,818
Ms. Bachmann	16,673	4,793	3,318	—	91,987
____________________

(1)	With respect to Mr. Cooper and Mr. Martin, $49,942 and $37,615 of the amounts in this column are included in their respective fiscal 2007 “Salary” reported in the Summary Compensation Table, while the balance is included in their respective fiscal 2006 “Non-Equity Incentive Plan Compensation” reported in the Summary Compensation Table as a result of their deferrals of a portion of the cash bonuses earned pursuant to the 2006 Bonus Plan for fiscal 2006 performance (paid in fiscal 2007). With respect to Mr. Waite and Ms. Bachmann, the amounts in this column are included in their respective fiscal 2007 “Salary” reported in the Summary Compensation Table.

(2)	The amounts in this column are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal 2007.

(3)	The amounts in this column are not included in the Summary Compensation Table as these amounts reflect only the earnings on the investments designated by the named executive officer in his or her Supplemental Savings Plan account (i.e., appreciation in account value). The amounts in this column do not include any above-market or preferential earnings, as defined by Item 402(c)(2)(viii) of Regulation S-K and the instructions thereto.

(4)	$36,376, $23,061, $50,939 and $20,867 of the amounts in this column were included as compensation for Mr. Cooper, Mr. Waite, Mr. Martin and Ms. Bachmann, respectively, in the Summary Compensation Table for fiscal 2006.

Potential Payments Upon Termination or Change in Control

The “Rights Under Post-Termination and Change in Control Arrangements” section below addresses the rights of the named executive officers under their employment agreements and other compensation arrangements upon a change in control or in the event their employment with us is terminated. The “Estimated Payments if Triggering Event Occurred at Fiscal Year End” section below reflects the payments that may be received by each named executive officer (or his or her beneficiaries, as applicable) upon a change in control or in the event the executive’s employment with us is terminated: (i) involuntarily without cause; (ii) in connection with the executive’s disability; (iii) upon the executive’s death; or (iv) in connection with a change in control.

Rights Under Post-Termination and Change in Control Arrangements

Under each employment agreement, if a named executive officer is terminated for cause or due to his or her voluntary resignation, we have no further obligation to pay any unearned compensation or to provide any future benefits to the executive.

If terminated without cause, Mr. Fishman would continue to receive his salary for two years and each of the other named executive officers would continue to receive his or her respective salary for one year. The salary continuation period is six months for all named executive officers if terminated in connection with becoming disabled. Each named executive officer would receive a lump sum payment equal to two times his or her salary if terminated in connection with a change in control (as discussed below). Additionally, each named executive officer is eligible (based on our achievement of at least the corporate performance amount corresponding to the floor bonus level) to receive a prorated bonus for the fiscal year in which his or her termination is effective if he or she is terminated without cause or in connection with his or her death or disability, and two times his or her stretch bonus if terminated following a change in control.

If a change in control occurs, then all outstanding stock options become exercisable upon the change in control to the full extent of the original grant and all unvested restricted stock vests. If termination of employment results from death or disability, then all exercisable stock options may be exercised until the earlier of the stock option award expiration date or one year after termination of employment. Additionally, if termination of employment results from death or disability, then unvested restricted stock awards made under the 2005 Incentive Plan will vest in increments of 20% for each consecutive year of employment completed since the grant date if the first trigger is met while employed. Upon termination for any other reason, all exercisable stock options then held may be exercised until the earlier of the stock option award expiration date or three months after termination of employment. Any restricted stock awards not vested at termination of employment, for reasons other than death or disability, shall be forfeited.

Mr. Fishman is entitled to receive continued healthcare coverage for up to two years following a termination without cause or if terminated in connection with a change in control, plus the amount necessary to reimburse him for the taxes he would be liable for as a result of such continued healthcare coverage (“Tax Gross-Up Amount”). The other named executive officers are entitled to receive continued healthcare coverage for up to one year following a termination without cause or if terminated in connection with a change in control, plus a Tax Gross-Up Amount, except that Mr. Cooper is entitled to receive up to two years of coverage if he is terminated in connection with a change in control. Each of the named executive officers is entitled to receive continued healthcare coverage for six months following termination due to disability, plus long-term disability benefits. Additionally, if terminated without cause, each named executive officer is entitled to continue receiving an automobile or automobile allowance for two years, in the case of Mr. Fishman, or one year, in the case of the other named executive officers. See the narrative in the Nonqualified Deferred Compensation section above.

If the payments received by a named executive officer in connection with a change in control constitute an “excess parachute payment” under Section 280G of the IRC, the named executive officer is reimbursed for any excise tax imposed under Section 4999 of the IRC or, in the case of Mr. Fishman and Mr. Cooper, the executive’s benefits under his employment agreement are reduced to the extent necessary to become one dollar less than the amount that would generate such excise tax, if this reduction results in a larger after-tax amount as compared to the excise tax reimbursement method applicable to all other named executive officers (“Excise Tax Benefit”). The compensation payable on account of a change in control may be subject to the deductibility limitations of Sections 162(m) and 280G of the IRC.

Change in Control Described

Generally, pursuant to the named executive officers’ employment agreements, the 1996 Incentive Plan, the 2005 Incentive Plan, the 2006 Bonus Plan, the Supplemental Pension Plan, and the Supplemental Savings Plan, a “change in control” (and a “change of control,” as such term is used interchangeably with “change in control” in certain employment agreements and the 2006 Bonus Plan) is deemed to occur if:

  any person or group (as defined in Section 13(d) under the Exchange Act) becomes the beneficial owner, or has the right to acquire, 20% or more (or actually acquires 35% or more, in the case of the 2006 Bonus Plan) of our outstanding voting securities;

  a majority of the Board is replaced within any two year (one year, in the case of the 2006 Bonus Plan) period by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board at any date consists of persons not so nominated and approved; or

  our shareholders approve an agreement to merge or consolidate with an unrelated company or an agreement to sell or otherwise dispose of all or substantially all of our assets to an unrelated company (or, in the case of the 2006 Bonus Plan, a person or group acquires 40% or more of the gross fair market value of our assets).

Notwithstanding the foregoing definition, pursuant to the named executive officers’ employment agreements and the plans specified above, a change in control does not include any transaction, merger, consolidation or reorganization in which we exchange, or offer to exchange, newly issued or treasury shares in an amount less than 50% of our then-outstanding voting securities for 51% or more of the outstanding voting securities of an unrelated company or for all or substantially all of the assets of such unrelated company.

Pursuant to the employment agreements, a named executive officer’s termination in connection with a change in control is generally deemed to occur if, during the applicable protection period (as discussed in the following paragraph), we or any other party to the change in control (e.g., the unrelated acquirer or successor company):

  terminate the executive without cause;

  in the case of Mr. Fishman and Mr. Cooper, breach a term of the employment agreement; or

  in the case of Mr. Cooper, Mr. Waite, Mr. Martin and Ms. Bachmann, constructively terminate the executive (i.e., a resignation results from the imposition of a material adverse change in the executive’s duties, compensation or reporting relationships after our failure to cure such condition).

The protection period provided in the named executive officers’ employment agreements is two years following a change in control. Additionally, Mr. Fishman’s protection period includes the six months preceding a change in control, and Mr. Cooper’s protection period includes the three months preceding a change in control.

Estimated Payments if Triggering Event Occurred at Fiscal Year End

The amounts in the following tables are approximations based on various assumptions and estimates. The actual amounts to be paid can only be determined at the time of the change in control or termination of employment, as applicable. In the tables that follow, we have made the following material assumptions, estimates and characterizations:

  Amounts are calculated based on compensation levels and benefits effective at February 2, 2008, the end of fiscal 2007.

  As noted in the “Non-Equity Incentive Plan Compensation” rows in the tables below, the amounts payable under the 2006 Bonus Plan upon termination: (i) without cause or due to disability or death are based on the bonus actually earned by the applicable named executive officer for fiscal 2007 performance; and (ii) in connection with a change in control are equal to two times the named executive officer’s stretch bonus.

  We have not taken into account the possibility that a named executive officer may be eligible to receive healthcare benefits from another source following his or her termination. Therefore, the amounts shown in the “Healthcare Coverage” row in the tables below reflect, consistent with the assumptions that would be used for financial reporting purposes under generally accepted accounting principles, the cost to provide continued healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) throughout the full period provided by (i) the named executive officer’s employment agreement, if terminated involuntarily without cause or in connection with a change in control, or (ii) our policy, if terminated upon disability. Included in the amounts shown in the “Healthcare Coverage” row in the tables below for a named executive officer who receives continued healthcare benefits following an involuntary termination without cause or a termination in connection with a change in control are the related Tax Gross-Up Amounts. The Tax Gross-Up Amount would be paid under the terms of the named executive officer’s employment agreement. No such reimbursement would be due to a named executive officer whose employment terminates upon disability.

  The amounts shown in the “Long-Term Disability Benefit” row in the tables below represent 67% of the named executive officer’s monthly salary, up to a maximum of $25,000 per month. This benefit is payable until the named executive officer is no longer disabled or age 65, whichever occurs earlier. Due to the speculative nature of estimating the period of time during which a named executive officer may be disabled, we have presented only one month of disability benefits in the tables below.

  The amounts in the “Accelerated Equity Awards” row in the tables below include the value of all unvested stock options that were in-the-money at the end of fiscal 2007 (minus the aggregate stock option exercise prices) and all unvested restricted stock that would have vested on an accelerated basis had a change in control occurred as the end of fiscal 2007. The closing market price of our common shares on the final trading day on the NYSE during fiscal 2007 was $17.51 per share. This amount does not reflect any equity awards that have vested or have been granted in fiscal 2008.

Steven S. Fishman

The following table reflects the payments that would have been due to Mr. Fishman in the event of a change in control or the termination of his employment on February 2, 2008.

	Event Occurring at February 2, 2008
	Involuntary	Involuntary				Termination	Change in
	Termination	Termination		Termination	Termination	in Connection	Control
	with	without	Voluntary	upon	upon	with a Change	(without
	Cause	Cause	Termination	Disability	Death	in Control	termination)
Salary/Salary Continuation ($)	—	2,050,000	—	512,500	—	2,050,000	—
Non-Equity Incentive Plan
Compensation ($)	—	1,810,765	—	1,810,765	1,810,765	4,100,000	—
Healthcare Coverage ($)	—	43,680	—	7,431	—	43,680	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Use of Automobile/Automobile
Allowance ($)	—	21,972	—	—	—	—	—
Accelerated Equity Awards ($)	—	—	—	—	—	4,496,250	4,496,250
Excise Tax Benefit ($)	—	—	—	—	—	0	0

Joe R. Cooper

The following table reflects the payments that would have been due to Mr. Cooper in the event of a change in control or the termination of his employment with us on February 2, 2008.

	Event Occurring at February 2, 2008
	Involuntary	Involuntary				Termination	Change in
	Termination	Termination		Termination	Termination	in Connection	Control
	with	without	Voluntary	upon	upon	with a Change	(without
	Cause	Cause	Termination	Disability	Death	in Control	termination)
Salary/Salary Continuation ($)	—	400,000	—	200,000	—	800,000	—
Non-Equity Incentive Plan
Compensation ($)	—	353,320	—	353,320	353,320	800,000	—
Healthcare Coverage ($)	—	35,298	—	12,010	—	70,595	—
Long-Term Disability Benefit ($)	—	—	—	22,333	—	—	—
Use of Automobile/Automobile
Allowance ($)	—	13,200	—	—	—	—	—
Accelerated Equity Awards ($)	—	—	—	—	—	368,013	368,013
Excise Tax Benefit ($)	—	—	—	—	—	0	0

Brad A. Waite

The following table reflects the payments that would have been due to Mr. Waite in the event of a change in control or the termination of his employment with us on February 2, 2008. Additionally, assuming his employment terminated at the end of fiscal 2007, the estimated lump-sum present value of Mr. Waite’s benefit under the Pension Plan and Supplemental Pension Plan would have been $179,183.

	Event Occurring at February 2, 2008
	Involuntary	Involuntary				Termination	Change in
	Termination	Termination		Termination	Termination	in Connection	Control
	with	without	Voluntary	upon	upon	with a Change	(without
	Cause	Cause	Termination	Disability	Death	in Control	termination)
Salary/Salary Continuation ($)	—	535,000	—	267,500	—	1,070,000	—
Non-Equity Incentive Plan
Compensation ($)	—	708,875	—	708,875	708,875	1,605,000	—
Healthcare Coverage ($)	—	35,298	—	12,010	—	35,298	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Use of Automobile/Automobile
Allowance ($)	—	13,200	—	—	—	—	—
Accelerated Equity Awards ($)	—	—	—	—	—	388,019	388,019
Excise Tax Benefit ($)	—	—	—	—	—	0	0

John C. Martin

The following table reflects the payments that would have been due to Mr. Martin in the event of a change in control or the termination of his employment with us on February 2, 2008.

	Event Occurring at February 2, 2008
	Involuntary	Involuntary				Termination	Change in
	Termination	Termination		Termination	Termination	in Connection	Control
	with	without	Voluntary	upon	upon	with a Change	(without
	Cause	Cause	Termination	Disability	Death	in Control	termination)
Salary/Salary Continuation ($)	—	500,000	—	250,000	—	1,000,000	—
Non-Equity Incentive Plan
Compensation ($)	—	530,000	—	530,000	530,000	1,200,000	—
Healthcare Coverage ($)	—	21,840	—	7,431	—	21,840	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Use of Automobile/Automobile
Allowance ($)	—	13,200	—	—	—	—	—
Accelerated Equity Awards ($)	—	—	—	—	—	253,306	253,306
Excise Tax Benefit ($)	—	—	—	—	—	0	0

Lisa M. Bachmann

The following table reflects the payments that would have been due to Ms. Bachmann in the event of a change in control or the termination of her employment with us on February 2, 2008.

	Event Occurring at February 2, 2008
	Involuntary	Involuntary				Termination	Change in
	Termination	Termination		Termination	Termination	in Connection	Control
	with	without	Voluntary	upon	upon	with a Change	(without
	Cause	Cause	Termination	Disability	Death	in Control	termination)
Salary/Salary Continuation ($)	—	415,000	—	207,500	—	830,000	—
Non-Equity Incentive Plan
Compensation ($)	—	366,570	—	366,570	366,570	830,000	—
Healthcare Coverage ($)	—	35,298	—	12,010	—	35,298	—
Long-Term Disability Benefit ($)	—	—	—	23,171	—	—	—
Use of Automobile/Automobile
Allowance ($)	—	13,200	—	—	—	—	—
Accelerated Equity Awards ($)	—	—	—	—	—	368,013	368,013
Excise Tax Benefit ($)	—	—	—	—	—	0	0

PROPOSAL TWO: APPROVAL OF AMENDMENTS TO THE BIG LOTS 2005 LONG-TERM
INCENTIVE PLAN

Background

On May 17, 2005, our shareholders approved the 2005 Incentive Plan. The 2005 Incentive Plan is an omnibus equity compensation plan that provides for a variety of types of awards to allow for flexibility. The 2005 Incentive Plan permits the granting of (i) NQSOs, (ii) ISOs, (iii) SARs, (iv) restricted stock, (v) restricted stock units, and (vi) performance units (NQSOs, ISOs, SARs, restricted stock, restricted stock units, and performance units are referred to collectively as “Awards”).

We believe the 2005 Incentive Plan is an important element of our compensation program, as it serves to align the interests of participants with those of our shareholders through increased ownership of our common shares. Additionally, we believe the 2005 Incentive Plan assists us in attracting, retaining and motivating participants.

Proposed Amendments

Based on the recommendation of the Compensation Committee (which we refer to as the “Committee” throughout this discussion of Proposal Two), the Board has adopted, subject to shareholder approval at the Annual Meeting, the following amendments to the 2005 Incentive Plan:

  Permit outside directors to be eligible to participate in the 2005 Incentive Plan. We believe this change is necessary, because only 47,609 common shares presently are available for issuance under the Director Stock Option Plan, which we believe is insufficient to continue to provide the outside directors with equity awards in an amount necessary to (i) retain and motivate our current outside directors, (ii) attract new outside directors, and (iii) properly align the interests of our outside directors with those of our shareholders. If the proposed amendments to the 2005 Incentive Plan are approved by our shareholders, the Board will amend the Director Stock Option Plan so that no additional awards may be made under that plan and future equity awards to our outside directors will be granted under the 2005 Incentive Plan at the discretion of the Committee.

  Add 2,100,000 common shares to the total number of our common shares reserved and available for distribution pursuant to Awards granted under the 2005 Incentive Plan. As initially approved by our shareholders, the total number of common shares available for Awards granted under the 2005 Incentive Plan equals the sum of: (i) 1,250,000 common shares; plus (ii) the 2,001,142 common shares that remained available for use under the 1996 Incentive Plan on December 30, 2005; plus (iii) an annual increase equal to 0.75% of the total number of issued common shares (including treasury shares) as of the start of each of our fiscal years that the 2005 Incentive Plan is in effect. We believe that the proposed increase in available common shares under the 2005 Incentive Plan is necessary for us to (i) grant future Awards to our outside directors, (ii) continue to attract, retain and motivate director and employee participants, and (iii) continue to align the interests of participants with the interests of our shareholders.

  Ensure that any Award made under the 2005 Incentive Plan that constitutes deferred compensation for purposes of Section 409A of the IRC is paid in accordance with the requirements of Section 409A.

  Require that equitable antidilutive adjustments be made in the event of certain changes affecting us (e.g., a merger, spin-off or reorganization) or our capital structure (e.g., a stock split, stock dividend or recapitalization). Under FAS 123R, any change to the terms of an equity award constitutes a modification for which companies are: (i) required to calculate the incremental fair value of the modified award; (ii) reassess the probability of vesting; and (iii) recognize any incremental compensation cost over the remaining service period. For example, modification accounting may apply if, after a 2-for-1 stock split, a company elects (but is not required) to double the number of common shares underlying a preexisting stock option and reduce by one-half the exercise price of the stock option in order to preserve the value of the stock option after the stock split. Because the potential incurrence of incremental compensation cost under FAS 123R depends on whether these adjustments are required (as opposed to permitted) by the antidilution provisions of the equity compensation plan, we believe it is advisable to add a mandatory antidilution provision to the 2005 Incentive Plan. While the 2005 Incentive Plan possesses an antidilution provision, equitable adjustments thereunder are discretionary. We believe amending the 2005 Incentive Plan to make the antidilution provision mandatory, we will avoid potential compensation costs we may incur under the modification accounting guidance of FAS 123R in the event of certain changes affecting us or our capital structure. We are not presently contemplating a reorganization, recapitalization, merger, spin-off, stock split or other change relating to us or our capital structure that would trigger antidilution adjustments.

  Allow participants one year from the date of their termination of service to exercise all vested NQSOs and SARs. Currently, a participant may exercise his or her vested NQSOs and SARs for (i) one year after termination of service if he or she terminates service because of death or disability and (ii) 90 days after termination of service if he or she terminates service for any other reason (in each case, subject to the expiration date of the Award). The proposed amendments will allow a participant, under all circumstances, one year after the date of his or her termination of service to exercise all vested NQSOs and SARs (in each case, subject to the expiration date of the Award). We believe this change is necessary to provide equity awards that are competitive with those companies with whom we compete for talent.

  Change the way we administer Awards. The proposed amendments will modify the way in which we administer the settlement of Awards, the payment of stock option exercise prices, and the satisfaction of tax withholding obligations after the exercise or vesting of Awards. We believe these modifications are necessary to allow us to more efficiently administer the 2005 Incentive Plan.

  Update and clarify certain performance criteria and adjustment categories and add a new adjustment category. The proposed amendments to Article X (Performance-Based Awards) of the 2005 Incentive Plan principally consist of (i) updates to reflect current authoritative literature referenced in, and to further clarify, the performance criteria and adjustment categories, and (ii) the inclusion of a new adjustment category to account for the tax effect of any tax laws or regulations, or amendments thereto, that become effective after the beginning of the applicable period during which the Committee measures whether or not Awards intended to qualify as “performance based compensation” under Section 162(m) are earned (“Performance Period”). We believe the updates and clarifications facilitate a better understanding of the plan’s terms by participants, shareholders, administrators and us. We believe the addition of the new adjustment category is appropriate to account for changes in tax laws or regulations that are not effective, and therefore not included in the performance measures established by the Committee, at the beginning of the Performance Period.

The proposed amendments to the 2005 Incentive Plan will become effective if and when approved by our shareholders at the Annual Meeting. In the event that our shareholders do not approve the proposed amendments to the 2005 Incentive Plan, Awards previously granted by us under the 2005 Incentive Plan will remain valid and the 2005 Incentive Plan will remain in effect.

The complete text of the 2005 Incentive Plan, marked to show the proposed amendments, is attached to this Proxy Statement as Appendix I. The following summary of the 2005 Incentive Plan, as proposed to be amended, is qualified in its entirety by reference to Appendix I.

Administration

The 2005 Incentive Plan is administered by the Committee. The selection of participants in the 2005 Incentive Plan, the level of participation of each participant and the terms and conditions of all Awards are determined by the Committee. Though not required by the 2005 Incentive Plan, the Committee generally seeks the approval of all outside directors when granting Awards to our executives, as we believe this approach represents best practices in corporate governance. The Committee has discretionary authority to interpret the 2005 Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the 2005 Incentive Plan, and to make all other determinations necessary or advisable for the administration of the 2005 Incentive Plan. The Committee may delegate authority to administer the 2005 Incentive Plan as it deems appropriate, subject to the express limitations set forth in the 2005 Incentive Plan.

Term, Termination and Amendment

The 2005 Incentive Plan will expire on May 16, 2012, unless terminated earlier by the Board. Although the Board may amend or alter the 2005 Incentive Plan, it may not do so without shareholder approval of any amendment to the extent shareholder approval is required to comply with NYSE listing requirements. In addition, no amendment, alteration or termination of the 2005 Incentive Plan may adversely affect any outstanding Award without the consent of the participant other than amendments (i) to cause the 2005 Incentive Plan to comply with applicable law, (ii) to permit us a tax deduction under applicable law, or (iii) designed for us to avoid an expense charge.

Share Limitations

With the approval of the proposed amendments, the number of common shares available for issuance under the 2005 Incentive Plan will equal the sum of: (i) 1,250,000 common shares; plus (ii) the 2,001,142 common shares that remained available for use under the 1996 Incentive Plan on December 30, 2005; plus (iii) an annual increase equal to 0.75% of the total number of issued common shares (including treasury shares) as of the start of each of the Company’s fiscal years that the 2005 Incentive Plan is in effect; plus (iv) 2,100,000 newly issued common shares. The 2005 Incentive Plan provides that the total number of common shares underlying Awards granted under the 2005 Incentive Plan, the Director Stock Option Plan, the expired 1996 Incentive Plan, and the expired ESO Plan may not exceed 15% of all of our issued and outstanding common shares (including treasury shares) as of any date. If our shareholders approve the proposed amendments to the 2005 Incentive Plan, we anticipate that the 2,100,000 additional common shares that may then be granted thereunder will be registered by us under the Securities Act of 1933, as amended, during fiscal 2008.

The aggregate number of common shares underlying restricted stock, restricted stock units and performance units granted under the 2005 Incentive Plan shall not exceed one-third of all common shares underlying Awards granted under the Plan. The maximum aggregate number of common shares that may be granted under the 2005 Incentive Plan shall not exceed 5,000,000.

The 2005 Incentive Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) with respect to stock options, SARs, restricted stock and other Awards that are intended to qualify as “performance based compensation” under Section 162(m). In order to meet Section 162(m) requirements, the 2005 Incentive Plan provides limits on the number and type of common shares that any one participant may receive. Awards granted to a covered employee (as that term is used within Section 162(m)) that are intended to qualify as “performance based compensation” under Section 162(m), are limited to: (i) 2,000,000 shares of restricted stock per participant annually; (ii) 3,000,000 common shares underlying stock options and SARs per participant during any three consecutive calendar years; and (iii) $6,000,000 through performance units per participant during any three consecutive calendar years.

Common shares issued under the 2005 Incentive Plan will be authorized but unissued common shares of the Company, treasury shares, or shares purchased in the open market. To the extent that any Award payable in common shares is forfeited, cancelled, terminated or relinquished, the common shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to Awards under the 2005

Incentive Plan. However, the following types of common shares may not become again available for issuance as an Award: (i) common shares tendered by participants as full or partial payment to us upon the exercise of Awards granted under the 2005 Incentive Plan; (ii) common shares underlying an exercised SAR that are not issued upon the settlement of such SAR; and (iii) common shares withheld by, or otherwise remitted to, us to meet our withholding obligations arising upon the exercise of any Award.

Eligibility and Participation

With the approval of the proposed amendments, in the Committee’s discretion, all of our directors and all of our and our affiliates’ salaried employees, consultants and advisors will be eligible to participate in the 2005 Incentive Plan. As of the record date, we had no employees and our affiliates had approximately 3,900 salaried employees. In fiscal 2008, approximately 90 of our affiliates’ employees (and no consultants or advisors) have received or are expected to receive Awards under the 2005 Incentive Plan, although this may vary from year to year. If our shareholders approve the proposed amendments, we anticipate making Awards to all eight of our outside directors in fiscal 2008. From time to time, the Committee will determine who will be granted Awards, the number of shares subject to such Awards, and all other terms of the Awards.

Awards

Since January 1, 2006, equity compensation awards to employees have been limited to NQSOs and restricted stock under the 2005 Incentive Plan. Our current equity compensation awards to outside directors are limited to NQSOs under the Director Stock Option Plan. The 2005 Incentive Plan authorizes the grant of NQSOs, ISOs, SARs, restricted stock, restricted stock units and performance units, each of which is described below.

Stock Options

Stock options granted under the 2005 Incentive Plan may be either NQSOs or ISOs. The exercise price of any stock option granted may not be less than the fair market value of our common shares on the grant date. The stock option exercise price is payable in cash, by certified check, with our common shares, through a broker-assisted cashless exercise, by withholding common shares subject to the stock option having a fair value equal to the stock option exercise price, or any combination of the foregoing.

The Committee determines the terms of each stock option grant at the time of the grant. However, the aggregate fair market value (determined as of the grant date) of the common shares subject to ISOs that are exercisable by any participant for the first time in any calendar year under all of our plans may not be larger than $100,000. The Committee specifies at the time each stock option is granted the time or times at which, and in what proportions, the stock option becomes vested and exercisable. In general, no stock options shall be exercisable in fewer than six months after the grant date and no more than one-third of the common shares underlying a stock option shall become exercisable before each of the first three anniversary dates after the grant date. Additionally, a stock option that vests upon the attainment of a specified business performance goal established by the Committee may not be exercised sooner than one year after the grant date. Pursuant to the terms of the 2005 Incentive Plan, the Committee may accelerate the vesting of stock options. A stock option shall expire no later than 10 years after the grant date. In general, a stock option expires upon the earlier of (i) its stated expiration date or (ii) one year after the participant terminates service (except in the case of ISOs which must be exercised within three months after termination of service).

Stock Appreciation Rights

A SAR entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of our common shares on the settlement date over the base price of the SAR, multiplied by the number of SARs being settled. The base price of a SAR may not be less than the fair market value of our common shares on the grant date. SARs may be payable in cash, our common shares or a combination of both.

The Committee determines the vesting requirements and the payment and other terms of a SAR. Vesting may be based on the continued service of the participant for specified time periods or the attainment of a specified business performance goal established by the Committee or both. In general, no more than one-third of a SAR may be exercised before each of the first three anniversary dates after the grant date. However, if vesting is based on the attainment of a specified business performance goal established by the Committee, then the SAR may not vest before the first anniversary after the grant date. Pursuant to the terms of the 2005 Incentive Plan, the Committee may accelerate the vesting of SARs. A SAR shall expire no later than 10 years after the grant date. In general, a SAR expires upon the earlier of (i) its stated expiration date or (ii) one year after the participant terminates service.

SARs may be granted on a stand-alone basis or in tandem with another Award. A stand-alone SAR is a SAR that is not associated with any other Award. A tandem SAR is a SAR that is granted in association with a stock option, is subject to the same terms that affect the stock option and may be exercised instead of the stock option (in which case the stock option is cancelled) or expires if the stock option is exercised.

Restricted Stock

A restricted stock Award represents our common shares that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or the attainment of a specified business performance goal established by the Committee. In general, no more than one-third of simultaneously granted restricted stock Awards may vest before each of the first three anniversary dates after the grant date. However, if vesting is based on the attainment of a specified business performance goal established by the Committee, then the restricted stock may not vest sooner than the first anniversary after the grant date.

Subject to the transfer restrictions and vesting requirements of the restricted stock Award, the participant has the same rights as our shareholders during the restriction period, including all voting and dividend rights, although the Committee may provide that dividends and restricted stock certificates will be held in escrow during the restriction period (and forfeited or distributed depending on whether applicable performance goals or service restrictions have been met). Also, any stock dividends will be subject to the same restrictions that apply to the restricted stock upon which the stock dividends are issued. Unless the Committee specifies otherwise in the Award agreement, the restricted stock is forfeited if the participant terminates service before the restricted stock vests or if applicable terms and conditions have not been met at the end of the restriction period.

Restricted Stock Units

An Award of restricted stock units provides the participant the right to receive a payment based on the value of our common shares. Restricted stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of a specified business performance goal established by the Committee. In general, no more than one-third of simultaneously granted restricted stock unit Awards may vest before each of the first three anniversary dates after the grant date. However, if vesting is based on the attainment of a specified business performance goal established by the Committee, then the restricted stock units may not vest sooner than the first anniversary after the grant date. Restricted stock units are payable in cash, our common shares or a combination of both, as determined by the Committee.

Participants receiving restricted stock units do not have, with respect to such restricted stock units, any of the rights of a shareholder. Unless the Committee specifies otherwise in the Award agreement, the restricted stock unit Award is forfeited if the participant terminates service before the restricted stock unit vests or if applicable terms and conditions have not been met at the end of the restriction period.

Performance Units

An Award of performance units provides the participant the right to receive our common shares if specified terms and conditions are met. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of a specified business performance goal established by the Committee. In general, no more than one-third of the performance units may vest before each of the first three anniversary dates after the grant date. However, if vesting is based on the attainment of specified business performance goals established by the Committee, then the performance units may not vest sooner than the first anniversary after the grant date. Performance unit Awards are payable in cash, our common shares or a combination of both. If cash settlement is made, the amount distributed will be the fair market value of the number of common shares that otherwise would have been distributed to settle the performance units. Unless the Committee specifies otherwise in the Award agreement, the performance units are forfeited if the participant terminates service before the performance units are earned.

Performance-Based Awards

Generally, Section 162(m) provides that we may not deduct more than $1,000,000 of compensation paid during any fiscal year to our covered employees (i.e., our CEO or our three other highest compensated executives (excluding the principal financial officer) employed at the end of the fiscal year). However, this limit does not apply to “performance based compensation.” Any Awards granted under the 2005 Incentive Plan may be granted in a form that qualifies for the “performance based compensation” exception under Section 162(m). Under Section 162(m), the terms of the Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the Committee discretion to decrease the amount of compensation payable). The 2005 Incentive Plan specifies performance goals that the Committee must use when granting a performance-based Award. As described above, the 2005 Incentive Plan imposes certain limitations on the number and value of performance-based Awards to covered employees.

Effect of Change in Control

Awards granted under the 2005 Incentive Plan are generally subject to special provisions upon the occurrence of a change in control (as defined in the 2005 Incentive Plan and discussed in the “Executive Compensation” section of this Proxy Statement). For Awards granted under the 2005 Incentive Plan, if a change in control occurs, then: (i) all outstanding stock options and SARs shall become fully exercisable; (ii) all remaining restrictions applicable to restricted stock and restricted stock units shall lapse and such restricted stock and restricted stock units shall become free of restrictions, fully vested and transferable; and (iii) any performance goals or other condition applicable to performance units shall be deemed to be satisfied in full with the common shares or cash subject to such Award being fully distributable. Payments under Awards that become subject to the excess parachute payment rules of Section 280G of the IRC may be reduced under certain circumstances. See the “Tax Treatment of Awards — Sections 280G and 4999” section below for more details.

Limited Transferability

All Awards or common shares subject to an Award under the 2005 Incentive Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation, and Awards are exercisable during the participant’s lifetime only by the participant (or by the participant’s legal representative in the event of the participant’s incapacity).

Equitable Adjustments

With the approval of the proposed amendments, in the event of a reorganization, recapitalization, merger, spin-off, stock split or other specified changes affecting us or our capital structure, the Committee is required to make equitable adjustments that reflect equitably the effects of such changes to the participants. Such adjustments may relate to the number of our common shares available for grant, as well as to other maximum limitations under the 2005 Incentive Plan (e.g., exercise prices and number of Awards), and the number of our common shares or other rights and prices under outstanding Awards.

Plan Benefits

The Committee has discretionary authority to grant Awards pursuant to the 2005 Incentive Plan. The 2005 Incentive Plan does not contain any provision for automatic grants. As a result, the future Awards, benefits or amounts that may be received by any individual participant or group of participants are not determinable.

As set forth in the table below, the following Awards have been granted under the 2005 Incentive Plan since its inception to: (i) each named executive officer; (ii) all current executive officers; and (iii) all of our employees who are not executive officers. All of the outstanding Awards were granted for compensatory purposes.

	Common Shares Underlying	Common Shares Underlying
Name or	Stock Option Awards	Restricted Stock Awards
Identity of Group	(#)	(#)
Mr. Fishman (1)	450,000	225,000
Mr. Cooper (1)	78,500	28,500
Mr. Waite (1)	84,000	31,000
Mr. Martin (1)	51,500	18,500
Ms. Bachmann (1)	78,500	28,500
Executive Group	1,005,400	424,200
Non-Executive Director Group (2)	—	—
Non-Executive Officer Employee Group	1,138,500	191,900
____________________

(1)	For additional information regarding Awards made to the named executive officers during fiscal 2007 and each named executive officer’s title, see the Summary Compensation Table and the Grants of Plan-Based Awards table in this Proxy Statement.

(2)	No current outside director has received an Award under the 2005 Incentive Plan. For additional information regarding the equity awarded to outside directors, see the Director Compensation section of this Proxy Statement.

Tax Treatment of Awards

The following summary of the United States federal income tax implications of Awards under the 2005 Incentive Plan is based on the provisions of the IRC (and any relevant rulings and regulations issued under the IRC) as of the date of this Proxy Statement. The summary is not intended to be a complete description of the United States federal income tax laws, does not constitute tax advice and does not describe state, local or foreign tax consequences.

Incentive Stock Options

An ISO generally results in no taxable ordinary income to the participant or deduction to us at the time the ISO is granted or exercised. However, the excess of the fair market value of the common shares acquired over the stock option exercise price is an item of adjustment in computing the alternative minimum taxable income of the participant. If the participant holds the common shares received as a result of an exercise of an ISO for at least two years from the grant date and one year from the exercise date, then the gain realized on disposition of the common shares is treated as a long-term capital gain. If the common shares are disposed of within either of these periods (i.e., a “disqualifying disposition”), then the participant will include in income, as compensation for the year of the disqualifying disposition, an amount equal to the excess, if any, of the fair market value of the common shares, upon exercise of the stock option over the stock option exercise price (or, if less, the excess of the amount realized upon disposition over the stock option exercise price). The excess, if any, of the sale price over the fair market value on the exercise date will be a short-term capital gain. In such case, we will be entitled to a deduction, generally in the year of such a disposition, for the amount includible in the participant’s income as compensation. The participant’s basis in the common shares acquired upon exercise of an ISO is equal to the stock option exercise price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A NQSO results in no taxable income to the participant or deduction to us at the time it is granted. A participant exercising a NQSO will, at that time, realize taxable compensation in the amount of the difference between the stock option exercise price and the then-current fair market value of the common shares. Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation recognized by the participant.

The participant’s basis in such common shares is equal to the sum of the stock option exercise price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the common shares will be a long-term or short-term gain (or loss), depending upon the holding period of the common shares.

If a participant tenders previously owned common shares in payment of the NQSO exercise price, then, instead of the treatment described above, the following generally will apply: a number of new common shares equal to the number of previously owned common shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period for such number of new common shares will be equal to the basis and holding period of the previously owned common shares exchanged; the participant will have compensation income equal to the fair market value on the exercise date of the number of new common shares received in excess of such number of exchanged common shares; the participant’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such common shares will begin on the exercise date.

Stock Appreciation Rights

Generally, a participant that receives a stand-alone or tandem SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in either form of SAR in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in either form of SARs in common shares, the spread between the then-current fair market value of the common shares and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of either form of SAR. However, upon the settlement of either form of SAR, we will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.

Other Awards

The current United States federal income tax consequences of other Awards authorized under the 2005 Incentive Plan are generally in accordance with the following: (i) the fair market value of restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the participant elects to accelerate recognition as of the grant date, and (ii) the amount of cash paid (or the fair market value of the common shares issued) to settle restricted stock units and performance units is generally subject to ordinary income tax. In each of the foregoing cases, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m)

As described above, Awards granted under the 2005 Incentive Plan may qualify as “performance based compensation” under Section 162(m) in order to preserve federal income tax deductions by us with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to our CEO or our three other highest compensated executives (excluding the principal financial officer) employed at the end of the fiscal year. To qualify for this exception, Awards must be granted under the 2005 Incentive Plan by the Committee and satisfy the 2005 Incentive Plan’s limit on the total number of common shares that may be awarded to any one participant during a year. In addition, for Awards other than stock options to qualify as “performance based compensation,” the issuance or vesting of the Award, as applicable, must be contingent upon satisfying one or more of the performance goals listed in the 2005 Incentive Plan, as established and certified by the Committee.

Sections 280G and 4999

Section 280G of the IRC disallows deductions for excess parachute payments and Section 4999 of the IRC imposes penalties on persons who receive excess parachute payments. A parachute payment is the present value of any compensation amount that is paid to “disqualified individuals” (such as our and our subsidiaries’ officers and highly paid employees) that are contingent upon or paid on account of a change in control – but only if such payments, in the aggregate, are equal to or greater than 300% of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of service if that period is less than five calendar years). This average is called the “Base Amount.” An excess parachute payment is the amount by which any parachute payment exceeds the portion of the Base Amount allocated to such payment.

Some participants in the 2005 Incentive Plan may receive parachute payments in connection with a change in control. If this happens, the value of each participant’s parachute payment from the 2005 Incentive Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or arrangements with us or our subsidiaries, such as an employment agreement or a change in control agreement. If the participant is a disqualified individual and the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20% of the value of all parachute payments above 100% of the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither we nor any of our subsidiaries would be able to deduct the amount of any participant’s excess parachute payment and the $1,000,000 limit on deductible compensation under Section 162(m) would be reduced by the amount of the excess parachute payment.

The 2005 Incentive Plan addresses excess parachute payment penalties. Generally, if a participant in the 2005 Incentive Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2005 Incentive Plan also states that other means of dealing with these penalties will be applied if required by the terms of another written agreement (whether currently in effect or adopted in future) with us or any of our subsidiaries (such as an employment or a change in control agreement). Each named executive officer has an employment agreement with the Company that provides that the executive would also receive a payment in the amount necessary to hold them harmless from the effects of Sections 280G and 4999 of the IRC.

Section 83(b)

A participant may elect pursuant to Section 83(b) of the IRC to have income recognized at the grant date of an Award of restricted stock, restricted stock units or performance units and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, we will be entitled to a corresponding tax deduction equal to the value of the Awards affected by this election.

Section 409A

Section 409A of the IRC, which became effective January 1, 2005, imposes certain restrictions on amounts deferred under nonqualified deferred compensation plans and a 20% excise tax on amounts that are subject to, but do not comply with, Section 409A of the IRC. Section 409A of the IRC includes a broad definition of nonqualified deferred compensation plans, which includes certain types of equity incentive compensation. It is intended that the Awards granted under the 2005 Incentive Plan will comply with or be exempt from the requirements of Section 409A of the IRC and the treasury regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service).

Market Value

On March 31, 2008, the closing price of our common shares traded on the NYSE was $22.30 per share.

Equity Compensation Plan Information

The following table summarizes information as of February 2, 2008, relating to our equity compensation plans pursuant to which our common shares may be issued.

Number of securities remaining
available for issuance under
	Number of securities to be issued		Weighted-average exercise price	equity compensation plans
	upon exercise of outstanding		of outstanding options, warrants	(excluding securities reflected in
	options, warrants and rights (#)		and rights ($)	column (a)) (#)
Plan category	(a)		(b)	(c)
Equity compensation plans
approved by security holders	4,124,470	(1)(2)	19.20	2,432,681 (3)
Equity compensation plans not
approved by security holders	—		—	—
Total	4,124,470		19.20	2,432,681
____________________

(1)	Includes stock options granted under the 2005 Incentive Plan, the Director Stock Option Plan and the 1996 Incentive Plan. In addition, we had 320,900 shares of unvested restricted stock outstanding under the 2005 Incentive Plan.

(2)	The common shares issuable upon exercise of outstanding stock options granted under each shareholder-approved plan are as follows:

2005 Incentive Plan	1,857,350
Director Stock Option Plan	372,500
1996 Incentive Plan	1,894,620

(3)	The common shares available for issuance under each shareholder-approved plan are as follows:

2005 Incentive Plan	2,385,072
Director Stock Option Plan	47,609
1996 Incentive Plan	—

The 1996 Incentive Plan terminated on December 31, 2005. The number of common shares available for issuance under the 2005 Incentive Plan is adjusted annually by adding 0.75% of the total number of issued common shares (including treasury shares) as of the start of each of our fiscal years that the 2005 Incentive Plan is in effect. Additionally, the common shares shown in the above table and footnotes do not reflect the additional common shares that will be authorized for issuance under the 2005 Incentive Plan if our shareholders approve the amendments to the 2005 Incentive Plan (in which case, no additional awards will be made under the Director Stock Option Plan).

See the “Stock Ownership - Ownership of Our Common Shares by Certain Beneficial Owners and Management” section of this Proxy Statement for additional information with respect to security ownership of certain beneficial owners and management.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 2005 INCENTIVE PLAN.

AUDIT COMMITTEE DISCLOSURE

General Information

The Audit Committee consists of three outside directors of the Board. Our common shares are listed on the NYSE. The members of the Audit Committee have been reviewed by the Board and determined to be independent within the meaning of all applicable SEC regulations and the listing standards of the NYSE.

The charter of the Audit Committee states that the purpose of the Audit Committee is to assist the Board in its oversight of:

  the integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

  our compliance with legal and regulatory requirements, including our disclosure controls and procedures;

  the annual independent audit of our financial statements, the engagement of the independent registered public accounting firm, and the evaluation of the firm’s qualifications, independence and performance;

  the performance of our internal audit function;

  the evaluation of enterprise risk issues; and

  the fulfillment of other responsibilities set forth in its charter.

The full text of the Audit Committee’s charter is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Audit Committee regularly reviews its responsibilities as outlined in its charter, prepares an annual agenda to include all of its responsibilities and conducts a self-assessment and review of the charter annually. The Audit Committee believes it fulfilled its responsibilities under the charter in fiscal 2007.

The Audit Committee schedules its meetings with a view towards ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent registered public accounting firm and the internal audit service provider, in each case without the presence of management, and discussions with our Chief Financial Officer and internal auditor in separate sessions, in each case without the presence of additional members of management. The Audit Committee also meets in executive session without the presence of anyone else, whenever appropriate.

During fiscal 2007, management completed the documentation, testing and evaluation of our system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with its oversight, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management contained in our Form 10-K, as well as the independent registered public accounting firm’s Report of Independent Registered Public Accounting Firm included in our Form 10-K related to its audit of (i) our consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee efforts related to our system of internal control over financial reporting and management’s preparations for the evaluation thereof in fiscal 2008. The Audit Committee has also reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure.

Independent Registered Public Accounting Firm

The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for fiscal 2007. Deloitte & Touche LLP has served as our independent registered public accounting firm since October 1989. The Audit Committee annually selects our independent registered public accounting firm.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has considered whether the independent registered public accounting firm’s provision of any non-audit services to Big Lots is compatible with maintaining such firm’s independence. Consistent with the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy, all audit and non-audit services rendered by Deloitte & Touche LLP in fiscal 2007, including the related fees, were pre-approved by the Audit Committee. Under the policy, the Audit Committee is required to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm to assure that the provision of those services does not impair the firm’s independence. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees incurred for each category of service at Audit Committee meetings throughout the year.

During the year, it may become necessary to engage the independent registered public accounting firm for additional services that have not been approved. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The member or members to whom pre-approval authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

The fees billed to us for the professional services rendered by Deloitte & Touche LLP during the two most recently completed fiscal years were as follows:

	Fiscal 2007	Fiscal 2006
($ in thousands)	($)	($)
Audit Fees	1,348	1,437
Audit-Related Fees (1)	27	115
Tax Fees (2)	296	112
All Other Fees (3)	2	—
Total Fees	1,673	1,664
____________________

(1)	For fiscal 2007, the audit-related fees principally related to accounting consultation. For fiscal 2006, the audit-related fees principally related to audits of employee benefit plans and accounting consultation.

(2)	For fiscal 2007 and fiscal 2006, the tax fees principally related to tax planning, tax consultation and tax compliance services.

(3)	Online subscription fee for technical accounting support.

Audit Committee Report

In connection with the audited financial statements for fiscal 2007, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, (Communication with Audit Committees), as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed the independent registered public accounting firm’s independence with the firm.

As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. Based on these reviews and discussions, the undersigned members of the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal 2007 for filing with the SEC.

Members of the Audit Committee

Philip E. Mallott, Chair
Jeffrey P. Berger
Russell Solt

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008

At its March 4, 2008 meeting, the Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2008. The submission of this matter for approval by shareholders is not legally required; however, we believe that such submission is consistent with best practices in corporate governance and is another opportunity for shareholders to provide direct feedback on an important issue of our corporate governance. If the shareholders do not approve the ratification of the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered by the Audit Committee.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if so desired.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008.

SHAREHOLDER PROPOSALS

Any proposals of shareholders which are intended to be presented at the 2009 annual meeting of shareholders must be received by our Corporate Secretary at our corporate offices on or before December 16, 2008 to be eligible for inclusion in our 2009 proxy statement and form of proxy. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at the 2009 annual meeting of shareholders without including that proposal in our 2009 proxy materials and written notice of the proposal is not received by our Corporate Secretary at our corporate offices on or before March 2, 2009, or if we meet other requirements of the SEC rules, proxies solicited by the Board for our 2009 annual meeting of shareholders will confer discretionary authority on the proxy holders named therein to vote on the proposal at the meeting.

ANNUAL REPORT ON FORM 10-K

Our Form 10-K is included with this Proxy Statement in our 2007 Annual Report to Shareholders. Shareholders may also receive a copy of our Form 10-K without charge by writing to: Investor Relations, Big Lots, Inc., 300 Phillipi Road, Columbus, Ohio 43228-5311. Our Form 10-K may also be accessed in the Investor Relations section of our website (www.biglots.com) under the “SEC Filings” caption.

PROXY SOLICITATION COSTS

This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the proxy card) to shareholders of record on the record date, brokers, banks and other holders of record must, at our expense, provide our proxy materials to persons for whom they hold our common shares in order that such common shares may be voted. Solicitation may also be made by our officers and regular employees personally or by telephone, mail or electronic mail. Officers and employees who assist with solicitation will not receive any additional compensation. The cost of the solicitation will be borne by us. We have also retained Georgeson Inc. to aid in the solicitation of proxies for a fee estimated to be $6,500, plus reasonable out-of-pocket expenses.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than as referred to in Proposal One, Proposal Two and Proposal Three above. If any other matter is properly brought before the Annual Meeting for action by shareholders, common shares represented by proxies returned to us will be voted on such matter in accordance with the recommendations of the Board.

By order of the Board of Directors,

CHARLES W. HAUBIEL II
Senior Vice President, Legal and Real Estate,
General Counsel and Corporate Secretary
April 15, 2008
Columbus, Ohio

APPENDIX I

BIG LOTS

2005 LONG-TERM INCENTIVE PLAN

AMENDED AND RESTATED
EFFECTIVE MAY 29, 2008

BIG LOTS
2005 LONG-TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Restatement. The Plan was initially adopted on the Effective Date and is hereby amended and restated in its entirety effective on the Restatement Date.~~Establishment. The Big Lots 2005 Long-Term Incentive Plan (“Plan”) is hereby established by Big Lots, Inc. (“Company”), effective as of the date it is approved by the Company’s shareholders (“Effective Date”).~~

1.2 Purposes. The Plan is intended to promote the Company’s long-term financial success and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented associates and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE II

DEFINITIONS

When used in ~~this~~ the Plan, the following terms have the meaning given to them in this ~~section~~ Article II unless another meaning is expressly provided elsewhere in ~~this~~ the Plan or required by the plain context in which it is used. When applying the terms defined in this ~~section~~ Article II and other terms used throughout the Plan, the form of any term, phrase or word will, as appropriate, include any and all of its forms.

2.1 “Affiliate” means (1) in the case of an ISO, a “parent corporation” or a “subsidiary corporation” of the Company, as those terms are defined in Code §§424(e) and (f), respectively; and (2) in all other cases, any other entity (other than the Company) regardless of its form that directly or indirectly controls, is controlled by or is under common control with, the Company within the meaning of Code §414(b), as modified by Section 409A of the Code ~~but substituting “50 percent” for “80 percent” when determining controlling interest under Code §414(b)~~.

2.2 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit granted to a Participant under the Plan. At the Committee’s discretion, an Award may be granted as a Performance-Based Award.

2.3 “Award Agreement” means any written or electronic agreement granting an Award to a Participant. Each Award Agreement will specify the Grant Date and describe the terms and conditions imposed on the Award.

2.4 “Beneficiary” means any person (or entity), who (or which) has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation or to exercise the rights that are due or exercisable at the Participant’s death. If there is no designated beneficiary, the term means any person or entity entitled by will or the applicable laws of descent and distribution to receive such compensation.

2.5 “Board of Directors” or “Board” means the Company’s board of directors.

2.6 “Change in Control” means any one or more of the following events:

(1) ~~a~~Any person or group ~~[~~(as defined for purposes of Section 13(d) of the Exchange Act)~~]~~ becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20 percent or more of the outstanding equity securities of the Company entitled to vote for the election of directors;

(2) ~~a~~A majority of the members of the Board of Directors ~~of the Company~~ then in office is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or

As amended and restated effective May 29, 2008.

(3) ~~t~~The shareholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including, without limitation, a plan of liquidation).

Provided, however, the other provisions of this Section 2.6 notwithstanding, the term “Change in Control” shall not mean any merger, consolidation, reorganization, or other transaction in which the Company exchanges or offers to exchange newly-issued or treasury Common Shares representing 20 percent or more, but less than 50 percent, of the outstanding equity securities of the Company entitled to vote for the election of directors, for 51 percent or more of the outstanding equity securities entitled to vote for the election of at least the majority of the directors of a corporation other than the Company or an Affiliate (the “Acquired Corporation”), or for all or substantially all of the assets of the Acquired Corporation.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with relevant rules, regulations and authoritative interpretations the Internal Revenue Service issues.

2.8 “Committee” means the Compensation Committee of the Board or such other Board committee to which the Board assigns the responsibility of administering the Plan. The Committee shall consist of at least three members of the Board, each of whom may serve on the Committee only if the Board determines that he or she (1) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act, (2) satisfies the requirements of an “outside director” for purposes of Code §162(m) and (3) qualifies as “independent” in accordance with New York Stock Exchange listing standards.

2.9 “Common Shares” means shares of the Company’s common shares, $0.01 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Shares of any successor to the Company which is designated for the purpose of the Plan.

2.10 “Company” means Big Lots, Inc., an Ohio corporation.

2.11~~0~~ “Covered Employee” means a Participant whose compensation in the year of the expected payment of an Award will be subject to Code §162(m).

2.12~~1~~ “Disability” means:~~,~~

(1) ~~w~~With respect to ISOs, as that term is defined in Code §22(e)(3);~~,~~

(2) ~~w~~With respect to any Award ~~(other than an ISO)~~ that is ~~not~~ subject to Code §409A, the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) by reason of any readily determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of at least three months under an accident and health plan covering employees of the Participant’s employer, or (c) determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board; and

(3) With respect to any other Award, a physical or mental condition that, for more than six consecutive months, renders the Participant incapable, with reasonable accommodation, of performing his or her assigned duties on a full-time basis ~~or, with respect to any Award (that is not an ISO) that is subject to Code §409A, as that term is defined under Code §409A~~.

2.13 “Effective Date” means May 17, 2005, the date upon which the Plan was initially approved by the Company’s shareholders.

2.14~~2~~ “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.15~~3~~ “Exercise Price” means the price, if any, a Participant must pay to exercise an Award or the amount upon which the value of an Award is based.

2.16~~4~~ “Fair Market Value” means:

As amended and restated effective May 29, 2008.

(1) If the Common Shares are readily tradable on an established securities market, the ~~volume-weighted~~ average of the opening and closing trading prices of a Common Share on any date for which it is relevant or, if a relevant date occurs on a day other than a trading day, on the next trading day; and

(2) If the Common Shares are not readily tradable on an established securities market, the value determined by the Committee through the reasonable application of a reasonable method, taking into account all information material to the value of the Company, within the meaning of Code §409A and the Treasury Regulations promulgated thereunder.

2.17~~5~~ “Grant Date” means the later of (1) the date the Committee establishes the terms of an Award or (2) the date specified in the Award Agreement. In no event may the Grant Date be earlier than the Effective Date.

2.18~~6~~ “Incentive Stock Option” or “ISO” means any Option granted under the Plan that is designated as an “incentive stock option” within the meaning of Code §422.

2.19~~7~~ “Non-Qualified Stock Option” or “NQSO” means an Option granted under the Plan that (1) is not designated as an ISO or (2) an ISO that, for any reason other than exercise, ceased to be an ISO.

2.20~~18~~ “Option” means a right to purchase Common Shares granted to a Participant in accordance with Article VI. An Option may be either an ISO or NQSO.

2.21~~9~~ “Option Period” means the period during which an Option may be exercised.

2.22~~0~~ “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan.

2.23~~1~~ “Performance-Based Award” means an Award granted subject to the terms of Article X.

2.24~~2~~ “Performance Period” means the period (which, with respect to a Covered Employee, may be no shorter than a fiscal quarter of the Company) established by the Committee over which the Committee measures whether or not Performance-Based Awards have been earned.

2.25~~3~~ “Performance Unit” means a right granted subject to the terms and conditions established by the Committee under Article IX.

2.26 “Plan” means the Big Lots 2005 Long-Term Incentive Plan, as herein amended and restated and as may be further amended from time to time.

2.27 “Restatement Date” means May 29, 2008, the date of the Company’s 2008 Annual Meeting of Shareholders.

2.28~~4~~ “Restricted Stock” means Common Shares granted subject to the terms and conditions established by the Committee under Section 8.1.

2.29~~25~~ “Restricted Stock Unit” means an Award granted subject to the terms and conditions established by the Committee under Section 8.2.

2.30~~26~~ “Restriction Period” means the period over which the Committee measures whether terms and conditions (such as forfeitures) placed on Restricted Stock or Restricted Stock Units have been met.

2.31~~27~~ “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, issued by the Securities and Exchange Commission under Section 16 of the Exchange Act or any successor rule.

2.32~~28~~ “Stock Appreciation Right” or “SAR” means a right granted to a Participant to receive, either in cash ~~(if permitted by rules issued under Code §409A)~~ or Common Shares or a combination thereof ~~(if permitted by rules issued under Code §409A)~~, the appreciation in the value of a Common Share over a certain period of time. SARs are granted under Article VII.

2.33~~29~~ “Termination of Employment” means the occurrence of any act or event that causes a Participant to cease being an employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, or severance as a result of the discontinuance, liquidation, sale, or transfer by the Company or its Affiliates of a business owned or operated by the Company or any Affiliate. With respect to any person who is not an employee of the Company or any Affiliate (such as an eligible consultant as determined in accordance with Article V), the Award Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an

As amended and restated effective May 29, 2008.

employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

2.34~~0~~ “Vesting Acceleration Feature” means a term in an Award Agreement that, upon achievement and certification of performance goals set forth in Section 10.3, causes the lapse of restrictions imposed on Restricted Stock or Restricted Stock Units to accelerate.

ARTICLE III

ADMINISTRATION

3.1 Committee Duties. The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan to the extent appropriate to protect the Company’s interests and the Plan’s purpose and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants and Beneficiaries. Also, the Committee (or the Board, as appropriate) may revoke or amend the Plan and Award Agreements without any additional consideration to affected Participants, to the extent necessary to avoid penalties under Code §409A, even if that revocation or those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before the amendments; provided, however, that~~, although~~ the Company or the Committee may (but neither is required to) reimburse an affected Participant for any diminution in the value of an Award associated with any such change.

3.2 Restrictions on Reload/Repricing. Regardless of any other provision of ~~this~~ the Plan (1) without the prior approval of the shareholders, neither the Company nor the Committee may reprice or grant any Award in connection with the cancellation of a previously granted Award if the Exercise Price of the later granted Award is less than the Exercise Price of the earlier granted Award and (2) no Participant will be entitled (and no Committee discretion may be exercised to extend to any Participant) an automatic grant of additional Awards in connection with the exercise of an Option or otherwise.

3.3 Committee Actions. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. However, the Committee may not delegate any duties required to be administered by the Committee to comply with Code §162(m) or any applicable law.

~~3.4 Deferral of Awards. In its discretion, the Committee may permit any Participant to defer recognition of any Award through any means that is acceptable to it and which is consistent with Code §409A.~~

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1 Number of Shares. Subject to Section 4.7, the total number of Common Shares reserved and available for distribution pursuant to Awards shall be the sum of (1) 1,250,000 newly issued ~~shares~~Common Shares, plus (2) any remaining ~~shares~~ Common Shares available for issuance under the Company’s 1996 Performance Incentive Plan on December 30, 2005, plus (3) an additional .75 percent of the total number of issued Common Shares (including treasury shares) as of the start of each of the Company’s fiscal years (currently comprised of a 52/53-week period which ends on the Saturday nearest to January 31) that the Plan is in effect (including ~~shares~~ Common Shares exchanged when exercising Options), plus (4) effective on the Restatement Date, 2,100,000 newly issued Common Shares. Such shares may consist, in whole or in part, of authorized and unissued ~~shares~~ Common Shares or ~~shares~~Common Shares acquired from a third party. In any event, the total ~~of~~number of Common Shares underlying Awards granted under ~~this~~ the Plan, the 1996 Performance Incentive Plan, the Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan and the Director Stock Option Plan shall not exceed 15 percent of the total Common Shares issued and outstanding (including treasury shares) as of any date.

4.2 Unfulfilled Awards. Any Common Shares subject to an Award that, for any reason, is forfeited, cancelled, terminated or relinquished may again be the subject of an Award. Notwithstanding the foregoing, the following shares shall not become available again for issuance as an Award: (1) Common Shares tendered by Participants as

As amended and restated effective May 29, 2008.

full or partial payment to the Company upon exercise of Awards granted under ~~this~~the Plan; (2) Common Shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (3) Common Shares withheld by, or otherwise remitted to, the Company to meet the obligations described in Section 13.4.

4.3 Restrictions on Common Shares. Common Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms and conditions as the Committee, in its discretion, may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Shares, cash or other property prior to (1) the completion of any registration or qualification of such shares under federal, state or other law or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (2) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award. The Company may cause any certificate (or other representation of title) for any Common Shares to be delivered to be properly marked with a legend or other notation reflecting any limitations on transfer of such Common Shares as provided in ~~this~~the Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as the Committee may consider appropriate in connection with the issuance or delivery of the Common Shares in compliance with applicable law or otherwise.

4.4 Restrictions on Full Value Awards. The maximum aggregate number of shares of Restricted Stock, Restricted Stock Units and Performance Units that may be issued under ~~this~~the Plan shall not exceed 33-1/3 percent of all awards granted pursuant to ~~this~~the Plan.

4.5 ISO Restriction. The maximum aggregate number of shares that may be granted under ~~this~~the Plan through the exercise of ISOs shall be five million (5,000,000).

4.6 Shareholder Rights. Except as expressly provided in the Plan or Award Agreement, no Participant will have any rights as a shareholder with respect to Common Shares subject to an Award until, after proper transfer of the Common Shares subject to the Award or other action required, the shares have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon grant of Restricted Stock, or exercise of an Option or a SAR, or payment of any other Award or any portion thereof to be made in Common Shares, the Company will have a reasonable period (but not more than ~~2½~~ two and one-half months after the exercise or settlement date) in which to issue and transfer the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer, except as provided in the Plan or Award Agreement. Unless specifically provided in the Plan or Award Agreement, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records.

4.7 Effect of Certain Changes. In the event of any Company share dividend, share split, combination or exchange of Common Shares, recapitalization or other similar change in the capital structure of the Company, corporate separation, or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, ~~Company securities offering,~~ or event involving the Company and having an effect similar to any of the foregoing, the Committee ~~may~~ shall make ~~appropriate~~ equitable adjustments or substitutions as described below in this ~~s~~Section 4.7. The adjustments or substitutions may relate to the number of Common Shares available for Awards under the Plan, the number of Common Shares covered by outstanding Awards, the exercise price per share of outstanding Awards and any other characteristics or terms of the Awards as the Committee ~~may~~ deems necessary or appropriate to reflect equitably the effects of such changes to the Participants. Any adjustment or substitution made pursuant to this Section 4.7 shall be made in accordance with the requirements of Code §§ 409A and 424, to the extent applicable.

ARTICLE V

ELIGIBILITY

5.1 Eligibility. In the Committee’s discretion, any salaried employee, consultant or advisor to the Company or its Affiliates or any member of the Board~~(other than a member of the Board who also is not a salaried employee)~~ may be a Participant, provided such eligibility would not jeopardize the Plan’s compliance with Rule 16b-3 under the Exchange Act or any successor rule. For purposes of ~~this~~ the Plan, a consultant or advisor shall be eligible only if

As amended and restated effective May 29, 2008.

bona fide services are being rendered pursuant to a valid written agreement between the consultant or advisor and the Company, and the services rendered are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. However, ~~and unless otherwise permitted under Code §409A,~~ no Award subject to Code §409A may be granted to any person who is performing services for an entity that is not an Affiliate ~~affiliate of the Company within the meaning of Code §§414(b) and (c)~~.

5.2 Conditions of Participation. By accepting an Award, each Participant agrees in his or her own behalf and in behalf of his or her~~here~~ Beneficiaries (1) to be bound by the terms of the Award Agreement and the Plan and (2) that the Committee (or the Board) may amend the Plan and the Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights or Awards granted under the Plan or an Award Agreement (or both) before those amendments; provided, however, that~~, although~~ the Company or the Committee may (but neither is required to) reimburse an affected Participant or Beneficiary for any diminution in the value of an Award associated with any such change.

ARTICLE VI

OPTIONS

6.1 Grant of Options. Except as provided in Section 4.5, the Committee may grant Options to Participants at any time during the term of ~~this~~the Plan. However:

(1) No Option intended to be an ISO may be granted more than seven years after the Effective Date~~earlier of the date the Board adopts the Plan or the date the Plan is approved by the Company’s shareholders~~.

(2) Only a person who is a common-law employee of the Company~~,~~ or an Affiliate on the Grant Date, may be granted an ISO. Any Option that is not designated as an ISO or which does not qualify as an ISO will be a NQSO.

6.2 Terms and Conditions. Options shall be subject to the terms and conditions specified in the Award Agreement, including:

(1) Exercise Price. The Exercise Price shall not be less than (a) 100 percent of Fair Market Value on the Grant Date or (b) 110 percent of Fair Market Value on the Grant Date in the case of an ISO granted to an individual (a “10 percent Owner”) who owns or who is deemed to own shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any Affiliate, as determined under Code §422.

(2) Option Period. The Option Period of each Option will be specified in the Award Agreement, provided that no Option shall be exercisable fewer than six months after the Grant Date or more than ~~ten~~ 10 years after the Grant Date (five years in the case of an ISO granted to a 10 percent Owner).

(3) Exercisability. Subject to Article X, an Option shall be exercisable under terms specified in the Award Agreement; provided, however, that~~, although~~ an Option (which is not a substitution under ~~s~~Section 13.9) shall not permit more than one-third of any Common Shares thereunder to be purchased before each of the first three anniversary dates after its Grant Date. The Committee may provide in the Award Agreement for an accelerated exercise of all or part of an Option upon specified events or conditions, including one or more of the performance goals listed in Section 10.3. Also, the Committee may accelerate the exercisability of all or part of any Option at any time. The aggregate Fair Market Value (determined at the Grant Date) of the Common Shares subject to ISOs that are exercisable by a Participant for the first time during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000, calculated under Code §422.

(4) Method of Exercise. Subject to the provisions of this Article VI and the Award Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee specifying the number of whole Common Shares subject to the Option to be purchased. Such notice must be accompanied by payment of the Exercise Price by cash or certified check or other form of payment acceptable to the Committee at the time of exercise, including (a) delivering Common Shares already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of delivery equal to the Exercise Price; (b) the delivery of cash by a broker-dealer as a “cashless” exercise, provided this method of payment may not be used by an executive officer of the

As amended and restated effective May 29, 2008.

Company to the extent it would violate applicable provisions of the Sarbanes-Oxley Act of 2002; (c) ~~withholding by~~authorizing the Company to withhold from the~~of~~ Common Shares to be issued pursuant~~subject~~ to the Option a number of Common Shares having a total Fair Market Value as of the date of exercise equal to the Exercise Price; or (d) any combination of the foregoing.

6.3 Effect of Termination of Employment. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any exercisable Options held by a Participant who Terminates Employment ~~(1) because of death or Disability~~ may be exercised until the earlier of one year after Termination of Employment or the expiration date specified in the Award Agreement; provided, however, that a Participant may not exercise an ISO more than 3 months following such Participant’s Termination of Employment for any reason other than due to death or Disability or the expiration date specified in the Award Agreement, if earlier ~~or (2) for any reason other than death or Disability may be exercised until the earlier of 90 days after Termination of Employment or the expiration date specified in the Award Agreement~~.

6.4 Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods. The Committee may require that a Participant exercising an ISO give a written representation, satisfactory in form and substance, upon which the Company may rely, that the Participant will report to the Company any disposition of Common Shares acquired through exercise of an ISO before expiration of the holding periods specified by Code §422(a)(1).

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. The Committee may grant SARs to Participants at any time during the term of ~~this~~the Plan, either alone or in tandem with other Awards. If all the terms and conditions specified in the Award Agreement are met, the Participant may exercise the SAR and receive Common Shares under the procedures described in this ~~s~~Section 7.1.

7.2 Terms and Conditions. SARs shall be subject to the terms and conditions specified in the Award Agreement, including:

(1) Exercise Price. The Exercise Price may not be less than 100 percent of Fair Market Value on the Grant Date.

(2) Period and Exercise. The Award Agreement will specify the period over which a SAR may be exercised and the terms and conditions that must be met before it may be exercised~~, although (i)~~; provided, however, that (a) a SAR Award Agreement (which is not a substitution under ~~s~~Section 13.9) shall not permit more than one-third of SARs granted thereunder to be exercised before each of the first three anniversary dates after its Grant Date and ~~(ii)~~(b) a SAR Award Agreement may not permit the SAR Award to be exercisable for more than ~~ten~~10 years after its Grant Date. The Committee may provide in the Award Agreement for an accelerated exercise of all or part of a SAR upon specified events or conditions, including one or more of the performance goals listed in Section 10.3. Also, the Committee may accelerate the exercisability of all or part of any SAR. A Participant may exercise a SAR giving written notice of exercise on a form acceptable to the Committee specifying the portion of the SAR being exercised.

(3) Settlement. Except as otherwise provided in the Award Agreement, when~~When~~ a SAR is exercised, the Participant shall be entitled to receive a number of Common Shares ~~(or, if permitted by rules issued under Code §409A~~, cash or~~, if permitted by rules issued under Code §409A,~~ a combination of cash or Common Shares (as determined by the Participant) as follows: (a) ~~) equal to~~if the SAR Award is settled in cash, the Participant shall receive an amount of cash equal to the product of (i) the excess of the Fair Market Value of one Common Share on the date of exercise over the Exercise Price, multiplied by (ii) the number of SARs being settled ~~and~~; and (b) if the SAR Award is settled in Common Shares, the Participant shall receive a number of Common Shares equal to the amount of the cash settlement, divided by the Fair Market Value of one Common Share on the date of exercise. Also, ~~and unless permitted by rules issued under Code §409A,~~ neither the Company nor an Affiliate may repurchase the Common Shares delivered in settlement of a SAR or enter into an arrangement that has a similar effect.

7.3 Effect of Termination of Employment. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any exercisable SARs held by a Participant who Terminates Employment ~~(1) because~~

As amended and restated effective May 29, 2008.

~~of death or Disability~~ may be exercised until the earlier of one year after Termination of Employment or ~~until~~ the expiration date specified in the Award Agreement ~~or (2) for any reason other than death or Disability, may be exercised the earlier of 90 days after Termination of Employment or the expiration date specified in the Award Agreement~~.

ARTICLE VIII

RESTRICTED STOCK/RESTRICTED STOCK UNITS

8.1 Restricted Stock. Except as provided in Section 4.4, the Committee may grant Restricted Stock to Participants at any time during the term of ~~this~~ the Plan.

(1) Restricted Stock Grant, Awards and Certificates. Each Participant receiving a Restricted Stock Award shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. That certificate shall be registered in the name of such Participant and shall bear an appropriate legend describing the terms, conditions and restrictions applicable to such Award as determined by the Committee. The Committee, in its discretion, may distribute the certificate to the Participant or require that the certificate be held in escrow by the Company until the Restriction Period lapses and, as a condition of receiving any Restricted Stock Award, the Participant delivers a share power, endorsed in blank, relating to the Common Shares underlying the Restricted Stock Award.

(2) Terms and Conditions. Restricted Stock shall be subject to such terms and conditions as specified in the Award Agreement, including:

(a) Restrictions. The Award Agreement will specify the Restriction Period and the terms and conditions that must be met if the Restricted Stock is to be earned. These may include an acceleration of the Restriction Period based on one or more of the performance goals listed in Section 10.3. The Committee also may impose more than one Restriction Period affecting simultaneously granted Restricted Stock Awards; provided however, that (except in the case of Restricted Stock subject to Section 10.1 or Restricted Stock substituted under S~~s~~ection 13.9) the Restriction Period (1) affecting no more than one-third of such Restricted Stock, may not lapse earlier than one year after the Grant Date, (2) affecting no more than one-half of the remaining Restricted Stock may not lapse earlier than two years after the Grant Date and (3) affecting the remaining Restricted Stock may not lapse earlier than three years after the Grant Date.

(b) Rights. Except as provided in Section 13.7 during the Restriction Period, a Participant receiving a Restricted Stock Award will have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. However, any dividends paid on Restricted Stock held in escrow also will be held in escrow and either will be paid to the Participant or forfeited at the end of the Restriction Period, depending on whether the Restricted Stock on which they were paid is earned or forfeited. Also, any stock dividends will be subject to the same restrictions that affect the Restricted Stock with respect to which the dividend was paid. Dividends paid out of escrow will be treated as remuneration for employment unless an election has been made under Section 13.17 of the Plan.

(c) Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Restricted Stock will be forfeited if the Participant Terminates Employment before the end of the Restriction Period or if applicable terms and conditions have not been met at the end of the Restriction Period. If forfeited Restricted Stock was held in escrow during the Restriction Period, it will be released from escrow. If forfeited Restricted Stock was issued to the Participant, the share certificates will be returned and cancelled.

(d) Settlement. If all terms and conditions imposed on the Restricted Stock Award are met, unlegended certificates (or other representation of title) for such Common Shares shall be delivered to the Participant.

(e)Price. The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

As amended and restated effective May 29, 2008.

8.2 Restricted Stock Units. Except as provided in Section 4.4, the Committee may grant Restricted Stock Units to Participants at any time during the term of ~~this~~the Plan. Restricted Stock Units shall be subject to the terms and conditions specified in the Award Agreement, including:

(1) Restrictions. The Award Agreement will specify the Restriction Period and the terms and conditions that must be met if the Restricted Stock Units are to be earned. These may include an acceleration of the Restriction Period based on one or more of the performance goals listed in Section 10.3. The Committee also may impose more than one Restriction Period affecting simultaneously granted Restricted Stock Units Award; provided however, that (except in the case of Restricted Stock Units subject to Section 10.1 or substituted under ~~s~~Section 13.9) the Restriction Period ~~(1)~~(a) affecting no more than one-third of such Restricted Stock Units, may not lapse earlier than one year after the Grant Date, ~~(2)~~(b) affecting no more than one-half of the remaining Restricted Stock Units may not lapse earlier than two years after the Grant Date and ~~(3)~~(c) affecting the remaining Restricted Stock Units may not lapse earlier than three years after the Grant Date.

(2) Rights. During the Restriction Period, a Participant receiving a Restricted Stock Unit Award will not have, with respect to the Restricted Stock Unit, any of the rights of a shareholder of the Company.

(3) Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Restricted Stock Units will be forfeited if the Participant Terminates Employment before the end of the Restriction Period or if applicable terms and conditions have not been met at the end of the Restriction Period.

(4) Settlement. ~~On the day when~~Within two and one-half months after all terms and conditions imposed on the Restricted Stock Unit Award and specified in the Award Agreement have been met ~~at the end of the Restriction Period~~, the Committee, in its discretion, will issue ~~(as soon as practicable)~~ unlegended certificates (or other representation of title) for Common Shares equal to the number of Restricted Stock Units to be settled, redeem the Restricted Stock Units for cash equal to the Fair Market Value (as of the last day of the Restriction Period) of the Restricted Stock Units being settled or deliver any combination of unlegended certificates or cash to the Participant having an aggregate value equal to the Restricted Stock Units being settled.

ARTICLE IX

PERFORMANCE UNITS

9.1 Grant of Performance Units. Except as provided in Section 4.4 of the Plan, the Committee may grant to Participants Performance Units at any time during the term of the Plan.

9.2 Terms and Conditions. The Committee may, in its discretion, grant Performance Units to Participants. Performance Units may be subject to any terms and conditions, including vesting, that the Committee specifies in the Award Agreement and to the terms of the Plan~~, although~~; provided, however, that a Performance Unit Award Agreement (other than one executed under ~~s~~Section 13.9 of the Plan or subject to ~~s~~Section 10.1 of the Plan) shall not permit more than one-third of the Performance Units granted thereunder to vest before each of the first three anniversary dates after its Grant Date. Performance Units may constitute Performance-Based Awards, as described in Article X. The Award Agreement will state the form in which the Performance Unit is to be settled and when the Performance Unit will be settled. Common Shares issued through a Performance Unit Award may be issued with or without payment by the Participant as required by applicable law or any other consideration specified by the Committee.

9.3 Settling Performance Units. One Common Share will be issued for each Performance Unit to be settled unless the Award Agreement provides for settlement in cash or partially in cash and partially in Common Shares. If all or part of any Performance Unit Award is to be settled in cash, the amount distributed will be equal to the Fair Market Value (as of the settlement date specified in the Award Agreement) of the number of Common Shares that otherwise would have been distributed to settle the Performance Unit.

9.4 Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Performance Units will be forfeited if the Participant Terminates Employment before meeting all applicable terms and conditions.

As amended and restated effective May 29, 2008.

ARTICLE X

PERFORMANCE-BASED AWARDS

10.1 Grant of Performance-Based Awards. Any Award may be granted in a form that qualifies as “performance based compensation” as defined under Code §162(m). As determined by the Committee, in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving one or more (or any combination of) performance objectives derived from the criteria listed below over the Performance Period established by the Committee. However, a particular Performance-Based Award Agreement shall not permit (1) the exercisability of a Performance-Based Option or Performance-Based SAR before the first anniversary date after its Grant Date, (2) the lapse of the Restriction Period in the case of a Restricted Stock Award or Restricted Stock Unit Award before the first anniversary date after its Grant Date, ~~or~~ (3) the vesting of a Performance-Based Performance Unit before the first anniversary date after its Grant Date, or (4) except upon the attainment of the performance objectives to which the relevant Award relates, the lapse of the Restriction Period in the case of a Restricted Stock Award or a Restricted Stock Unit Award or the vesting of a Performance-Based Performance Unit in the event of a Participant's Termination of Employment (other than due to death or Disability).

10.2 Establishing Objectives. With respect to Performance-Based Awards, the Committee will establish in writing the performance objectives to be applied and the Performance Period (which may not be shorter than 12 fiscal periods (which may consist of a four or five week period) of the Company except for the inaugural Performance Period in the case of an employee who first becomes a Participant after the beginning of a fiscal year of the Company) over which their achievement will be measured, the method for computing the value of the Award that may be earned if (and to the extent that) those performance objectives are met and the Participants or class of Participants to which the performance objectives apply. Performance objectives will be established in writing no later than 90 days after the beginning of the applicable Performance Period (but in no event after 25 percent of the Performance Period has elapsed).

10.3 Performance Goals. Performance criteria imposed on Performance-Based Awards will be derived using the accounting principles generally accepted in the United States of America and will be reported or appear in the Company’s ~~periodic~~ filings with the Securities Exchange Commission (including, but not limited to, Forms 8-K, 10-Q and 10-K) or the Company’s annual report to shareholders and will be derived from one or more (or any combination of one or more) of the following:

(1) ~~Income (Loss)~~Earnings per common share from continuing operations; or

(2) ~~Income (Loss)~~Earnings per common share from income; or

(3) Operating profit (loss)~~,~~ or Operating income (loss)~~, or Income (Loss) from operations~~ (as the case may be); or

(4) Income (Loss) from continuing operations before unusual or infrequent items; or

(5) Income (Loss) from continuing operations; or

(6) Income (Loss) from continuing operations before income taxes; or

(7) Income (Loss) from continuing operations before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

(8) Income (Loss) before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

(9) Net income (loss); or

(10) Income (Loss) before other comprehensive income (loss); or

(11) Comprehensive income (loss); or

(12) Income (Loss) before interest and income taxes (sometimes referred to as “EBIT”); or

(13) Income (Loss) before interest, income taxes, depreciation and amortization (sometimes referred to as “EBITDA”); or

As amended and restated effective May 29, 2008.

(14) Any other objective and specific income (loss) category or non-GAAP financial measure that appears as a line item in the Company’s ~~periodic~~ filings with the Securities and Exchange Commission or the annual report to shareholders; or

(15) Either of items (1) or (2) on a basic basis and any~~Any~~ of items (3) through (14) on a ~~weighted average common shares outstanding~~basic earnings per share basis, as basic earnings per share is defined in the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 128 including authoritative interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the consolidated statements of operations or statement of operations, as applicable, or in the notes to the consolidated financial statements; or

(16) Either of items (1) or (2) on a diluted basis and any~~Any~~ of items (~~1~~3) through (14) on a diluted earnings per share basis, as diluted earnings per share is defined in the ~~Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”)~~FASB SFAS No. 128 including authoritative interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the consolidated statements of operations or statement of operations, as applicable, or in the notes to the consolidated financial statements; or

(17) Common stock price; or

(18) Total shareholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of shareholders; or

(19) Percentage increase in comparable store sales; or

(20) Gross profit (loss) or gross margin (loss) (as the case may be); or

(21) Economic value added; or

(22) Any of items (1) through (21) with respect to any subsidiary, Affiliate, business unit, business group, business venture or legal entity, including any combination thereof, or controlled directly or indirectly by the Company whether or not such information is included in the Company’s annual report to shareholders, proxy statement or notice of annual meeting of shareholders; or

(23) Any of items (1) through (21) above may be determined before or after a minority interest’s share as designated by the Committee; or

(24) Any of items (1) through (21) above with respect to the period of service to which the performance goal relates whether or not such information is included in the Company’s ~~periodic~~ filings, annual report to shareholders, proxy statement or notice of annual meetings of shareholders; or

(25) Total shareholder return ranking position meaning the relative placement of the Company’s total shareholder return ~~[~~(as determined in (18) above)~~]~~ compared to those publicly held companies in the Company’s peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than eight and not more than sixteen companies, including the Company.

(26) With respect to items (1), (2), (15) and (16) above, other terminology may be used for ~~“income (loss) per common share” (such as~~ each such performance criteria (including, but not limited to, “Basic EPS,” “~~earnings~~ income (loss) per common share,” “diluted EPS,” or “earnings per common share-assuming dilution”) as contemplated by SFAS No. 128, as amended, revised or superseded;

The Committee, in its sole discretion~~,~~ in setting the performance goals in the time prescribed in Section 10.2, may provide for the making of ~~equitable~~ adjustments (including the income tax effects attributable thereto), singularly or in combination, to the goals/targets in recognition of ~~unusual or non-recurring events or transactions for the following qualifying objective items~~the following categories (or any particular item(s) within the following categories or portion(s) thereof):

(27) Asset impairments as described in SFAS No. 144, as amended, revised or superseded; or

(28) Costs associated with exit or disposal activities as described by SFAS No. 146, as amended, revised or superseded; or

As amended and restated effective May 29, 2008.

(29) ~~Amortization costs associated with the acquisition of~~Impairment charges (excluding the amortization thereof) related to goodwill or other intangible assets, as described by SFAS No. 142, as amended, revised or superseded; or

(30) Merger integration costs; or

(31) Merger transaction costs; or

(32) Any profit or loss attributable to the business operations of a ~~reportable~~ specified segment as described by SFAS No. 131 as amended, revised or superseded; or

(33) Any profit or loss attributable to a ~~reportable~~ specified segment as described by SFAS No. 131, as amended, revised or superseded or an entity or entities acquired during the period of service to which the performance goal relates; or

(34) Any t~~T~~ax settlement(s) with a tax authority; or

(35) Any extraordinary item, event or transaction as described in Accounting Principles Board Opinion (“APB”) No. 30, as amended, revised or superseded; or

(36) Any unusual in nature, or infrequent in occurrence items, events or transactions (that are not “extraordinary” items) as described in APB No. 30, as amended, revised or superseded; or

(37) Any other non-recurring items, any events or transactions that do not constitute ongoing operations, or other non-GAAP financial measures (not otherwise listed); or

(38) Any change in accounting principle as described in ~~APB No. 20~~SFAS No. 154, as amended, revised or superseded; or

(39) Unrealized gains or losses on investments in debt and equity securities as described in SFAS No. 115, as amended, revised or superseded; or

(40) Any gain or loss recognized as a result of derivative instrument transactions or other hedging activities as described in SFAS No. 133, as amended, revised or superseded; or

(41) Stock-based compensation charges as described in SFAS No. 123R, as amended, revised or superseded; or

(42) Any gain or loss as reported as a component of other comprehensive income as described in SFAS No. 130, as amended, revised or superseded; or

(43) Any ~~gain or loss as a result of~~expense (or reversal thereof) as a result of incurring an obligation for a direct or indirect guarantee, as described in FASB Interpretations (“FIN”) No. 45, as amended, revised or superseded; or

(44) Any ~~gain~~ profit or loss as the result of the consolidation of a variable interest entity as described in FIN No. 46R, as amended, revised or superseded; or

(45) Any expense, gain or loss (including, but not limited to, judgments, interest on judgments, settlement amounts, attorneys’ fees and costs, filing fees, experts’ fees, and damages sustained as a result of the imposition of injunctive relief) as a result of claims, litigation or lawsuit settlement (including collective actions or class action lawsuits); or

(46) Any charges associated with the early retirement of debt ~~obligations.~~; or

(47) The relevant tax effect(s) of tax laws or regulations, or amendments thereto, that become effective after the beginning of the applicable Performance Period.

10.4 Certification of Performance Goals. Any Award intended to qualify as “performance based compensation” as defined under Code §162(m) shall not be paid until the Committee certifies in writing that the performance goals and any other material terms were in fact satisfied. In the manner required by Code §162(m), the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which performance goals have been achieved with respect to any Award intended to qualify as “performance-based compensation” under Code §162(m). In addition, the Committee may, in

As amended and restated effective May 29, 2008.

its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant.

10.5 Limitation on Awards. The following limits, which are subject to automatic adjustment under Section 4.7, will apply to Performance-Based Awards:

(1) In no event may the number of Restricted Stock shares awarded to any Covered Employee for any fiscal year exceed 2,000,000 Common Shares.

(2) During any three consecutive calendar-year period, the maximum number of Common Shares for which Options and SARs, in the aggregate, may be granted to any Covered Employee may not exceed 3,000,000 Common Shares. If an Option is cancelled, the cancelled Option continues to be counted against the maximum number of shares for which Options may be granted to the Covered Employee under the Plan.

(3) For Performance Unit Awards that are intended to be “performance-based compensation” ~~[~~(as that term is used in Code §162(m))~~]~~ no more than $6,000,000 may be subject to such Awards granted to any Covered Employee during any three consecutive calendar-year period.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Award Agreement, in the event of a Change in Control:

(1) Any Options and SARs outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(2) All remaining Restriction Periods shall be accelerated and any remaining restrictions applicable to any Restricted Stock Awards shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(3) All remaining Restriction Periods shall be accelerated and any remaining restrictions applicable to any Restricted Stock Unit shall lapse and such Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant (i.e., the Restriction Period shall lapse); and

(4) Any performance goal or other condition with respect to any Performance Units shall be deemed to have been satisfied in full, and the Common Shares or cash subject to such Award shall be fully distributable.

11.2 Effect of Code §280G. Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Affiliate in effect on the date of the Change in Control, if the sum (or value) due under Section 11.1 that are characterizable as parachute payments, when combined with other parachute payments attributable to the same Change in Control, constitute “excess parachute payments” as defined in Code §280G(b)(1), the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under ~~this~~the Plan by the smaller of (1) the value of the sum or the value of the payments due under Section 11.1 or (2) the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under ~~this~~the Plan and all other agreements will be $1.00 less than the amount that would generate an excise tax under Code §4999. Any reduction pursuant to this Section 11.2 shall be first applied against parachute payments (as determined above) that are not subject to Code §409A and, thereafter, shall be applied against all remaining parachute payments (as determined above) subject to Code §409A on a pro rata basis.~~If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments, the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify how (and against which benefit or payment source, including benefits and payment sources other than this Agreement) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable~~

As amended and restated effective May 29, 2008.

~~under Section 11.1 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.~~

ARTICLE XII

PROVISIONS APPLICABLE TO COMMON SHARES ACQUIRED UNDER ~~THIS~~THE PLAN

12.1 No Obligation to Disclose Material Information. Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Shares that may be issued or acquired under of the Plan.

12.2 Six-Month Distribution Delay. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee,” within the meaning of Code §409A and as determined under the Company’s policy for determining specified employees, on the date of his or her “separation from service” (as that phrase is used for purposes of Code §409A), all Awards subject to Code §409A shall be paid, distributed or settled, as applicable, on the first business day of the seventh month following the Participant’s separation from service (or, if earlier, the Participant’s death). This payment shall include the cumulative amount of any amounts that could not be paid or provided during such period.

ARTICLE XIII

MISCELLANEOUS

13.1 Amendment, Alteration and Termination. The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent. Notwithstanding the immediately preceding sentence, an amendment may be made to (1) cause the Plan to comply with applicable law (including, but not limited to, any changes needed to comply with Code §409A), (2) permit the Company, or an Affiliate a tax deduction under applicable law, or (3) avoid an expense charge to the Company or an Affiliate. ~~The~~ Subject to the requirements of Code §409A and except to the extent prohibited by Code §162(m), the Committee may amend, alter or terminate any Award Agreement prospectively or retroactively, on the same conditions and limits (and exceptions to limitations) that apply to the Board and further subject to any approval or limitations the Board may impose and any amendment to the terms of an Award Agreement which has the effect of accelerating the exercisability (with respect to any Option or SAR Award), causing the remaining restrictions to lapse (in the case of Restricted Stock or Restricted Stock Unit Awards), or satisfying any performance goal or other condition (with respect to any Performance Unit Award) may only be made after, in the Committee’s sole discretion, an extraordinary, unusual or nonrecurring event has occurred. Notwithstanding the foregoing, any material amendments to the Plan or any Award Agreement shall require shareholder approval to the extent required by the rules of the New York Stock Exchange or other national securities exchange or market that regulates the securities of the Company.

13.2 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

13.3 No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

13.4 Withholding. As soon as practicable after the date as of which the amount first becomes includible in the gross income of the Participant (but no later than the last business day of the calendar quarter during which the amount first becomes includible in gross income), the Participant shall pay to the Company or an Affiliate (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval

As amended and restated effective May 29, 2008.

by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (1) authorizing the Company to withhold from the Common Shares to be issued pursuant to any Award a number of Common Shares ~~with an aggregate Fair Market Value (as of the date the withholding is effected)~~ that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation or (2) transferring to the Company Common Shares owned by the Participant ~~with an aggregate Fair Market Value (as of the date the withholding is effected)~~ that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

13.5 Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Ohio (other than its law respecting choice of laws). The Plan shall be construed to comply with all applicable law and to avoid liability (other than a liability expressly assumed under the Plan or an Award Agreement) to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in Franklin County, Ohio or to the federal district court that encompasses that county.

13.6 Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature up to $5,000 in any taxable year of the Participant may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Shares, cash or other thing of value under ~~this~~the Plan or an Award Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate. However, no waiver of any liability (or the right to apply the offset described in this ~~s~~Section 13.6) may be inferred because the Company pays an Award to a Participant with an outstanding liability owed to the Company or an Affiliate.

13.7 Nontransferability; Beneficiaries. No Award or Common Shares subject to an Award shall be assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Awards shall be exercisable during the Participant’s lifetime only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a Beneficiary to exercise any Option or SAR or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. No Award or Common Shares subject to an Award shall be subject to the debts of a Participant or Beneficiary or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in ~~this~~the Plan. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the applicable laws of descent and distribution. Except in the case of the Participant’s incapacity, only the Participant may exercise an Option or SAR.

13.8 No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to ~~t~~Terminate the ~~e~~Employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of ~~this~~the Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to ~~t~~Terminate the ~~Participant’s e~~Employment or service of the Participant as existed prior to the individual becoming a Participant in ~~this~~the Plan.

13.9 Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate (and will be eligible to be Participants) as the result of a transaction described in Code §424. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in ~~this~~the Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted and to ensure that the requirements imposed under Code §§409A and 424, to the extent applicable, are met.

13.10 Delivery of Stock Certificates. To the extent the Company uses certificates to represent Common Shares, certificates to be delivered to Participants under ~~this~~the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have placed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this

As amended and restated effective May 29, 2008.

~~s~~Section 13.10 or elsewhere in the Plan or an Award Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of Common Shares or other mechanism then utilized by the Company and its agents for reflecting ownership of such Common Shares.

13.11 Indemnification. To the maximum extent permitted under the Company’s Articles of Incorporation and Code of Regulations, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (1) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under ~~this~~the Plan or any Award Agreement, and (2) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

13.12 No Fractional Shares. No fractional Common Shares shall be issued or delivered under the Plan or any Award granted hereunder, provided that the Committee, in its sole discretion, may round fractional shares down to the nearest whole share or settle fractional shares in cash.

13.13 Severability. If any provision of ~~this~~the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and ~~this~~the Plan shall be construed as if such invalid or unenforceable provision were omitted.

13.14 Successors and Assigns. ~~This~~The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

13.15 Entire Agreement. Except as expressly provided otherwise, ~~this~~the Plan and any Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and any Award Agreement, the terms and conditions of ~~this~~the Plan shall control.

13.16 Term. No Award shall be granted under the Plan after May 16, 2012.

13.17 Application of Section 83(b). At the Committee’s discretion, any Participant may make an early inclusion election under Code §83(b) but only by complying with procedures developed by the Committee and rules issued under Code §83(b).

13.18 Headings. The headings of the Articles and their subparts contained in ~~this~~the Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of ~~this~~the Plan.

13.19 Compliance with Code §409A. It is intended that the Plan comply with Code §409A and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan shall be interpreted, administered and operated accordingly. Nothing in the Plan or any Award Agreement shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

13.20 Inclusion in Income under Code §409A. The Company may accelerate the time or schedule of distribution, exercise or settlement of an Award to a Participant to pay an amount the Participant includes in income as a result of the Plan failing to meet the requirements of Code §409A and the Treasury Regulations promulgated thereunder. Such payment may not exceed the amount required to be included in income as a result of the failure to comply with Code §409A and the Treasury Regulations promulgated thereunder.

As amended and restated effective May 29, 2008.

ATTN: GENERAL COUNSEL
300 PHILLIPI ROAD
COLUMBUS, OH 43228

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 28, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Big Lots, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and Notices of Internet Availability electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Big Lots, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BIGLO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BIG LOTS, INC.

Vote On Directors

1.	ELECTION OF DIRECTORS. The Board of Directors recommends a vote FOR the nominees named below.

	01)	Jeffrey P. Berger	06) Philip E. Mallott
	02)	Sheldon M. Berman	07) Russell Solt
	03)	Steven S. Fishman	08) James R. Tener
	04)	David T. Kollat	09) Dennis B. Tishkoff
	05)	Brenda J. Lauderback
For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
		For	Against	Abstain
Vote On Proposals

2.	APPROVAL OF AMENDMENTS TO THE BIG LOTS 2005 LONG-TERM INCENTIVE PLAN - The Board of Directors recommends a vote FOR the approval of amendments to the Big Lots 2005 Long-Term Incentive Plan.	☐	☐	☐

3.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008. The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Big Lots' independent registered public accounting firm for the 2008 fiscal year.	☐	☐	☐

The undersigned hereby expressly revokes any and all proxies heretofore given or executed by him/her with respect to the common shares of Big Lots represented by this proxy card.

Please date and sign as your name or names appear(s) hereon. If the common shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, a duly authorized officer shall sign on behalf of the corporation.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders, Proxy Statement, Annual Report to Shareholders and Form of Proxy are available at www.proxyvote.com.

BIG LOTS, INC.

Proxy Solicited on Behalf of the Board of Directors
for the May 29, 2008 Annual Meeting of Shareholders

The undersigned hereby appoints Steven S. Fishman, Joe R. Cooper and Charles W. Haubiel II, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of Big Lots, Inc. ("Big Lots"), to be held at 300 Phillipi Road, Columbus, Ohio, at 9:00 a.m. EDT on May 29, 2008, and at any postponement or adjournment thereof, and to vote and act with respect to all common shares of Big Lots which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as indicated on the reverse side of this proxy card.

This proxy, when properly executed, will be voted in the manner you specify. If you do not specify a choice as to Proposal One, the above-named proxies will vote the common shares FOR each of the nominees named on the reverse side of this proxy card. If any nominee named for election as a director is unable to serve or for good cause will not serve, this proxy will be voted by the above-named proxies for such substitute nominee(s) as Big Lots' Board of Directors may recommend. If you do not specify a choice as to Proposal Two or Proposal Three (excluding broker non-votes), the above-named proxies will vote the common shares FOR the approval of amendments to the Big Lots 2005 Long-Term Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as Big Lots' independent registered public accounting firm for the 2008 fiscal year. The above-named proxies will vote the common shares in accordance with the recommendations of Big Lots' Board of Directors on such other business as may properly come before the Annual Meeting of Shareholders.